As filed with the Securities and Exchange Commission on November 6, 2026.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Neo-Concept International Group Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	2300	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

10/F, Seaview Centre
No. 139-141 Hoi Bun Road
Kwun Tong,
Kowloon, Hong Kong

(852) 2798-8639

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ningxin Sun, Esq. Charles Wilson LLP 418 Broadway Albany, New York 12207 +852 9565 6373

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED November 6, 2026

4,400,000 Class A Ordinary Shares

Neo-Concept International Group Holdings Limited

This prospectus relates to the resale, from time to time, by the selling shareholders named in this prospectus (the “Selling Shareholders”) of up to 4,400,000 class A ordinary shares of a par value of US$0.0025 each (the “Class A Ordinary Shares”), of Neo-Concept International Group Holdings Limited (“NCI”), an exempted company with limited liability incorporated under the laws of the Cayman Islands. The Class A Ordinary Shares offered by the Selling Shareholders consist of 4,400,000 Class A Ordinary Shares issued on October 26, 2026 to eleven non-U.S. purchasers in offshore transactions in reliance upon Regulation S under the Securities Act, at a purchase price of US$0.30 per share, for aggregate gross proceeds of US$1,320,000, pursuant to a securities purchase agreement dated October 22, 2026 (the “PIPE Shares”). We are not selling any Class A Ordinary Shares in this offering.

The Selling Shareholders may offer and sell the Class A Ordinary Shares covered by this prospectus at prevailing market prices or at privately negotiated prices, in public or private transactions or both, from time to time. We will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders. We will bear the costs and expenses of registering the Class A Ordinary Shares covered by this prospectus, and the Selling Shareholders will bear their own brokerage commissions and similar selling expenses. We do not know when or in what amount the Selling Shareholders may offer the Class A Ordinary Shares for sale, and the Selling Shareholders may sell any, all, or none of the Class A Ordinary Shares offered by this prospectus.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NCI.”  On November 5, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was US$ 0.53 per share. There is no underwriter, placement agent or other person engaged by us to solicit purchasers of the Class A Ordinary Shares offered by this prospectus, and no minimum number of Class A Ordinary Shares must be sold for the offering to close.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operating subsidiaries in Hong Kong, the UK and the UAE.

Neo-Concept International Group Holdings Limited, or NCI, is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct all our operations in Hong Kong, the UK and the UAE through our respective subsidiaries in Hong Kong, the UK and the UAE, including Neo-Concept International Company Limited (“Neo-Concept HK”), Neo-Concept (UK) Limited (“Neo-Concept UK”), Neo-Concept Exquisite Couture Limited (“NCEC”), Neo-Concept Elite Fashion Company L.L.C. (“NCEF”) and Lineowa Fashion and Life Style L.L.C. (“Lineowa”). This is an offering of the Class A Ordinary Shares of NCI, the holding company in the Cayman Islands, instead of shares of our Operating Subsidiaries in Hong Kong, the UK and the UAE. You may never directly hold any equity interest in our Operating Subsidiaries.

Neither NCI nor our Operating Subsidiaries conduct any business in Mainland China, and our operations in Hong Kong are conducted through Neo-Concept HK, our subsidiary in Hong Kong. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. As of the date of this prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, including, but not limited to the cybersecurity review and regulatory review of overseas listing of our Ordinary Shares through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions, if and when they occur:

●	could result in a material change in our operations and/or the value of our Class A Ordinary Shares;
●	could significantly limit or completely hinder our ability to continue our operations;
●	could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and
●	may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operations, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures and the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The Company understands that as of the date of this prospectus, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from this offering into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in Mainland China entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in Mainland China and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any data processor who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company and its subsidiaries have no operation in Mainland China and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Neo-Concept HK, Neo-Concept UK, NCEC, NCEF and Lineowa are not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate — Although the audit report included in this prospectus was prepared by our former U.S. auditor, WWC, P.C., which has been inspected by the PCAOB, our current auditor, Privatco CPA Limited, is headquartered in Hong Kong and is subject to PCAOB inspection. There is no guarantee that the PCAOB will continue to be able to inspect or investigate completely our current auditor or any future auditor and, as such, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.” We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Our former auditor, WWC, P.C. (“WWC”), the independent registered public accounting firm that issued the audit report included in this prospectus, is headquartered in San Mateo, California, and has been inspected by the PCAOB on a regular basis. Our current auditor, Privatco CPA Limited (“PRIVATCO”), was appointed as our independent registered public accounting firm for the fiscal year ending December 31, 2026, effective October 16, 2026. PRIVATCO is a PCAOB-registered public accounting firm headquartered at Unit 901, 9/F, First Group Centre, No. 23 Wang Chiu Road, Kowloon Bay, Hong Kong and is subject to inspection by the PCAOB. Each of WWC and PRIVATCO is or was subject to U.S. laws pursuant to which the PCAOB conducts inspections to assess compliance with applicable professional standards.

As a holding company, NCI may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. NCI is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong, the UK and the UAE through loans or capital contributions. NCI’s subsidiaries are permitted under the laws of Hong Kong and the UK to provide funding to NCI through dividend distributions without restrictions on the amount of the funds, subject to, in the case of the Hong Kong subsidiary that dividends can only be paid out of distributable profits or other distributive reserves and in the case of the UK subsidiary, that subsidiary having sufficient profits available for distribution to justify such dividend distribution and such dividend distribution being paid and, if applicable, declared in accordance with its constitution. In the case of the UAE subsidiary, that subsidiary may only make a distribution out of net profits lawfully available for distribution and dividends may only be paid from the net profits of the company after setting aside the mandatory statutory reserve, which is equivalent to 5% of the net profits for the fiscal year, until such reserve reaches 50% of the company’s share capital. Dividends cannot be distributed out of the company’s capital. Distribution of dividends must be approved by the general assembly of shareholders upon the recommendation of the board of directors, in accordance with the company’s constitutional documents and applicable law. If any of NCI’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to NCI. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years ended December 31, 2025 and 2024, NCI did not declare or pay any dividends or distributions. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries, NCA, NCEC, NCEF, Lineowa, Neo-Concept HK and Neo-Concept UK by way of dividend payments. See “Dividend Policy” for further details.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 20 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. See “Risk Factors — Risks Related to Doing Business in Jurisdictions in which we operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the AHFCAA was enacted which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before the securities may be prohibited from trading or delisted.” We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

As a holding company, NCI may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. NCI is permitted under the laws of the Cayman Islands and its Memorandum and Articles (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong, the UK and the UAE through loans or capital contributions. NCI’s subsidiaries are permitted under the laws of Hong Kong and the UK to provide funding to NCI through dividend distributions without restrictions on the amount of the funds, subject to, in the case of the Hong Kong subsidiary that dividends can only be paid out of distributable profits or other distributive reserves and in the case of the UK subsidiary, that subsidiary having sufficient profits available for distribution to justify such dividend distribution and such dividend distribution being paid and, if applicable, declared in accordance with its constitution. In the case of the UAE subsidiary, that subsidiary may only make a distribution out of net profits lawfully available for distribution and dividends may only be paid from the net profits of the company after setting aside the mandatory statutory reserve, which is equivalent to 5% of the net profits for the fiscal year, until such reserve reaches 50% of the company’s share capital. Dividends cannot be distributed out of the company’s capital. Distribution of dividends must be approved by the general assembly of shareholders upon the recommendation of the board of directors, in accordance with the company’s constitutional documents and applicable law. If any of NCI’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to NCI. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the years December 31, 2025 and 2024 and the six months ended June 30, 2026, NCI declared and paid dividend of nil and nil, respectively. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries, NCA, NCEC, NCEF, Lineowa, Neo-Concept HK and Neo-Concept UK by way of dividend payments. See “Dividend Policy” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

As of the date of this prospectus, 8,481,952 Ordinary Shares are issued and outstanding, consisting of 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares. The 4,400,000 Class A Ordinary Shares offered by the Selling Shareholders are the PIPE Shares, which are already issued and outstanding, and the offer and sale of such shares by the Selling Shareholders will not change the number of our issued and outstanding Ordinary Shares. Because our Class B Ordinary Shares carry thirty (30) votes per share, Mr. Pengfei Jiang, the Chairman of our board of directors and our Chief Executive Officer, holds all of the 140,000 issued and outstanding Class B Ordinary Shares, representing 4,200,000 of the aggregate 12,541,952 votes, or approximately 33.5% of the aggregate voting power of our issued and outstanding Ordinary Shares. See “Principal Shareholders”.

No underwriting discounts or commissions will be payable by us in connection with the resale of the 4,400,000 PIPE Shares by the Selling Shareholders, and we will not receive any proceeds from such sales. Any brokerage commissions and similar selling expenses attributable to sales by the Selling Shareholders will be borne by the Selling Shareholders. We will bear the costs and expenses of registering the PIPE Shares covered by this prospectus. We will not pay any non-accountable expense allowance or expense reimbursement, and we will not pay any item of value that would be viewed by the Financial Industry Regulatory Authority (“FINRA”) as underwriting compensation.

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2026.

We are responsible for the information contained in or incorporated by reference into this prospectus and any free writing prospectus we prepare or authorize. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information, and neither we nor the Selling Shareholders take any responsibility for any other information others may give you. Neither we nor the Selling Shareholders are making an offer to sell the Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Neo-Concept International Group Holdings Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a majority of our outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“BVI” are to the British Virgin Islands.
●	“China” or “PRC” are to the People’s Republic of China including Hong Kong, Macau and, excluding, for the purpose of this report, Taiwan.

●	“Class A Ordinary Shares” refers to our Class A Ordinary Shares of a par value $0.0025 each, carrying one vote per share.

●	“Class B Ordinary Shares” refers to our Class B Ordinary Shares of a par value $0.0025 each, carrying thirty votes per share.
●	“Companies Act” are to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time.
●	“Company”, “we”, “us”, “our” and “NCI” are to Neo-Concept International Group Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on July 29, 2021.
●	“COVID-19” are to the Coronavirus Disease 2019.
●	“Europe” are to the European Union, excluding the UK.
●	“Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended.
●	“IPO” are to an initial public offering of securities by the Company of 2,320,000 Ordinary Shares, par value $0.0000625 per share.
●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong.
●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China.
●	“GBP” or “£” are to pound sterling, the lawful currency of the UK.

ii

●	“Independent Third Party” are to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.
●	“Macau” are to the Macau Special Administrative Region of the People’s Republic of China.
●	“Mainland China” are to the PRC or China excluding, for the purpose of this report only, Hong Kong, Macau and Taiwan.
●	“Memorandum and Articles of Association” refer to the Third Amended and Restated Memorandum and Articles of Association of our Company, adopted by a special resolution passed on October 5, 2026, as amended, supplemented and/or otherwise modified from time to time.
●	“Ordinary Shares” refers to our Class A Ordinary Shares and Class B Ordinary Shares or any of them
●	“NCA” are to Neo-Concept Apparel Group Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly-owned subsidiary of NCI.
●	“NCH” are to Neo-Concept (Holdings) Company Limited, a company incorporated in Hong Kong with limited liability in 1990 as a comprehensive garment service solution provider and which in 2021, pursuant to a plan of reorganization, spun off its subsidiaries Neo-Concept HK and Neo-Concept UK to NCI.
●	“NCI Group” are to the Company and its subsidiaries, NCA, Neo-Concept HK and Neo-Concept UK.

●	“Neo Concept Group” are to the Parent Group and its subsidiaries including NCH but excluding the NCI Group.
●	“Neo-Concept (BVI) Limited” are to “Neo-Concept (BVI) Limited, a BVI business company limited by shares incorporated in the BVI, and the holding company of 12.84% of Class A Ordinary Shares and 100% of Class B Ordinary Shares as at the date of this report.
●	“Neo-Concept HK” are to Neo-Concept International Company Limited, a company incorporated in Hong Kong with limited liability, an indirect wholly owned subsidiary of NCI and our key operating subsidiary in Hong Kong.
●	“Neo-Concept UK” are to Neo-Concept (UK) Limited, a company incorporated in the UK with limited liability, an indirect wholly owned subsidiary of NCI and our operating subsidiary in the UK.
●	“Operating Subsidiaries” are to Neo-Concept HK and Neo-Concept UK.
●	“Parent Group” are to Neo-Concept (BVI) Limited, Ample Excellence Limited, and Splendid Vibe Limited.
●	“SEC” or “Securities and Exchange Commission” are to the United States Securities and Exchange Commission.
●	“Securities Act” are to the U.S. Securities Act of 1933, as amended.
●	“U.S. dollars” or “US$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.
●	“UK” are to the United Kingdom.

NCI is a holding company with operations conducted in Hong Kong through its key operating subsidiary in Hong Kong, Neo-Concept HK, using Hong Kong dollars. Neo-Concept HK’s reporting currency is Hong Kong dollars. Translations of amounts from HKD into US$ are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD 7.7833, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HKD amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate. We make no representation that the HKD or U.S. dollar amounts referred to in this report could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in or incorporated by reference into this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

NCI is a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European and North American markets through Neo-Concept HK.

As we are involved from the initial stages of the development process, we strive to use sustainable solutions to fulfill our customers’ needs. Our process begins by conducting market trend analysis to identify changes in fashion trends. We discuss with customers their requirements for the upcoming season and pitch various designs having considered emerging trends and our customers’ needs. We utilize technology to iterate samples which both reduces waste and allows us to speed up the overall development process. We engage a contract manufacturer to produce prototypes and once a design is finalized, we proceed to bulk production. During production, we closely monitor the production schedule and conduct quality control on the finished product before it is finally delivered to our customer.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices.

In 2000, Neo-Concept UK began to sell apparel products in the UK under the brand “les 100 ciels” through its retail stores.

In 2024, our group formed a joint venture with a company in the UAE for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and Northern Africa region.

In March 2025, the first Middle East “les 100 ciels” shop was opened in Abu Dhabi, the UAE.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and have contributed to our success:

●	A focus on sustainability;
●	Close relationships with our major customers and strategic partners;
●	We provide one-stop apparel solution services; and
●	Our management members have deep industry knowledge and proven track records.

Our Strategies

We intend to pursue the following key strategies to further expand our business:

●	Strengthen our design and development capabilities;
●	Integrate sustainability aspects into product sourcing and environmental marketing;
●	Broaden our customer base and work together with our customers to expand our product mix and maintain customer relationships; and
●	Acquisition of companies and/or formation of joint ventures. As of the date of this prospectus, neither target companies nor potential joint venture partners have been identified.

Corporate History and Structure

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Neo-Concept HK, Neo-Concept UK, NCEC, and NCEF, Lineowa. Through our Operating Subsidiaries, NCI is a one-stop apparel solution services provider, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European and North American markets, and more recently, the Middle Eastern and North African markets as well.

On October 29, 2021, NCI acquired all the shares of NCA and became the holding company of NCA, Neo-Concept HK, Neo-Concept (NY) Corporation and Neo-Concept UK. Neo-Concept (NY) Corporation, a wholly owned subsidiary of Neo-Concept HK, had no significant operations during the two years ended December 31, 2020, and 2021 and on November 12, 2021, Neo-Concept HK disposed of all the shares of Neo-Concept (NY) Corporation.

In connection with NCI Group’s expansion into the Middle East and North Africa region, NCEF was incorporated in the UAE in May 2024, which formed a joint venture with an independent third party in October 2024, for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and North Africa region. The initial joint venture company has been established in the UAE, namely Lineowa.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Name	Background	Ownership
NCA	- A BVI company - Incorporated in August 2008 - Issued Share Capital of US$100 - Intermediate holding company	100% owned by NCI

Neo-Concept HK	- A Hong Kong company - Incorporated in October 1992 - Issued Share Capital of HKD 100,000 - Provision of one-stop apparel solution services	100% owned by NCA

Neo-Concept UK	- A UK company - Incorporated in August 2000 - Issued Share Capital of GBP100 - Provision of online and offline retail sales of apparel products	100% owned by Neo-Concept HK

NCEC	- A BVI company - Incorporated in May 2024 - Issued Share Capital of US$100 - Intermediate holding company	100% owned by NCA

NC Asia International Company Limited (“NCAIL”)	- A Hong Kong company - Incorporated in April 2026 - Issued Share Capital of HKD 10,000 - Provision of online and offline sales of apparel products	100% owned by NCA

NC ASIA Investment Company Limited (“NCAIS”)	- A Hong Kong company - Incorporated in April 2026 - Issued Share Capital of HKD 10,000 - Intermediate holding company	100% owned by NCA

NCEF	- A UAE company - Incorporated in May 2024 - Issued Share Capital of AED100,000 - Intermediate holding company	100% owned by NCEC

Lineowa	- A UAE company - Incorporated in October 2024 - Issued Share Capital of AED100 - Provision of online and offline retail sales of apparel products	50% owned by NCEF

Share re-designation and Share Consolidation

On March 3, 2025, the shareholders of the Company resolved and approved the following resolutions:

The authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A ordinary shares of a par value of US$0.0000625 each (each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 class B ordinary shares of US$0.0000625 each (each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the second amended and restated memorandum and articles of association) (the “Reclassification”) so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 class A ordinary shares of a par value of US$0.0000625 each and 20,000,000 class B ordinary shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the second amended and restated memorandum and articles of association.

Contemporaneously upon the Reclassification taking effect, each issued share of a par value of US$0.0000625 each of the Company shall be re-designated as an issued class A ordinary share with all rights, restrictions and privileges remaining identical to the existing issued shares of the Company.

On May 9, 2025, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 1 July 2025: every five issued and unissued shares (namely, both class A ordinary shares of par value US$0.0000625 each and class B ordinary shares of par value US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “2025 Share Consolidation”) so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A ordinary shares of par value US$0.0000625 each and 20,000,000 class B ordinary shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 Class A Ordinary shares of par value US$0.0003125 each and 4,000,000 Class B Ordinary Shares of par value US$0.0003125 each;

The 2025 Share Consolidation was approved by the Board on June 6, 2025 and effective on June 13, 2025, and reflected with the Nasdaq Capital Market and in the marketplace at the open of business on June 16, 2025.

Offering of 14,850,000 Class A Ordinary Shares.

On February 9, 2026, the Company entered into Securities Purchase Agreements with several investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best effort offering, a total of 14,850,000 class A ordinary shares of par value $0.0003125 per share at the price of $0.5454 per class A ordinary share. The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The offering was closed on February 11, 2026.

The class A ordinary shares of par value $0.0003125 each were offered pursuant to a registration statement on Form F-1. The Form F-1 was declared effective on February 9, 2026. The final prospectus was filed on February 11, 2026.

The Company engaged D. Boral Capital LLC (“D. Boral”) as the lead placement agent and uSmart Securities Limited as the joint placement agent (together with D. Boral, the “Placement Agents”) in the offering pursuant to a Placement Agency Agreement dated February 9, 2026 (the “Placement Agency Agreement”), by and between the Company and the Placement Agents. The Company agreed to pay D. Boral a cash fee equal to five percent (5.0%) of the gross proceeds raised in the offering. The Company also agreed to reimburse the Placement Agents for its reasonable and documented out-of-pocket costs and expenses of up to $100,000. The Placement Agency Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

2026 Share Consolidation

On May 8, 2026, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 30 June 2026 (the “Effective Date”): every three (3) to every four hundred (400) issued and unissued shares (namely, both class A ordinary shares of par value US$0.0003125 each and class B ordinary shares of par value US$0.0003125 each) in the share capital of the Company (the “Range”), with the exact ratio to be set at a specific number within the Range to be determined by the board of directors of the Company in their discretion by not later than the Effective Date (the “Consolidation Ratio”), be consolidated into one (1) share (the “Consolidated Share(s)”), and such Consolidated Share(s) shall have the rights and be subject to the restrictions set out in the memorandum and articles of association of the Company (the “2026 Share Consolidation”), and that the board of directors of the Company be and is hereby granted with fully authority to determine the Consolidation Ratio by not later than the Effective Date;

On May 8, 2026, the Board resolved that every eight (8) issued and unissued shares (namely, both class A ordinary shares of par value US$0.0003125 each and class B ordinary shares of par value US$0.0003125 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0025 each, so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A ordinary shares of par value US$0.0003125 each and 4,000,000 class B ordinary shares of par value US$0.0003125 each to US$50,000 consisting of 20,000,000 shares of par value US$0.0025 each comprised of 19,500,000 class A ordinary shares of par value US$0.0025 each and 500,000 class B ordinary shares of par value US$0.0025 each.

The Effective Date was resolved to be May 18, 2026. The 2026 Share Consolidation was reflected with the Nasdaq Capital Market and in the marketplace at the open of business on May 19, 2026.

2026 Incentive Securities Plan

On June 12, 2026, the Board of Directors of the Company approved the 2026 Incentive Securities Plan (the “2026 Plan”). The 2026 Plan was adopted to provide incentives to eligible employees, directors, consultants and other service providers of the Company and its subsidiaries through the grant of various equity-based awards, including stock options, share appreciation rights, restricted shares, restricted share units, performance-based awards and other share-based compensation.

On June 16, 2026, the Company filed a registration statement on Form S-8 with the U.S. Securities and Exchange Commission to register 472,856 class A ordinary shares for issuance under the 2026 Plan.

Following the adoption of the 2026 Plan, the Company issued an aggregate of 77,670 class A ordinary shares pursuant to its equity incentive arrangements, comprising 41,262 class A ordinary shares and 36,408 class A ordinary shares.

Issuance of 140,000 Class B Ordinary Shares to Mr. Pengfei Jiang

On August 25, 2026, the Board approved the allotment and issuance of 140,000 Class B Ordinary Shares of a par value of US$0.0025 each, to Mr. Pengfei Jiang, the Chairman of the Board, Chief Executive Officer and a director of the Company, at par value for an aggregate subscription price of US$350.00, credited as fully paid. Each Class B Ordinary Share carries thirty (30) votes. Immediately following such issuance, the 140,000 Class B Ordinary Shares held by Mr. Jiang carried an aggregate of 4,200,000 votes, representing approximately 64.0% of the aggregate voting power of the Company’s issued and outstanding ordinary shares.

Registered Direct Offering of 250,000 Class A Ordinary Shares and 1,750,000 Pre-Funded Warrants

On September 30, 2026, the Company entered into a securities purchase agreement with a single institutional investor, pursuant to which the Company agreed to issue and sell (i) 250,000 Class A Ordinary Shares at a purchase price of US$1.00 per share and (ii) pre-funded warrants to purchase up to 1,750,000 Class A Ordinary Shares at a purchase price of US$0.99 per pre-funded warrant (the “Pre-Funded Warrants”). Each Pre-Funded Warrant is exercisable for one Class A Ordinary Share at an exercise price of US$0.01 per share. The offering closed on October 1, 2026, and the Company received approximately US$2.0 million in gross proceeds, before deducting placement agent fees and estimated offering expenses.

By October 9, 2026, Pre-Funded Warrants had been exercised for 1,250,000 Class A Ordinary Shares. Accordingly, the Company issued an aggregate of 1,500,000 Class A Ordinary Shares in connection with the offering, comprising 250,000 Class A Ordinary Shares issued at closing and 1,250,000 Class A Ordinary Shares issued upon exercise of the Pre-Funded Warrants, with Pre-Funded Warrants to purchase the remaining 500,000 Class A Ordinary Shares unexercised. As of October 9, 2026, the Company had 3,941,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares issued and outstanding.

Private Placement of 4,400,000 Class A Ordinary Shares

On October 22, 2026, the Company entered into a securities purchase agreement with certain purchasers, pursuant to which the Company agreed to sell and issue an aggregate of 4,400,000 Class A Ordinary Shares at a purchase price of US$0.30 per share, for aggregate gross proceeds of US$1,320,000, in a private placement conducted exclusively in offshore transactions outside the United States to persons who are not “U.S. persons” in reliance upon Regulation S under the Securities Act. The private placement closed on October 26, 2026, and the Company issued an aggregate of 4,400,000 Class A Ordinary Shares to the purchasers. The Company intends to use the net proceeds from the private placement for working capital and other general corporate purposes.

November 2026 Share Consolidation

On October 29, 2026, the Company’s shareholders approved a share consolidation of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares at a ratio to be determined by the Board within a range of two-to-one to four hundred-to-one. On November 2, 2026, the Company announced that every eight (8) issued and unissued shares of par value US$0.0025 each would be consolidated into one (1) share of par value US$0.02 each, with the share consolidation to be reflected with the Nasdaq Capital Market and in the marketplace at the open of business on November 10, 2026. As of November 5, 2026, prior to the scheduled share consolidation, the Company has 8,481,952 ordinary shares issued and outstanding, comprising 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares. Upon the share consolidation becoming effective, the Company will have approximately 1,060,246 ordinary shares issued and outstanding, comprising approximately 1,042,746 Class A Ordinary Shares and 17,500 Class B Ordinary Shares, subject to adjustment as a result of the treatment of fractional shares.

Transfers of Cash to and from Our Subsidiaries

As part of our cash management policies and procedures, our management monitors the cash position of our subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our Board. Other than as discussed above, we did not adopt or maintain any cash management policies or procedures as of the date of this prospectus.

Cash is transferred through our organization in the following manner: (i) funds are transferred to our subsidiaries from NCI as needed in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our subsidiaries to NCI.

NCI has the power and capacity under the laws of the Cayman Islands to provide funding to our subsidiaries in Hong Kong, the UK and the UAE subject to certain restrictions laid down in the Companies Act and Memorandum and Articles of Association of NCI. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of NCI’s Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

For the subsidiaries in Hong Kong to transfer cash to NCI, according to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to NCI and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong subsidiaries in Hong Kong through intermediate holding companies. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other. Other than the above, we did not adopt or maintain any cash management policies and procedures dictating the amount of such funding or how funds are transferred and our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other, to distribute earnings from our subsidiaries to NCI and to settle amounts owed under any applicable agreements as of the date of this prospectus.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under UK law, no dividend can be paid by a UK company unless (i) the company has sufficient profits available for distribution under the provisions of the UK Companies Act 2006 (as amended) and accounting principles generally accepted in the United Kingdom, and (ii) any applicable restriction(s) or requirement(s) set out in the company’s constitution have been complied with.

For the subsidiaries in the UAE to transfer cash to NCI, under the Federal Decree-Law No. 32 of 2021 on Commercial Companies, a UAE company may only make a distribution out of net profits lawfully available for distribution and dividends may only be paid from the net profits of the company after setting aside the mandatory statutory reserve, which is equivalent to 5% of the net profits for the fiscal year, until such reserve reaches 50% of the company’s share capital. Dividends cannot be distributed out of the company’s capital. Distribution of dividends must be approved by the general assembly of shareholders upon the recommendation of the board of directors, in accordance with the company’s constitutional documents and applicable law.

There are no restrictions or limitations under UAE law imposed on the conversion of AED into foreign currencies and the remittance of currencies out of the UAE, nor are there any restrictions on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from the UAE subsidiaries to NCI and U.S. investors. The UAE does not impose a withholding tax on dividends, and as of the date hereof, no tax is payable in respect of dividends paid by the UAE subsidiaries.

For the years ended December 31, 2025 and 2024 and the six months ended June 30, 2026, we declared and paid dividend of nil and nil, respectively in relation to our retained profit.

We do not expect to pay dividends on our ordinary shares and settle amounts owed under our operating structure in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

See “Dividend Policy” and “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” for more information.

Enforcement of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. Substantially all of our assets are located outside the United States. In addition, all of our directors and executive officers are nationals or residents in Hong Kong and substantially all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and this Offering — Investors may have difficulties enforcing judgement against us, our directors and management” for more information.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Cayman Islands

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of federal or state courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, exercising its discretion having regard to comity, fairness and mutuality, such as orders for specific performance or declaratory judgments. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. In addition, the foreign judgment must not already have been wholly satisfied and must still be capable of enforcement in the country of origin. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of United States federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are in the nature of a final or other penalty. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal despite the time-limit for which having not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending an appeal against the foreign judgment and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

United Kingdom

England and Wales is not party to any convention or bilateral treaty with the United States providing for the reciprocal recognition and enforcement of judgments. As a result, a judgment obtained in a court in the United States against a company (or their directors or officers) incorporated (or located) in England and Wales will not automatically be recognized or enforced in England and Wales but may be enforceable by separate action on the judgment in accordance with English common law rules.

To obtain an enforceable judgment in England and Wales, the claimant would be required to bring fresh proceedings in respect of the judgment before the competent court in England and Wales. In such an action, a court of England and Wales generally will not (subject to the matters identified below) re-examine the merits of the original case decided by a United States court and will treat the judgment as conclusive.

The matters which would cause a court of England and Wales not to enforce a judgment debt created by a U.S. judgment are that:

(a)	the judgment is not for a debt or a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that a court of England and Wales considers to be a penal, revenue or other public law;

(b)	the judgment was not final and conclusive;

(c)	the court in the United States did not have jurisdiction in accordance with the English rules of private international law to give the judgment;

(d)	the judgment was (i) obtained by fraud, or (ii) given in breach of principles of natural justice;

(e)	enforcement of the judgment would be contrary to public policy in England and Wales;

(f)	the judgment is a judgment on a matter previously determined by a court of England and Wales or another court whose judgment is entitled to recognition in England and Wales or conflicts with an earlier judgment of such court;

(g)	the judgment was obtained in breach of an agreement for the settlement of disputes (otherwise than by proceedings in a United States court) (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise);

(h)	the enforcement of the judgment is prohibited by statute (for example, Section 5 of the Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practice);

(i)	enforcement proceedings were not commenced within the relevant limitation period; or

(j)	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If a court of England and Wales gives judgment for the sum payable under a judgment of a United States court, the judgment of the court of England and Wales would be enforceable by the methods generally available for the enforcement of judgments of a court of England and Wales. In addition, it may not be possible to obtain an judgment of a court of England and Wales or to enforce any judgment of a court of England and Wales if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the judgment in England and Wales or against the foreign judgment in the courts of the United States or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

UAE

The UAE has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in the UAE.

The enforcement of foreign judgments in the UAE is now governed by Chapter IV (Articles 222 to 225) of the UAE’s New Civil Procedure Law (Federal Decree-Law No. 42 of 2022, or NCPL). Under Article 222, a party may apply to the execution judge in the court of competent jurisdiction for enforcement of a foreign judgment. The judge must issue a decision within five working days of receiving the application. The judge’s role is limited to determining whether the conditions for enforcement have been satisfied; the judge does not have the authority to re-examine the merits of the foreign judgment.

A UAE court may enforce a foreign judgment if: (a) the UAE courts did not have exclusive jurisdiction over the original dispute; (b) the foreign court had jurisdiction under its own law; (c) the parties were properly summoned and represented; (d) the judgment is final and binding in the issuing jurisdiction; and (e) the judgment does not contradict a UAE court judgment and does not violate public morals or public order.

However, the enforcement of civil liabilities under U.S. securities laws remains uncertain in onshore UAE. Investors should be aware that judgments obtained in the United States may not be readily enforceable in the UAE’s local court system, and any recovery would likely require initiation of new legal proceedings in the UAE.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure”)

●	Mr. Pengfei Jiang, our largest voting shareholder, has significant voting power and may take actions that may not be in the best interests of our other shareholders.
●	Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B Ordinary Shares may view as beneficial.
●	Our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.
●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.
●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to Our Business and Industry”)

●	We rely on one major customer, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed.
●	We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences.

●	Our focus on using sustainable materials and environmentally friendly manufacturing processes and supply chain practices may increase our cost of doing business and hinder our growth.
●	The enactment in the U.S. of the Uyghur Forced Labor Prevention Act (the “UFLPA”) and similar pending legislation in the territories in which our subsidiaries operate could have material adverse effect on our ability to conduct our business.
●	We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services.
●	Our reliance on suppliers to produce our products could cause problems in our supply chain.
●	Customers may choose to do business with suppliers directly through online platforms.
●	Any negative publicity about our products or services could harm our business and reputation and could materially adversely affect our financial condition and results of operations.
●	We cannot guarantee that we are able to protect or enforce our intellectual property rights of the “les 100 ciels” trademark that would have a material adverse effect on our business and operations.
●	We are exposed to credit risks of our customers.
●	We face risks associated with seasonal fluctuations in demand.
●	Labor or other disruptions at ports or our suppliers or manufacturers may adversely affect our business.
●	Inconsistent quality control may adversely affect our reputation and customer relationships.
●	Our profit margin may be adversely affected by the increasing costs of raw materials and labor.
●	We face keen competition from other players in the market.
●	We are dependent on our key executives, management team and professional staff.
●	We may be unable to obtain sufficient funding on terms acceptable to us, or at all.
●	Our insurance coverage may be inadequate to protect us from potential losses.
●	We or our Operating Subsidiaries may be subject to litigation, arbitration, or other legal proceeding risk.
●	Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors and the ability to implement, maintain and upgrade our information technology and security measures.
●	We may be unable to successfully implement our future business plans and objectives.
●	Our internal control system may become ineffective or inadequate.

●	Global climate change and related legal and regulatory developments could negatively affect our business, results of operations, liquidity, and financial condition.
●	A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

Risks Related to Doing Business in Jurisdictions We Operate (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate”)

●	Our key operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.
●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.
●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Our Operating Subsidiaries.
●	Although the audit report included in this prospectus was prepared by our former U.S. auditor, WWC, P.C., which has been inspected by the PCAOB, our current auditor, Privatco CPA Limited, is headquartered in Hong Kong and is subject to PCAOB inspection. There is no guarantee that the PCAOB will continue to be able to inspect or investigate completely our current auditor or any future auditor and, as such, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.
●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.
●	The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represents substantially all of our business.
●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, price of our Class A Ordinary Shares and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.
●	There are political risks associated with conducting business in Hong Kong.
●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in markets where the majority of our customers reside.
●	The Hong Kong legal system embodies uncertainties, which could limit the legal protections available to our Operating Subsidiaries.

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.
●	The UAE is situated within the wider Middle East and North Africa region which has been subject to varying degrees of political unrest, armed conflict, and geopolitical tension in recent years.
●	As an emerging market, the UAE presents regulatory and institutional risks not typically associated with more developed jurisdictions.
●	The UAE government plays a significant role in shaping the economic, financial, and labour policies of the country. It has historically intervened in key sectors through the imposition of market regulations, foreign investment rules, price controls, labour nationalisation policies, and subsidies.

Risks Related to Our Class A Ordinary Shares and this Offering (for a more detailed discussion, see “Risk Factors — Risks Related to Our Class A Ordinary Shares and this Offering”)

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.
●	Volatility in our shares price may subject us to securities litigation.
●	Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.
●	We do not intend to pay dividends for the foreseeable future.
●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our share price or trading volume to decline.
●	Investors may have difficulty enforcing judgments against us, our directors and management. Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in the Cayman Islands, Hong Kong, the UK, the UAE against us or our management named in this prospectus based on the Cayman Islands, Hong Kong, the UK or the UAE laws.
●	You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.
●	We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.
●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.
●	We will incur increased costs after we cease to qualify as an “emerging growth company”.
●	Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.
●	We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.
●	Our dual-class share structure gives Mr. Pengfei Jiang disproportionate voting power, which may limit your ability to influence corporate matters.

●	We effected a one-for-eight share consolidation in May 2026 and have announced a further one-for-eight share consolidation scheduled for November 10, 2026; share consolidations may not sustain our share price and may reduce liquidity.

●	Exercise of the remaining Pre-Funded Warrants may dilute existing shareholders and sales of the underlying Class A Ordinary Shares could depress their market price.

●	The trading price of the Shares may be volatile, which could result in substantial losses to you.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

●	Failure to maintain effective internal controls over financial reporting could impair our financial reporting and adversely affect the market price of our Class A Ordinary Shares.

●	If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

●	There may be substantial sales of our Class A Ordinary Shares by the Selling Shareholders under this prospectus, which could depress the market price of our Class A Ordinary Shares.

●	Mr. Pengfei Jiang, our largest voting shareholder, has significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

●	Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

●	Cayman Islands economic substance requirements may have an effect on our business and operations.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies..

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCAA”)

We may allocate the net proceeds from this offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The HFCAA was enacted on December 18, 2020. The HFCAA states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years and thus, reducing the time before the securities may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations (“Determination Report”) that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively.

Our former auditor, WWC, P.C. (“WWC”), the independent registered public accounting firm that issued the audit reports included elsewhere in this prospectus, and our current auditor, Privatco CPA Limited (“PRIVATCO”), are or were subject to U.S. laws pursuant to which the PCAOB conducts inspections to assess compliance with applicable professional standards. WWC is headquartered in San Mateo, California, and did not appear in Appendix A or Appendix B to the PCAOB’s December 2021 Determination Report. PRIVATCO is a PCAOB-registered public accounting firm headquartered at Unit 901, 9/F, First Group Centre, No. 23 Wang Chiu Road, Kowloon Bay, Hong Kong. PRIVATCO was appointed effective October 16, 2026, after the PCAOB vacated its December 2021 determinations on December 15, 2022.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in Mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. However, if the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the SOP, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the Company’s offering. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — Although the audit report included in this prospectus was prepared by our former U.S. auditor, WWC, P.C., which has been inspected by the PCAOB, our current auditor, Privatco CPA Limited, is headquartered in Hong Kong and is subject to PCAOB inspection. There is no guarantee that the PCAOB will continue to be able to inspect or investigate completely our current auditor or any future auditor and, as such, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.”

We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and PRC Authorities

Based on our understanding of the current Hong Kong laws, as of the date of this prospectus, neither we nor our subsidiaries in Hong Kong are required to obtain any permission or approval from the Hong Kong authorities to operate our business or issue our Class A Ordinary Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CSRC or the CAC.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the Mainland China, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Neo-Concept HK is not required to obtain any permissions or approvals from any PRC authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer shares to investors and cause the value of our shares to significantly decline or be worthless.”

RECENT REGULATORY DEVELOPMENT IN MAINLAND CHINA

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Cybersecurity Review Measures (“Revised Draft”), which required that, among others, in addition to Critical Information Infrastructure Operator (“CIIO”), any Data Processing Operator (“DPO”) controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Review Measures 2021”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Review Measures 2021 and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

Given the nature of our subsidiaries’ business, we believe this risk is not significant. Our subsidiaries do not have any customers in Mainland China and is neither a CIIOs nor a DPO as defined in the Review Measures 2021. We do not currently expect the Revised Review Measures to have an impact on our subsidiaries’ business, operations or this offering as we do not believe that our subsidiaries are deemed to be operators of critical information infrastructure or data processors controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. since (i) our subsidiaries are incorporated and operating in Hong Kong and the Review Measures 2021 remain unclear whether they shall be applicable to a Hong Kong company; (ii) Neo-Concept HK operates without any subsidiary nor VIE structure in Mainland China; (iii) as of the date of this prospectus, Neo-Concept HK has collected less than 100 personal information of PRC individual clients; and (iv) as of the date of this prospectus, our subsidiaries have not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. Therefore, we believe that our HK Operating Subsidiary is not covered by the permission and requirements from the CSRC or the CAC.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the Review Measures 2021 are adopted into law in the future and if any of our subsidiaries is deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the listing of our Class A Ordinary Shares on U.S. exchanges could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to list our Class A Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Class A Ordinary Shares or render them worthless.

Recent PCAOB Developments

Under the AHFCAA, which amended the HFCAA, our Class A Ordinary Shares may be prohibited from being traded on a national exchange if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively.

Our former auditor, WWC, P.C. (“WWC”), the independent registered public accounting firm that issued the audit reports included elsewhere in this prospectus, and our current auditor, Privatco CPA Limited (“PRIVATCO”), are or were subject to U.S. laws pursuant to which the PCAOB conducts inspections to assess compliance with applicable professional standards. WWC is headquartered in San Mateo, California, and did not appear in Appendix A or Appendix B to the PCAOB’s December 2021 Determination Report. PRIVATCO is a PCAOB-registered public accounting firm headquartered at Unit 901, 9/F, First Group Centre, No. 23 Wang Chiu Road, Kowloon Bay, Hong Kong. PRIVATCO was appointed effective October 16, 2026, after the PCAOB vacated its December 2021 determinations on December 15, 2022.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong.

On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

The PCAOB continues to demand complete access in Mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuing pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Class A Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Class A Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Implications of Our Controlled Company Status

As of the date of this prospectus, Mr. Pengfei Jiang, the Chairman of our board of directors and our Chief Executive Officer, holds all of our 140,000 issued and outstanding Class B Ordinary Shares, representing approximately 1.65% of our total issued and outstanding Ordinary Shares and approximately 33.5% of the aggregate voting power of our Company. The resale of the PIPE Shares by the Selling Shareholders will not change the number of our issued and outstanding Ordinary Shares or Mr. Jiang’s voting power. Accordingly, no single person, entity or group holds more than 50% of the voting power for the election of directors, and we are not a “controlled company” as defined under Nasdaq Listing Rule 5615(c). Subject to applicable law, our Memorandum and Articles of Association and Nasdaq rules, our directors may determine to issue additional Class B Ordinary Shares to Mr. Jiang or other members of management or shareholders with a view to promoting stability and discouraging unsolicited or hostile takeover attempts. Any such issuance could further concentrate voting power, dilute the voting power of holders of Class A Ordinary Shares and cause NCI to once again qualify as a “controlled company.” If that occurs, we would be permitted to elect not to comply with certain corporate governance requirements applicable to companies that are not controlled companies.

Corporate Information

Our principal executive office is located at 10/F, Seaview Centre, No. 139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong. Our telephone number is (+852) 2798-8639. Our registered office in the Cayman Islands is located at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our website is located at www. neo-ig.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Securities being offered:	4,400,000 Class A Ordinary Shares, constituting the PIPE Shares.

Offering price:	The Selling Shareholders may sell the Class A Ordinary Shares at prevailing market prices or at privately negotiated prices. See “Plan of Distribution”.

Number of Ordinary Shares outstanding before this offering:	8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares.

Number of Ordinary Shares outstanding after this offering:	8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares. The offer and sale of the Class A Ordinary Shares by the Selling Shareholders will not change the number of our issued and outstanding Ordinary Shares.

Use of proceeds:	We will not receive any proceeds from the resale of the PIPE Shares by the Selling Shareholders. All net proceeds from such sales will go to the Selling Shareholders. See “Use of Proceeds”.

Lock-up:	We have not entered into any lock-up, market stand-off or similar agreement with any Selling Shareholder in connection with the offer and sale of the Class A Ordinary Shares by the Selling Shareholders.

Nasdaq symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NCI.”

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in the Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section.

Unless otherwise indicated, all information contained in this prospectus is based on 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes, before deciding to invest in our Class A Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the trading price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Relating to Our Corporate Structure

Mr. Pengfei Jiang, our largest voting shareholder, has significant voting power and may take actions that may not be in the best interests of our other shareholders.

Mr. Pengfei Jiang, the Chairman of our board of directors and our Chief Executive Officer, beneficially owns 140,000 Class B Ordinary Shares, representing approximately 1.65% of our total issued and outstanding Ordinary Shares and approximately 33.5% of the aggregate voting power of our Company. Although Mr. Jiang does not control a majority of our outstanding voting power and we are not a “controlled company” under the corporate governance rules for Nasdaq-listed companies, he is our largest voting shareholder and may exert significant influence over our management and affairs and matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions. His interests may not coincide with the interests of our other shareholders.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B ordinary shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares are entitled to one (1) vote per share in respect of matters requiring the votes of shareholders, while holders of Class B Ordinary Shares are entitled to thirty (30) votes per share. Due to the disparate voting powers associated with our two classes of Ordinary Shares, Mr. Pengfei Jiang, who beneficially owns all of our 140,000 issued and outstanding Class B Ordinary Shares, holds approximately 1.65% of our total issued and outstanding Ordinary Shares and approximately 33.5% of the aggregate voting power of our Company. His interests may not coincide with your interests, and he may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. Subject to applicable law, our Memorandum and Articles of Association and Nasdaq rules, our directors may determine to issue additional Class B Ordinary Shares to Mr. Jiang or other members of management or shareholders with a view to promoting stability and discouraging unsolicited or hostile takeover attempts. Any such issuance could further concentrate voting power, dilute the voting power of holders of Class A Ordinary Shares and cause NCI to once again qualify as a “controlled company.”

Our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Our directors and officers are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and their other businesses. Our directors and officers are engaged in several other business endeavors and may commit themselves to other entities. Our directors and officers are not obligated to contribute any specific number of hours per week to the Company’s affairs. If the other business affairs of our directors and officers require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to the affairs of the Company, which could have a negative impact on our ability to operate efficiently.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

NCI is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to NCI and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under UK law, no dividend can be paid by a UK company unless (i) the company has sufficient profits available for distribution under the provisions of the UK Companies Act 2006 (as amended) and accounting principles generally accepted in the United Kingdom, and (ii) any applicable restriction(s) or requirement(s) set out in the company’s constitution have been complied with.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Class A Ordinary Shares.

Our independent registered public accounting firm is currently not required to conduct an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of December 31, 2025, our management has not received from our independent registered public accounting firm any report regarding deficiencies in our internal controls over financial reporting.

We have implemented measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including appointment of independent Directors and establishment of an audit committee aiming to strengthen corporate governance.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Class A Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and in such an event our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline, and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate

Our key operations are in Hong Kong. However, due to long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

NCI is a holding company, and we conduct our operations in Hong Kong through our operating subsidiary, Neo-Concept HK. As at the date of this report, we are not materially affected by recent statements by the Chinese Government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;
●	result in negative publicity or increase our operating costs;
●	require significant management time and attention; and
●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The Chinese government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Furthermore, on December 28, 2021, the CAC jointly with the relevant authorities published the Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replaced the Measures for Cybersecurity Review (2020) issued on April 13, 2020. Review Measures 2021 stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must apply for a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Review Measures 2021, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for the previous year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Review Measures 2021 and the pending effectiveness of the Regulations on Network Data Security Management, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company shall be subject to the Review Measures 2021. But we believe our HK subsidiary is neither a “critical information infrastructure” operator nor an online platform operator as defined in the Review Measures 2021, that are required to file for cybersecurity review before listing in the U.S., because (i) Neo-Concept HK is incorporated and operating in Hong Kong and the Review Measures 2021 remains unclear whether it shall be applied to a Hong Kong company; (ii) Neo-Concept HK operates without any subsidiary or VIE structure in mainland China; (iii) as of date of this report, Neo-Concept HK has not collected and stored any personal information of PRC individual client; and (vi) as of the date of this report, Neo-Concept HK has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If Neo-Concept HK is deemed an “operator of critical information infrastructure” or an “online platform operator” as defined in the Review Measures 2021, Neo-Concept HK’s operation and the listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review in the future.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

The Company understands that as of the date of this report, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from our IPO or other offerings into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt our future offerings before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As of the date of this report, neither NCI nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to operate our business. Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, the Management understands that as of the date of this report, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like our IPO are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that NCA, Neo-Concept HK and Neo-Concept UK are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this report. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Our Operating Subsidiaries.

Hong Kong is a Special Administrative Region (“SAR”) of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong SAR’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Although the audit report included in this prospectus was prepared by our former U.S. auditor, WWC, P.C., which has been inspected by the PCAOB, our current auditor, Privatco CPA Limited, is headquartered in Hong Kong and is subject to PCAOB inspection. There is no guarantee that the PCAOB will continue to be able to inspect or investigate completely our current auditor or any future auditor and, as such, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.

Each of our former and current auditors is or was a PCAOB-registered public accounting firm and is or was subject to U.S. laws pursuant to which the PCAOB conducts inspections to assess compliance with U.S. laws and professional standards. Our former U.S. auditor, WWC, P.C., has been inspected by the PCAOB, and our current auditor, Privatco CPA Limited (“PRIVATCO”), is a PCAOB-registered public accounting firm headquartered at Unit 901, 9/F, First Group Centre, No. 23 Wang Chiu Road, Kowloon Bay, Hong Kong. We have no operations in mainland China. However, if there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operating in the PRC, and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our former auditor, WWC, P.C., is headquartered in San Mateo, California, and did not appear in Appendix A or Appendix B to that report. Our current auditor, Privatco CPA Limited (“PRIVATCO”), is a PCAOB-registered public accounting firm headquartered at Unit 901, 9/F, First Group Centre, No. 23 Wang Chiu Road, Kowloon Bay, Hong Kong. PRIVATCO was appointed effective October 16, 2026, after the PCAOB vacated its December 2021 determinations on December 15, 2022.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Class A Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Class A Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Class A Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Class A Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the MOF and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in mainland China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong, or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Class A Ordinary Shares would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our future offerings, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our future offerings, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represents substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong, which represents substantially all of our business. If our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position, and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter which could harm our business operations, any future offerings and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in markets where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

Tariffs could increase the cost of the services and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions, or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Relating to Our Business and Industry

We rely on one major customer, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed.

We rely on one major customer which contributed approximately 8.7%, 41.0% and 71.3% of our total revenues for the years ended December 31, 2025, 2024 and 2023, respectively. We do not have long-term agreements with any of our top five customers and their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Our customers level of demand for our apparel products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in customer demand, including their business strategies, operational needs, product portfolio and interpretation of fashion trends. The loss of our principal customer, or if we are unable to attract new customers or if our existing customers decrease their spending on the products we offer, fail to make repeat purchases of our products, will harm our business, financial condition, results of operations, and growth prospects.

We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences.

We are a provider of one-stop apparel solution services, and we offer in-house product design services to our customers. We also engage in the retail sales of apparel products to consumers. We must stay abreast of emerging consumer preferences and anticipate product trends that will appeal to existing and potential consumers. We believe that our success is, to an important extent, attributable to the ability of our design and product development personnel to design apparel products that are responsive to changes in consumer preferences. Due to the highly subjective nature of the fashion trends and the rapid change in fashion trends for apparels as well as the preferences of our customers and consumers, we may be unable to capture or predict the future fashion trend and continue to develop appealing designs for our customers. If we fail to capture, predict, or respond timely to changes in market preferences and introduce appealing and commercially viable apparel designs in a timely manner, our customers may choose to work with our competitors with market-sensitive designs or purchase products from our competitors.

Our focus on using sustainable materials and environmentally friendly manufacturing processes and supply chain practices may increase our cost of doing business and hinder our growth.

We are dedicated to prioritizing sustainable materials, an environmentally friendly supply chain, and manufacturing processes that collectively limit our environmental footprint. As our business expands, it may be increasingly challenging to cost-effectively secure enough sustainably sourced materials to support our growth and achieve our sustainability goals while also achieving and maintaining profitability. In addition, our ability to expand into new product categories or expand our existing product mix with our core customers depends in part on our ability to identify new sustainable materials that are suitable for our products. Our inability to source materials that meet our sustainability requirements in sufficient volumes could result in slower growth, increased costs, and/or lower net profits. Additionally, as our business expands, we may not be able to identify suppliers and manufacturers with business practices that reflect our commitment to sustainability, which may harm our ability to expand our supply chain to meet the expected growth of our business. If any of these factors prevent us from meeting our sustainability goals or increase the carbon footprint of any our products, then it could have an adverse effect on our brand, reputation, results of operations, and financial condition.

The enactment in the U.S. of the Uyghur Forced Labor Prevention Act (the “UFLPA”) and similar pending legislation in the territories in which our subsidiaries operate could have material adverse effect on our ability to conduct our business.

The UFLPA prohibits on the importation of goods into the United States manufactured wholly or in part with forced labor in the PRC, especially from the Xinjiang Uyghur Autonomous Region (“Xinjiang”). It establishes a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in Xinjiang are not entitled to entry to the U.S. and requires the importer of record to comply with specified conditions and, by clear and convincing evidence, that the goods, wares, articles, or merchandise were not produced using forced labor. Our contract manufacturers are located in the PRC, and whereas 84% of Chinese cotton comes from Xinjiang.

Governments in the other territories where the company operates (the UK, the EU and Canada) are advancing similar measures to address the risk of goods produced from forced labor from any country from entering the global supply chains in order to ensure that their businesses are not complicit in forced labor in Xinjiang, there is an extraordinarily high risk that the yarn, textiles, and garments made with Chinese cotton are tainted with forced and prison labor. Violations of the UFLPA can empower U.S. Customs and Border Protection to detain, exclude or seize goods and assess monetary penalties.

The failure of the Company’s supply chain management system to rebut the presumption that its products are tainted with forced or prison labor could materially and adversely affect our business operations, financial position, and results of operations.

We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services.

The apparel products sold or sourced by us during the years ended December 31, 2025, 2024 and 2023, were mainly produced by two contract manufacturers, one of which is our affiliated company. During the years ended December 31, 2025, 2024 and 2023, our two contract manufacturers together accounted for 100.0%, 98.5% and 93.9% of our total purchases, respectively. We engage contract manufacturer on an individual project basis and rely on third party service providers for services including sourcing of materials and provision of logistics services for the finished goods. We do not enter into any long-term contracts with our suppliers, and the terms of services provided by them may be susceptible to fluctuations with regard to pricing, timing and quality. Business relationships with our key suppliers could deteriorate, and existing procurement arrangements could change without advance notice. Increases in raw material prices resulting in higher procurement costs being incurred by our contract manufacturer, may be passed onto us as part of the overall production service costs. Recent inflationary pressures have affected the procurement cost of certain raw materials used in our apparel products. While we have not faced any shortages or significant increases in prices that would have a material adverse effect on our operations, we have had to enact measures to mitigate fluctuations in the price of our key raw materials. These measures include, but are not limited to, placing bulk orders for a portion of our raw material requirements based on projections and sales estimates ahead of the production season and incorporating alternative materials into our products or modifying specifications of product designs. However, our ability to implement such measures are limited and we cannot guarantee that we will be able to successfully mitigate fluctuations or increases in the price of raw materials. We might have to accept substantial increment in price, or a substantial reduction of quantities supplied in some cases, especially when we are unable to locate alternative suppliers in a timely manner and/or on comparable commercial terms. In addition, we are not able to ensure our suppliers’ compliance with applicable laws and regulations. Failure on the part of any of our suppliers to comply with applicable laws and regulations may damage our corporate image, and adversely affect our customer relationships.

Our reliance on suppliers to produce our products could cause problems in our supply chain.

We do not manufacture our products or the raw materials for them and rely instead on suppliers. We have no long-term contracts with any of our suppliers or manufacturing sources for the production of our fabrics and garments, and we compete with other companies for production.

If we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our customer’s requirements or to fill our orders in a timely manner. Even if we are able to expand existing or find new manufacturing, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products, and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in the supply chain. Any delays, interruption, or increased costs in manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term.

Customers may choose to do business with suppliers directly through online platforms.

Our customers pay for our services to leverage our industry knowledge, market connections and logistics management capability. However, it has been increasingly common for brand owners and retailers to place their orders directly to manufacturers through online platforms. If we are unable to provide other value-added services such as product design and development, production management and logistics management to our customers, we face the risk of losing our existing customers, especially those with the confidence and savviness to order apparel products online. With the internet becoming more common in the current economic environment, market demand for our services may decrease.

Any negative publicity about our products or services could harm our business and reputation and could materially adversely affect our financial condition and results of operations.

An integral part of our value is our reputation as a sustainable and ethical brand and our customers expect a high standard from our products and services. Our ability to maintain this value and the reputation of our business is key to our continued success. Despite our commitment to product innovation, quality, and sustainability and our continuing investment in design (including materials), and quality control, we cannot assure you that our suppliers and manufacturers will adhere to the same commitment. Negative publicity regarding our suppliers or manufacturers could also adversely affect our reputation and sales and could force us to identify and engage alternative suppliers or manufacturers. Any actions or any negative publicity about us may adversely affect consumer perception of our brand, our products and our services. Any incidents involving our company, our suppliers or manufacturers, or the products we sell, could erode the trust and confidence of our customers, and damage the strength of our brand, especially if such incidents result in adverse publicity, governmental investigations, product recalls or litigation.

We cannot guarantee that we are able to protect or enforce our intellectual property rights of the “les 100 ciels” trademark that would have a material adverse effect on our business and operations.

Intellectual property protection may be unavailable or limited in the countries in which we operate where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. For instance, some of our trademark or trade dress applications may not be approved by the applicable governmental authorities because they are determined to lack sufficient distinctiveness, and, even if approved, may be challenged by third parties for this same reason. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished, and our competitive position may suffer.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

We face risks associated with seasonal fluctuations in demand.

Our sales of finished garment products are generally highest from August to December, and we expect to continue to experience seasonal fluctuations. Therefore, our operating results for a certain period within a calendar year, or between any interim periods, may not correctly indicate our performance for the entire calendar year. Prospective investors should be aware of this seasonal fluctuation when making any comparison of our operating results.

Labor or other disruptions at ports or our suppliers or manufacturers may adversely affect our business.

Our business depends on our ability to source and distribute products in a timely and cost-effective manner. As a result, we rely on the free flow of goods through open and operational ports worldwide and on a consistent basis from our suppliers and manufacturer. Labor disputes and disruptions at various ports or at our suppliers or manufacturer could create significant risks for our business, particularly if these disputes result in work slowdowns, decreased operations, lockouts, strikes or other disruptions during our peak importing or manufacturing seasons. For example, COVID-19 has resulted in delays and disruptions at ports due to workforce decreases, shipping backlogs and capacity constraints, container shortages and other disruptions. This has resulted, and may continue to result, in slower than planned deliveries of inventory and delayed sales to customers. If we experience significant delays or disruption in receiving and distributing our products, this could have an adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages, increased expense (including air freight) to deliver our products and reduced net revenues and net income or higher net loss.

Inconsistent quality control may adversely affect our reputation and customer relationships.

Our customers have specific requirements for their apparel products, and these requirements could change from one carton to another, even for the same types of products with the same design. We rely on our internal quality control personnel to inspect the finished goods and rectify any defectiveness so that the goods can be delivered to our customers in a form that would meet their quality expectations. If we fail to meet the specifications of our customers, we may not be able to monitor the quality of our suppliers at all times. For apparel products that do not satisfy the quality standards or our customers’ specifications, we may be forced to provide products to our customers on a delayed basis or cancel their order, our reputation in the industry and customer relationships would be adversely affected, and we may suffer from loss of sales and be exposed to commercial claims.

Our profit margin may be adversely affected by the increasing costs of raw materials and labor.

Changes in the costs of raw materials or labor indirectly affect our cost structure. We utilize third-party contract manufacturers to produce all of our apparel products. Any increase in production costs, including procurement costs for raw materials and increases in labor costs, may be passed on to us, while we may not be able to pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our financial performance.

We do not enter into long-term contracts with our suppliers. We usually enter into fixed-price contracts with our suppliers, including those for raw materials concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. In cases where we outsource procurement of raw materials to our contract manufacturers, rising raw material costs may be passed onto us by our contract manufacturers and put pressure on our profit margin. Any increase in the wage of workers in the apparel manufacturing industry and capital expenditures to enhance working conditions could increase the operating costs of our suppliers causing them to increase our contract prices. If we are not able to control our costs and/or pass on such additional costs to our customers or allocate such production work to other suppliers of similar quality at comparable terms, our profit margin could decrease, and we could record losses in some of our projects.

We face keen competition from other players in the market.

The apparel supply chain services industry in Hong Kong and the apparel retail industry in the UK has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, better in house technology, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors may have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service and product offerings, such as better in-house technology infrastructure, stronger brand and pricing flexibility. Unless we remain competitive, we may face increasing pricing pressure and gradual loss of our orders and customers.

We are dependent on our key executives, management team and professional staff.

We have a team of experienced and competent management who is responsible for overseeing financial condition and performance, allocating and budgeting human resources and formulating business strategies. Leveraging on their experience and network, we have been successfully expanding our client base and source of deals and transactions. However, we cannot assure you that we can retain the services of our key executives, personnel and members of our management team and find suitable replacements if any of them terminates his or her engagement with us, given the intense competition for experienced and competent personnel in the industry.

Apart from our senior management, we also rely on our professional staff in different business operations to implement our business strategies, provide quality services to clients, manage our compliance and risks, identify and capture business opportunities, maintain relationship with clients and procure new clients. Loss of our professional staff and failure to recruit replacement will materially and adversely affect our business operations.

We may be unable to obtain sufficient funding on terms acceptable to us, or at all.

The future expansion of our business may require us to incur additional borrowings and diversify sources of funding. Whether we are able to raise additional capital at costs acceptable to us depends on the financial success of our current business and the successful implementation of our key strategic initiatives. This may be affected by various financial, economic and market conditions and other factors, some of which are beyond our control. If we are unable to obtain sufficient banking facilities on acceptable terms to meet our operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

Our insurance coverage may be inadequate to protect us from potential losses.

We may not be fully insured for our losses under our current insurance policies in place. We do not maintain any business interruption or key person life insurance. Our trade credit insurance may not be sufficient to cover all of our losses in the event of non-payment. There are certain types of losses, such as from war, acts of terrorism and certain natural disasters, for which we cannot obtain insurance at a reasonable cost, or at all. If any of these occurs, it may result in us incurring substantial losses and the diversion of our resources, which are not covered by our insurance. It may in turn materially and adversely affect our business and financial condition.

We or our Operating Subsidiaries may be subject to litigation, arbitration, or other legal proceeding risk.

We or our Operating Subsidiaries may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this report, neither we nor our Operating Subsidiaries are a party to, or are aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors and the ability to implement, maintain and upgrade our information technology and security measures.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our Operating Subsidiaries’ servers may be subject to computer viruses, hacking, vandalism, physical or electronic break-ins and other disruptions, which could lead to a loss of data. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors. In addition, our failure to back up our data and information in a timely manner may cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

We may be unable to successfully implement our future business plans and objectives.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate, our ability to cope with high exposure to financial risk, operational risk, market risk and credit risk as our business and customer base expands and our ability to provide, maintain and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, or that our objectives will be accomplished fully or partially, or our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance, financial condition and future prospects and growth could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and also may present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

Our internal control system may become ineffective or inadequate.

We rely on our internal control system to ensure effective business operations. We have established, maintained and relied on an internal control system comprising a series of policies and procedures. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast changing financial and regulatory environment in which we operate. We cannot assure that our internal control system has no deficiencies or inherent limitations, or that it can fully prevent us from our employee misconduct. Such deficiencies or inherent limitations may adversely affect our financial condition and results of operations.

Furthermore, our results of operations have been severely affected by the COVID-19 outbreak. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients have been adversely affected by travel restrictions preventing travel from and to Hong Kong. More broadly, the COVID-19 outbreak threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak on the apparel solutions services market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2023 and beyond.

Global climate change and related legal and regulatory developments could negatively affect our business, results of operations, liquidity, and financial condition

The effects of climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere, such as droughts, heat waves, flooding, wildfires, increased storm severity, sea level rise, and power outages or shortages, particularly in certain regions in which we operate, may materially adversely impact our business. China, where a significant portion of our manufacturing operations are conducted through contract manufacturers, is presently undergoing the worst heat wave in 60 years while also contending with a prolonged drought drying up reservoirs and crippling hydropower stations. This has resulted in power shortages and factories having to cease or limit their production operations. While the Company has not experienced any disruptions in the operations of its contract manufactures, any such disruptions could have a material adverse effect on its business, operations, liquidity, and financial condition.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in several geographic areas, which may result in significant market volatility. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The business of our Operating Subsidiaries is substantially concentrated in Canada and the U.S. and the U.K. and is therefore heavily dependent on the Canada, the U.S. and the U.K. economy.  Economic conditions in Canada, the U.S. and the U.K. are sensitive to global economic conditions. If there is any significant decline in the Canada, the U.S. and the U.K. economy and we are unable to generate business in other geographic locations, our revenue, profitability, and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements.

The war in Ukraine has affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity, and business outlook of our business.

The ongoing military conflict involving Iran has created significant volatility in global economic markets, and any failure to reach a resolution could result in protracted or severe damage to the global economy. Military actions in the region have already prompted, and may continue to prompt, the imposition of expansive sanctions and export controls by the United States, the European Union, and other jurisdictions against Iran. Such measures, along with the underlying conflict, have the potential to adversely impact global energy prices and financial markets, which could materially affect our business operations and those of our clients, even in the absence of direct geographic exposure to the region. Because the duration and extent of military engagement and subsequent regulatory responses are inherently unpredictable, these disruptions may exacerbate other operational and financial risks. We cannot provide assurance regarding the outcome of the situation in the Middle East; any prolonged unrest or intensification of military activities could result in a material adverse effect on our financial condition, results of operations, liquidity, and overall business outlook.

Risks Related to Our Class A Ordinary Shares and this Offering

Our dual-class share structure gives Mr. Pengfei Jiang disproportionate voting power, which may limit your ability to influence corporate matters.

Holders of our Class B Ordinary Shares are entitled to thirty (30) votes per share and holders of our Class A Ordinary Shares are entitled to one (1) vote per share. The two classes vote together as one class on matters submitted to a vote of our shareholders, except as otherwise required by law or our Memorandum and Articles of Association. As of the date of this prospectus, Mr. Pengfei Jiang holds all 140,000 issued and outstanding Class B Ordinary Shares, carrying 4,200,000 votes and approximately 33.5% of the aggregate 12,541,952 votes represented by our 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares. He does not hold a majority of the outstanding voting power, but may exert significant influence over matters submitted to shareholders. His interests may differ from yours. This disproportionate voting power may discourage, delay or prevent a change in control and may adversely affect the trading price or liquidity of our Class A Ordinary Shares.

We effected a one-for-eight share consolidation in May 2026 and have announced a further one-for-eight share consolidation scheduled for November 10, 2026; share consolidations may not sustain our share price and may reduce liquidity.

Our first 2026 share consolidation became effective on May 18, 2026 and was reflected in Nasdaq trading on May 19, 2026, consolidating every eight shares of par value US$0.0003125 each into one share of par value US$0.0025. On November 2, 2026, we announced a further one-for-eight consolidation, scheduled to be reflected in Nasdaq trading on November 10, 2026, following shareholder approval on October 29, 2026. The further consolidation will increase par value to US$0.02 per share. As of November 5, 2026, the further consolidation has not yet become effective for trading, and the share and warrant figures in this prospectus are presented on a pre-consolidation basis unless otherwise indicated. A consolidation does not ensure a sustained increase in share price, compliance with Nasdaq continued-listing requirements, or an increase in market capitalization. A reduced number of outstanding shares may reduce trading liquidity. Further consolidations may be necessary, and we cannot assure you that any consolidation will remedy future listing deficiencies.

Exercise of the remaining Pre-Funded Warrants may dilute existing shareholders and sales of the underlying Class A Ordinary Shares could depress their market price.

In the registered direct offering that closed on October 1, 2026, we issued 250,000 Class A Ordinary Shares at US$1.00 per share and Pre-Funded Warrants to purchase 1,750,000 Class A Ordinary Shares at a purchase price of US$0.99 per Pre-Funded Warrant and an exercise price of US$0.01 per share. By October 9, 2026, Pre-Funded Warrants had been exercised for 1,250,000 Class A Ordinary Shares, leaving Pre-Funded Warrants to purchase 500,000 Class A Ordinary Shares unexercised. These figures are stated before the further share consolidation scheduled for November 10, 2026. There are no Series A or Series B warrants being issued or registered for cash exercise under this resale prospectus.

The Pre-Funded Warrants permit cashless exercise in accordance with their terms. Subject to the applicable beneficial-ownership limitation and other terms of the Pre-Funded Warrants, exercise of all remaining Pre-Funded Warrants would result in the issuance of 500,000 additional Class A Ordinary Shares and reduce existing shareholders’ proportionate ownership. Those shares would equal approximately 5.7% of the 8,841,952 Class A Ordinary Shares that would then be outstanding, based on 8,341,952 Class A Ordinary Shares currently outstanding and assuming no other issuances. Sales of these additional shares, or the prospect of such sales, could adversely affect the market price and our ability to raise capital. The shares underlying those Pre-Funded Warrants were covered by the October registered direct offering; this prospectus instead registers the resale of the 4,400,000 PIPE Shares and does not register those warrant shares.

The trading price of the Shares may be volatile, which could result in substantial losses to you.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their IPOs, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and PRC companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	changes in the economic performance or market valuations of other apparel and retail companies;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, or directors;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares;

●	sales or perceived potential sales of additional Ordinary Shares.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

NCI is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our ability to receive distributions from our subsidiaries is subject to applicable laws, the relevant entities’ constitutional documents and any applicable financing restrictions. See the discussion under “Risks Relating to Our Corporate Structure” above regarding reliance on dividends and other distributions from our subsidiaries.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Failure to maintain effective internal controls over financial reporting could impair our financial reporting and adversely affect the market price of our Class A Ordinary Shares.

Our management concluded that our disclosure controls and procedures and our internal control over financial reporting were effective as of December 31, 2025, as disclosed in Item 15 of our 2025 Annual Report. That annual report did not include an auditor attestation report on internal control over financial reporting. These conclusions relate to that assessment date and do not assure future effectiveness. If we fail to maintain effective controls, we may be unable to prevent or detect financial-reporting errors or fraud, prepare accurate and timely financial statements or comply with our reporting obligations. Any resulting loss of investor confidence could adversely affect our business and the market price of our Class A Ordinary Shares.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq listing rules.

If we fail to meet applicable listing requirements, Nasdaq may delist the Shares from trading, in which case the liquidity and market price of the Shares could decline.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, and we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists the Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Shares;

●	reduced liquidity for the Shares;

●	a determination that the Shares are “penny stock,” which would require brokers trading in the Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Ordinary Shares are listed on Nasdaq, such securities are covered securities. Although the states are pre-empted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

There may be substantial sales of our Class A Ordinary Shares by the Selling Shareholders under this prospectus, which could depress the market price of our Class A Ordinary Shares.

This prospectus relates to the resale of up to 4,400,000 Class A Ordinary Shares by the Selling Shareholders, representing approximately 52.7% of our 8,341,952 issued and outstanding Class A Ordinary Shares as of the date of this prospectus. These PIPE Shares are already issued and outstanding; their resale will not increase the number of outstanding shares. The Selling Shareholders may sell any, all or none of those shares. Sales of a substantial number of Class A Ordinary Shares, or the perception that such sales may occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital. The PIPE Shares are distinct from shares underlying the remaining Pre-Funded Warrants from our October 2026 registered direct offering.

Mr. Pengfei Jiang, our largest voting shareholder, has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, Mr. Pengfei Jiang beneficially owns 140,000 Class B Ordinary Shares, each carrying thirty (30) votes, representing approximately 33.5% of our aggregate voting power. He is our largest voting shareholder but does not hold a majority of the outstanding voting power. We are not a “controlled company” under the Nasdaq corporate governance rules on the basis of his current shareholding. His voting power nevertheless gives him significant influence over matters requiring shareholder approval.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may in its absolute discretion, decline to register any transfer of any Ordinary Share which has not been fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless: (i) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and (v) a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by the designated stock exchange rules, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

The board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the board of directors. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend out of either profit or share premium account, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

The trading market for our shares may be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. We may not attract or retain research coverage, and analysts may have limited experience with us or our industry, which could affect their forecasts and expectations. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Harney Westwood & Riegels, our counsel as to the laws of the Cayman Islands, has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, exercising its discretion having regard to comity, fairness and mutuality, such as orders for specific performance or declaratory judgments. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. In addition, the foreign judgment must not already have been wholly satisfied and must still be capable of enforcement in the country of origin. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of United States federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are in the nature of a final or other penalty. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal despite the time-limit for which having not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending an appeal against the foreign judgment and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands exempted companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) of the company. Our directors have discretion under our Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or members of the board of directors than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law”.

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2026 Revision) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. If a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then such company will be required to comply with the economic substance requirements in relation to the relevant activity from 1 July 2019. All companies whether a relevant entity or not are required to file an annual report in the Cayman Islands with the Registrar of Companies of the Cayman Islands confirming whether or not it is carrying on any relevant activities. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, the Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Income Tax Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences”.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on the board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this Annual Report are based upon information available to us as of the date of this Annual Report and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

These statements are subjective. Therefore, they involve known and unknown risks.

They are based largely on our current expectations and projections about future events and financial trends, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, for reasons connected with measuring future developments, including:

1.	the correct measurement and identification of factors affecting our business;

2.	the extent of their likely impact; and/or

3.	the accuracy and completeness of the publicly available information regarding the factors upon which our business strategy is based.

Forward-looking statements should not be read as a guarantee of future performance or results. They will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time regarding future events. Consequently, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause actual performance or results to differ materially from those contained in forward-looking statements include, but are not limited to, those factors discussed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of apparel solution services — apparel supply chain services

According to a market analysis report prepared by Grand View Research, the global apparel market size was valued at USD 1.77 trillion in 2024 and is projected to reach USD 2.26 trillion by 2030, growing at a CAGR of 4.2% from 2025 to 2030. The increasing expenditure on apparel by customers worldwide is a key factor driving the market growth. The U.S. apparel market held the largest revenue share of the regional industry in 2024.

According to an analysis by Statista, the revenue in the apparel market in the United Arab Emirates (UAE) amounts to US$10.88 billion in 2025. It is projected to grow at a CAGR of 3.16% from 2025 to 2029. The UAE is experiencing a growing demand for luxury fashion brands in the apparel market. On average, each person in the UAE is expected to contribute 40.5 pieces to the apparel market volume in 2025.

Apparel supply chain services consists mainly of market trend analysis, product design and development, raw material sourcing, production and quality control and logistics management. The business scope of an apparel supply chain services company depends on its management capability over each step of the process. Raw material and production sourcing are the core services provided by apparel supply chain services companies. An apparel supply chain services company should have strong production and raw material know-hows, in-house designers who can keep abreast of market trends in order to meet customers’ needs on a timely basis, be capable of controlling quality of the products, and have the flexibility to cater to different lead times with short notice in a cost-effective manner.

The apparel supply chain services are essential for retailers that wish to focus on their core competencies while being able to respond to the increasing demand for quick turnaround and flexibility to the evolving consumer trend. Certain retailers identify the strategic value of partnering with a company to outsource their purchasing and sourcing operations in order to focus their strengths in other aspects of the apparel business. The core service provided by apparel service supply chain service providers in Hong Kong mostly consists of production outsourcing. Since costs of labor and manufacturing are high in Hong Kong, most of the service providers in Hong Kong partner with suppliers in China, Southeast Asia or other developing countries.

Hong Kong Apparel Supply Chain Services Market

Competitive Landscape

The Hong Kong apparel supply chain management market is highly fragmented and competitive.

Hong Kong supply chain management service providers enjoy significant comparative advantages over their overseas competitors, as they are geographically located much closer to PRC apparel manufacturers, which maintain a leading position in the world’s apparel manufacture market, in terms of both technical capabilities and product quality. As a result, Hong Kong supply chain management service providers, including Neo-Concept HK, enjoy advantages including easy access to suppliers, which largely facilitates face to face discussions about customers’ needs, especially when such needs involve complex design requirements, and convenience for conducting on site quality control inspections to monitor the performance of suppliers, thus saving travelling costs and reducing the production lead time.

Major market drivers for apparel supply chain service providers in Hong Kong

Expertise in protecting customers’ interests

With most of the apparel manufacturing being conducted in Asia and foreign customers with cultural and language barriers in Asia may encounter difficulty in dealing with Asian suppliers, apparel supply chain service providers in Hong Kong may use their expertise to assist foreign customers in production management and quality control, as well as ensuring pricing transparency.

Geographical advantage

China has developed a mature apparel industry value chain with advanced transportation infrastructure and logistics network, which has made some Chinese apparel manufacturers more appealing to international branded apparel companies. Additionally, China has widespread high-speed rail networks, bus routes, and subway systems, allowing for timely inspection of factories and completion of due diligence and quality control. Apparel supply chain service providers in Hong Kong have the geographical advantage of being located in close proximity with the factories in China, allowing them to easier source suppliers for their customers for their business operations.

Increasing online shopping and social media influence

As e-commerce developed rapidly in recent years in China and worldwide, the number of online retainers is simultaneously growing. With online shopping platforms facilitating purchasing apparel products and with social media influencers leading and spreading new fashion trends to consumers, consumption, demand and spending for apparel products is expected to increase. On the other hand, with the visibility of the information online, apparel supply chain service providers in Hong Kong will now have easier access to information on consumer habits and the latest fashion trends, which combined with their geographical advantage of being in Asia, allows them to assist brand retailers manage their supply chain activities, adjust inventory levels and make informed decisions, thus increasing the efficiency and reduce unnecessary expenses for the whole supply chain.

Increasing emphasis on sustainability

Consumers, especially millennials, are becoming more environmentally and socially conscious and expect the whole apparel supply chain to commit to corporate sustainability, examples of which include using environmentally friendly fabrics and production methods to reduce carbon footprint and treating employees fairly. Many apparel brands are conducting various measures with higher transparency to achieve such goals and position themselves in the market accordingly.

Increasingly diversified portfolio

To improve competitiveness, apparel supply chain solutions providers should expand their portfolio of apparel categories and enhance the quality of service. This can be achieved by either organically developing their own technical know-how or acquiring such expertise from existing market players with a strong knowledge base. Acquisitions are more common in the supply chain solutions industry given organic development of new apparel categories is time consuming.

Offering multi-apparel categories can also reduce the exposure to fashion cycles in respect of brands and/or type of apparel items as well as enhancing cross selling opportunity with the same clientele. Thus, offering multi-apparel categories will be a trend for the apparel supply chain solutions industry.

Advancement of technology

The advancement and adoption of technology will promote the development of the apparel supply chain solutions industry by enhancing quality of services provided and reducing production lead time. For instance, virtual sampling and 3D design can facilitate the communication between designers, supply chain solutions providers and contract manufacturers and in turn significantly shorten the production lead time. Virtual sampling and 3D design also drastically reduce product development costs and improve the efficiency of producing smaller orders, thus improving the financial viability of serving small emerging brands. When the technologies in apparel industry such as virtual sampling and 3D design become more mature, more supply chain solutions providers will devote resources into these areas.

Brand owners and retailers are also using online commerce sites to publish orders and obtain quotes from manufacturers, posing a threat to traditional intermediaries such as supply chain management service providers. These online services can only support small production volumes or simple designs. Apparel supply chain service providers will have to be adept at information and communication technology to move into higher-value activities such as design and logistics or to access niche markets.

Popularity of athleisure brought by rising awareness for health and fitness

Consumers have placed greater emphasis on living a healthy and stylish lifestyle, especially in countries with high disposable income, athleisure, which is designed to be “athletic” and “leisurely”, has become a high growth apparel category. Apparel brands, from mass-market brands to luxury market brands, are pursuing this category.

Entry barriers

Building up customer’s trusts

A key success factor for apparel supply chain service providers in Hong Kong is their long-term, trustworthy relationships with their customers such as brand owners and retailers. Establishing relationships requires the ability to consistently provide high-level customer support and deliver products on time. In return, these customers are reluctant to switch their entrusted service providers. As such, new market participants will face difficulties in building up customers’ trust.

Fierce competition from other market participants

The apparel supply chain service market has a large number of participants, which makes the industry quite fragmented and competitive. It also has the tendency to become long-tail, the strategy of selling low amounts of products to many customers. In such market, there is fierce competition among participants in terms of product development, price, quality control and delivery of products, especially for small to medium size service providers, who are consistently faced with the pressure from larger participants with established long-term relationships with local and international retailer brands.

Effective management team

An effective management team ensures the smooth communication between the company and its manufacturer suppliers, trading company suppliers or customers. Changes or new information requested by the customers must be clearly communicated to the manufacturers to guarantee the delivery time and production. Furthermore, the management team should be equipped with an in-depth understanding of different aspect of the apparel industry market so as to effectively coordinate the entire business process.

Quick adaptability for evolving fashion trends

Popular style is always changing, as new trends rise and fall. Changing consumer trend requires businesses to assess market demand and enact effective strategies. A company has to pay great attention to the evolving fashion trends for different countries and put forward a quick response to come up with well-designed apparels to maintain consumption willingness and fulfil customer demand. They must also have sound supply chain support from both contract manufacturers and raw material suppliers. New entrants without a solid foundation of technical know-how may find it challenging to accurately realize customers’ new designs to accommodate the required production lead time. Moreover, established apparel supply chain solutions providers generally enjoy more business flexibility such as better credit terms with raw material suppliers and stronger bargaining power when securing contract manufacturers’ production capacity, which is of increasing importance as customers seek for more flexibility in their supply chain to better cater to the accelerating changes in consumer preferences. Some brand retailers prefer to partner with market players equipped with design and product development and fast response capabilities. New entrants in the absence of such capability may face shrinkage of profit margin or are likely to be eliminated.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the 4,400,000 PIPE Shares by the Selling Shareholders. All net proceeds from such sales will go to the Selling Shareholders. We will bear the costs and expenses of registering the PIPE Shares covered by this prospectus, other than any brokerage commissions and similar selling expenses attributable to sales by the Selling Shareholders, which will be borne by the Selling Shareholders.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended December 31, 2025 and 2024 and the six months ended June 30, 2026, NCI did not declare or pay any other dividends and there were no transfer of assets among NCI and its subsidiaries. During the years ended December 31, 2025 and 2024 and the six months ended June 30, 2026, NCI and its subsidiaries did not declare or pay any dividends or distributions to U.S. investors.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Neo-Concept HK, Neo-Concept UK, NCEC, and NCEF, Lineowa. Through our Operating Subsidiaries, NCI is a one-stop apparel solution services provider, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European and North American markets, and more recently, the Middle Eastern and North African markets as well.

On October 29, 2021, NCI acquired all the shares of NCA and became the holding company of NCA, Neo-Concept HK, Neo-Concept (NY) Corporation and Neo-Concept UK. Neo-Concept (NY) Corporation, a wholly owned subsidiary of Neo-Concept HK, had no significant operations during the two years ended December 31, 2020, and 2021 and on November 12, 2021, Neo-Concept HK disposed of all the shares of Neo-Concept (NY) Corporation.

In connection with NCI Group’s expansion into the Middle East and North Africa region, NCEF was incorporated in the UAE in May 2024, which formed a joint venture with an independent third party in October 2024, for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and North Africa region. The initial joint venture company has been established in the UAE, namely Lineowa.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Name	Background	Ownership
NCA	- A BVI company - Incorporated in August 2008 - Issued Share Capital of US$100 - Intermediate holding company	100% owned by NCI

Neo-Concept HK	- A Hong Kong company - Incorporated in October 1992 - Issued Share Capital of HKD 100,000 - Provision of one-stop apparel solution services	100% owned by NCA

Neo-Concept UK	- A UK company - Incorporated in August 2000 - Issued Share Capital of GBP100 - Provision of online and offline retail sales of apparel products	100% owned by Neo-Concept HK

NCEC	- A BVI company - Incorporated in May 2024 - Issued Share Capital of US$100 - Intermediate holding company	100% owned by NCA

NC Asia International Company Limited (“NCAIL”)	- A Hong Kong company - Incorporated in April 2026 - Issued Share Capital of HKD 10,000 - Provision of online and offline sales of apparel products	100% owned by NCA

NC ASIA Investment Company Limited (“NCAIS”)	- A Hong Kong company - Incorporated in April 2026 - Issued Share Capital of HKD 10,000 - Intermediate holding company	100% owned by NCA

NCEF	- A UAE company - Incorporated in May 2024 - Issued Share Capital of AED100,000 - Intermediate holding company	100% owned by NCEC

Lineowa	- A UAE company - Incorporated in October 2024 - Issued Share Capital of AED100 - Provision of online and offline retail sales of apparel products	50% owned by NCEF

Share re-designation and Share Consolidation

On March 3, 2025, the shareholders of the Company resolved and approved the following resolutions:

The authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A ordinary shares of a par value of US$0.0000625 each (each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 Class B Ordinary Shares of US$0.0000625 each (each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the second amended and restated memorandum and articles of association) (the “Reclassification”) so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 Class A Ordinary Shares of a par value of US$0.0000625 each and 20,000,000 Class B Ordinary Shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the second amended and restated memorandum and articles of association.

Contemporaneously upon the Reclassification taking effect, each issued share of a par value of US$0.0000625 each of the Company shall be re-designated as an issued class A ordinary share with all rights, restrictions and privileges remaining identical to the existing issued shares of the Company.

On May 9, 2025, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 1 July 2025: every five issued and unissued shares (namely, both class A ordinary shares of par value US$0.0000625 each and Class B Ordinary Shares of par value US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “2025 Share Consolidation”) so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A ordinary shares of par value US$0.0000625 each and 20,000,000 class B ordinary shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 Class A Ordinary shares of par value US$0.0003125 each and 4,000,000 Class B Ordinary Shares of par value US$0.0003125 each;

The 2025 Share Consolidation was approved by the Board on June 6, 2025 and effective on June 13, 2025, and reflected with the Nasdaq Capital Market and in the marketplace at the open of business on June 16, 2025.

Offering of 14,850,000 Class A Ordinary Shares.

On February 9, 2026, the Company entered into Securities Purchase Agreements with several investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a best effort offering, a total of 14,850,000 class A ordinary shares of par value $0.0003125 per share at the price of $0.5454 per class A ordinary share. The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The offering was closed on February 11, 2026.

The class A ordinary shares of par value $0.0003125 each were offered pursuant to a registration statement on Form F-1. The Form F-1 was declared effective on February 9, 2026. The final prospectus was filed on February 11, 2026.

The Company engaged D. Boral Capital LLC (“D. Boral”) as the lead placement agent and uSmart Securities Limited as the joint placement agent (together with D. Boral, the “Placement Agents”) in the offering pursuant to a Placement Agency Agreement dated February 9, 2026 (the “Placement Agency Agreement”), by and between the Company and the Placement Agents. The Company agreed to pay D. Boral a cash fee equal to five percent (5.0%) of the gross proceeds raised in the offering. The Company also agreed to reimburse the Placement Agents for its reasonable and documented out-of-pocket costs and expenses of up to $100,000. The Placement Agency Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company.

2026 Share Consolidation

On May 8, 2026, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 30 June 2026 (the “Effective Date”): every three (3) to every four hundred (400) issued and unissued shares (namely, both class A ordinary shares of par value US$0.0003125 each and class B ordinary shares of par value US$0.0003125 each) in the share capital of the Company (the “Range”), with the exact ratio to be set at a specific number within the Range to be determined by the board of directors of the Company in their discretion by not later than the Effective Date (the “Consolidation Ratio”), be consolidated into one (1) share (the “Consolidated Share(s)”), and such Consolidated Share(s) shall have the rights and be subject to the restrictions set out in the memorandum and articles of association of the Company (the “2026 Share Consolidation”), and that the board of directors of the Company be and is hereby granted with fully authority to determine the Consolidation Ratio by not later than the Effective Date;

On May 8, 2026, the Board resolved that every eight (8) issued and unissued shares (namely, both class A ordinary shares of par value US$0.0003125 each and class B ordinary shares of par value US$0.0003125 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0025 each, so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A ordinary shares of par value US$0.0003125 each and 4,000,000 class B ordinary shares of par value US$0.0003125 each to US$50,000 consisting of 20,000,000 shares of par value US$0.0025 each comprised of 19,500,000 class A ordinary shares of par value US$0.0025 each and 500,000 class B ordinary shares of par value US$0.0025 each.

The Effective Date was resolved to be May 18, 2026. The 2026 Share Consolidation was reflected with the Nasdaq Capital Market and in the marketplace at the open of business on May 19, 2026.

2026 Incentive Securities Plan

On June 12, 2026, the Board of Directors of the Company approved the 2026 Incentive Securities Plan (the “2026 Plan”). The 2026 Plan was adopted to provide incentives to eligible employees, directors, consultants and other service providers of the Company and its subsidiaries through the grant of various equity-based awards, including stock options, share appreciation rights, restricted shares, restricted share units, performance-based awards and other share-based compensation.

On June 16, 2026, the Company filed a registration statement on Form S-8 with the U.S. Securities and Exchange Commission to register 472,856 class A ordinary shares for issuance under the 2026 Plan.

Following the adoption of the 2026 Plan, the Company issued an aggregate of 77,670 class A ordinary shares pursuant to its equity incentive arrangements.

Issuance of 140,000 Class B Ordinary Shares to Mr. Pengfei Jiang

On August 25, 2026, the Board approved the allotment and issuance of 140,000 class B ordinary shares of a par value of US$0.0025 each, to Mr. Pengfei Jiang, the Chairman of the Board, Chief Executive Officer and a director of the Company, at par value for an aggregate subscription price of US$350.00, credited as fully paid. Each class B ordinary share carries thirty (30) votes. Immediately following such issuance, the 140,000 Class B Ordinary Shares held by Mr. Jiang carried an aggregate of 4,200,000 votes, representing approximately 64.0% of the aggregate voting power of the Company’s issued and outstanding ordinary shares.

Registered Direct Offering of 250,000 class A ordinary shares and 1,750,000 Pre-Funded Warrants

On September 30, 2026, the Company entered into a securities purchase agreement with a single institutional investor, pursuant to which the Company agreed to issue and sell (i) 250,000 class A ordinary shares at a purchase price of US$1.00 per share and (ii) pre-funded warrants to purchase up to 1,750,000 class A ordinary shares at a purchase price of US$0.99 per pre-funded warrant (the “Pre-Funded Warrants”). Each Pre-Funded Warrant is exercisable for one class A ordinary share at an exercise price of US$0.01 per share. The offering closed on October 1, 2026, and the Company received approximately US$2.0 million in gross proceeds, before deducting placement agent fees and estimated offering expenses.

By October 9, 2026, Pre-Funded Warrants had been exercised for 1,250,000 class A ordinary shares. Accordingly, the Company issued an aggregate of 1,500,000 class A ordinary shares in connection with the offering, comprising 250,000 Class A Ordinary Shares issued at closing and 1,250,000 class A ordinary shares issued upon exercise of the Pre-Funded Warrants, with Pre-Funded Warrants to purchase the remaining 500,000 class A ordinary shares unexercised. As of October 9, 2026, the Company had 3,941,952 class A ordinary shares and 140,000 class B ordinary shares issued and outstanding.

Private Placement of 4,400,000 Class A Ordinary Shares

On October 22, 2026, the Company entered into a securities purchase agreement with certain purchasers, pursuant to which the Company agreed to sell and issue an aggregate of 4,400,000 class A ordinary shares at a purchase price of US$0.30 per share, for aggregate gross proceeds of US$1,320,000, in a private placement conducted exclusively in offshore transactions outside the United States to persons who are not “U.S. persons” in reliance upon Regulation S under the Securities Act. The private placement closed on October 26, 2026, and the Company issued an aggregate of 4,400,000 class A ordinary shares to the purchasers. The Company intends to use the net proceeds from the private placement for working capital and other general corporate purposes.

November 2026 Share Consolidation

On October 29, 2026, the Company’s shareholders approved a share consolidation of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares at a ratio to be determined by the Board within a range of two-to-one to four hundred-to-one. On November 2, 2026, the Company announced that every eight (8) issued and unissued shares of par value US$0.0025 each would be consolidated into one (1) share of par value US$0.02 each, with the share consolidation to be reflected with the Nasdaq Capital Market and in the marketplace at the open of business on November 10, 2026. As of November 5, 2026, prior to the scheduled share consolidation, the Company has 8,481,952 ordinary shares issued and outstanding, comprising 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares. Upon the share consolidation becoming effective, the Company will have approximately 1,060,246 ordinary shares issued and outstanding, comprising approximately 1,042,746 Class A Ordinary Shares and 17,500 Class B Ordinary Shares, subject to adjustment as a result of the treatment of fractional shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

OVERVIEW

NCI is a one-stop apparel solution services provider. Through our Operating Subsidiaries, we offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European and North American markets.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices. We also push for sustainable solutions to fulfil our customers’ needs throughout garment production.

KEY FACTORS AFFECTING OUR RESULTS OF OPERATIONS

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Economic, political, and social conditions in China and Hong Kong, as well as its government policies, laws and regulations

Our key operations are in Hong Kong. However, due to long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The war in Ukraine has affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. In addition to the conflict in Ukraine, ongoing tensions and hostilities in the Middle East — such as the recent conflict between Israel and Gaza, as well as the war between Israel and Iran — add further geopolitical instability to the region. These conflicts could lead to disruptions in energy markets, refugee flows, or escalating military engagements, which could further impact global economic stability. We cannot predict the progress or outcome of these various conflicts, as the situations and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the regions could have a material adverse effect on the global economy, and such effects could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity, and business outlook of our business.

Competition from other players in the market

The apparel supply chain services industry in Hong Kong and the apparel retail industry in the UK has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other apparel supply chain services providers and retail companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service offerings, such as better in-house technology infrastructure, stronger brand, and pricing flexibility.

As the apparel market is very large and fragmented, we face fierce competition among service providers in terms of product design, price, quality control and delivery of products. Our ability to compete against other market players is, to a significant extent, dependent on our ability to distinguish our services and products from those of our competitors by providing high quality products that appeal to consumers’ preferences at competitive prices. Our competitors may provide products comparable or superior to those we provide, and our competitors may adapt more quickly than we do to evolving industry trends or changing market requirements.

Our ability to attract new customers and retain existing customers

Our success depends in large part upon widespread adoption of our products by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our sustainable apparel products. If the number of people who are willing to purchase our products does not continue to increase, if we fail to deliver a quality product while chasing our sustainability goals, or if our current or potential future customers are not convinced that our products are superior to alternatives, then our ability to retain existing customers, acquire new customers, and grow our business may be harmed.

In addition, our future success depends in part on our ability to increase sales to our existing customers over time, as a significant portion of our net revenue is generated from sales to existing customers, particularly those existing customers who are highly engaged and make frequent and/or large purchases of the products we offer. If existing customers no longer find our products appealing, are not satisfied with our customer service, or if we are unable to timely update our products to meet current trends and customer demands, our existing customers may not make purchases, or if they do, they may make fewer or smaller purchases in the future.

If we are unable to continue to attract new customers or our existing customers decrease their spending on the products we offer or fail to make repeat purchases of our products, our business, financial condition, results of operations, and growth prospects will be harmed.

Our ability to manage costs of raw materials or labor

Changes in the costs of raw materials or labor indirectly affect our cost structure. Any increase in production costs may be passed on to us, but we might not be able to pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our financial performance. We do not have long-term contracts with third-party contract manufacturers and raw material vendors. We usually enter into fixed-price contracts with vendors and agree on raw materials pricing concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. Where market forces drive up raw material costs, we may from time to time fail to negotiate price terms that are advantageous to us and hence put pressure on our profit margin.

Impact of the stability of our supply chain

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the movement of goods and materials, such as our company, may suffer from plant closures and supply shortages across the extended supply network.

The PRC government may change its policy and measures from time to time in response to the latest COVID-19 situation and the country’s transition to a lower carbon economy. These changes could result in the suspension of manufacturing operations, quarantine of factory and transportation workers and our own staff, and cancellation of marketing activities with short notice. Any significant disruption in our supply chain would impact our costs and operational efficiencies.

Results of operations

	For the years ended December 31,
	2023	2024	2025	2025
	HKD	HKD	HKD	US$
REVENUES, NET	174,202,627	235,667,734	137,247,341	17,633,567

COST OF REVENUES
- Related parties	(34,213,521)	(7,915,189)	(73,417,725)	(9,432,724)
- External	(104,940,795)	(178,307,992)	(13,143,967)	(1,688,740)
	(139,154,316)	(186,223,181)	(86,561,692)	(11,121,464)
Gross profit	35,048,311	49,444,553	50,685,649	6,512,103

EXPENSES
Selling and marketing	(3,132,277)	(4,392,521)	(6,568,144)	(843,877)
General and administrative:
Depreciation	(33,091)	(685,245)	(1,735,470)	(222,974)
Amortization	(112,049)	(1,481,738)	(2,497,004)	(320,816)
Staff cost	(13,260,898)	(18,486,483)	(21,755,401)	(2,795,138)
Operating leases expenses	(2,507,182)	(3,146,322)	(6,720,152)	(863,407)
Operating lease expenses – related party	(720,000)	(720,000)	(720,000)	(92,506)
Professional fee	(2,204,622)	(2,840,139)	(3,615,272)	(464,491)
(Provision for) reversal of expected credit losses	(1,383,316)	(1,253,368)	2,143,178	275,356
Government rates	(453,748)	(1,272,186)	(2,138,370)	(274,738)
Office general expenses	(453,551)	(752,507)	(1,263,880)	(162,384)
Others	(1,741,052)	(2,842,620)	(4,010,155)	(515,224)
Total expenses	(26,001,786)	(37,873,129)	(48,880,670)	(6,280,199)
INCOME FROM OPERATION	9,046,525	11,571,424	1,804,979	231,904

OTHER INCOME (EXPENSES)
Interest income	92,951	31,954	—	—
Interest expense	(5,759,182)	(3,759,032)	(1,349,488)	(173,382)
Agency income – related party	2,662,034	1,170,664	1,475,466	189,568
Other income	326	134,230	42,447	5,454
Other expense	(302,784)	—	(195,094)	(25,066)
Total other expenses, net	(3,306,655)	(2,422,184)	(26,669)	(3,426)
Income before tax expenses	5,739,870	9,149,240	1,778,310	228,478
Income tax expenses	(1,325,137)	(1,085,909)	(1,446,631)	(185,863)
NET INCOME	4,414,733	8,063,331	331,679	42,615

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
REVENUES, NET	60,236,666	55,755,660	7,109,878

COST OF REVENUES
– Related party	(5,385,166)	(22,068,044)	(2,814,083)
– External	(29,052,173)	(11,148,799)	(1,421,679)
	(34,437,339)	(33,216,843)	(4,235,762)
Gross profit	25,799,327	22,538,817	2,874,116

EXPENSES
Selling and marketing	(3,581,199)	(3,949,680)	(503,657)
General and administrative:
Lease expenses – related party	(360,000)	(360,000)	(45,907)
Depreciation	(820,441)	(949,117)	(121,030)
Amortization	(1,241,642)	(1,248,502)	(159,207)
Staff cost	(10,644,573)	(12,140,932)	(1,548,193)
Leases expenses	(3,070,526)	(3,997,441)	(509,748)
Professional fee	(2,937,417)	(2,312,443)	(294,879)
Impairment on inventories	(426,816)	(3,180,188)	(405,533)
Reversal of (provision for) expected credit losses	2,291,797	(345,625)	(44,074)
Others	(2,748,944)	(4,491,251)	(572,719)
Total expenses	(23,539,761)	(32,975,179)	(4,204,947)
INCOME (LOSS) FROM OPERATION	2,259,566	(10,436,362)	(1,330,831)

OTHER INCOME (EXPENSES)
Interest expense, net	(622,140)	(294,439)	(37,545)
Change in fair value of investment in a joint venture	33,934	—	—
Agency income – related party	1,248,117	1,011,541	128,990
Other income	18,264	118,860	15,157
Other expense	(15,885)	(34,362)	(4,382)
Total other income, net	662,290	801,600	102,220
INCOME (LOSS) BEFORE TAX EXPENSES	2,921,856	(9,634,762)	(1,228,611)
INCOME TAX (EXPENSES) CREDIT	(885,588)	533,353	68,012
NET INCOME (LOSS)	2,036,268	(9,101,409)	(1,160,599)

Year ended December 31, 2025 compared with year ended December 31, 2024

Revenue

For the years ended December 31, 2025 and 2024, we generated our revenue through two revenue streams: sales of private -labelled apparel products and retail sales of own -branded apparel products.

	For the years ended December 31,
	2024	2025	2025
	HKD	HKD	US$
Private-labelled apparel products	196,736,307	66,685,405	8,567,755
Own-branded apparel products	38,931,427	70,561,936	9,065,812
Total	235,667,734	137,247,341	17,633,567

Our revenue decreased by 41.8% to HKD137,247,341 (US$17,633,567) for the year ended December 31, 2025, from HKD235,667,734 for the year ended December 31, 2024. The decrease was mainly caused by the decrease in sales of private-labelled apparel products by 66.1% to HKD66,685,405 (US$8,567,755) for the year ended December 31, 2025, from HK$196,736,307 for the year ended December 31, 2024, which was mainly due to decrease in number of commercial customers from 21 in 2024 to 12 customers in 2025 as, reflecting the challenges faced in maintaining customer relationships and market demand amid increased competition and changing consumer preferences during the year and partially offset against the increase in sales of own-branded apparel products by 81.2% to HKD70,561,936 (US$9,065,812) for the year ended December 31, 2025, from HK$38,931,427 for the year ended December 31, 2024, which was mainly due to successful business expansion by establishment more retail shops in London in 2024, the new retail outlets enhanced the company’s market presence, improved brand visibility, and attracted a broader customer base and allowed for better product accessibility and customer engagement, which collectively led to the significant growth in retail sales of own-branded apparel products during the year.

Cost of revenue

	For the years ended December 31,
	2024	2025	2025
	HKD	HKD	US$
Private-labelled apparel products	178,307,992	59,768,785	7,679,106
Own-branded apparel products	7,915,189	26,792,907	3,442,358
Total	186,223,181	86,561,692	11,121,464

Our cost of revenue decreased by 53.5% to HKD86,561,692 (US$11,121,464) for the year ended December 31, 2025, from HKD186,223,181 for the year ended December 31, 2024. The decrease was in correspondence to our decrease of sales in revenue.

Gross profit and gross profit margin

	For the year ended December 31,
	2024				2025
Product category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	196,736,307	178,307,992	18,428,315	9.4%	66,685,405	59,768,785	6,916,620	10.4%
Own-branded apparel products	38,931,427	7,915,189	31,016,238	79.7%	70,561,936	26,792,907	43,769,029	62.0%
Total	235,667,734	186,223,181	49,444,553	21.0%	137,247,341	86,561,692	50,685,649	37.0%

Our overall gross profit increased by 2.5% to HKD50,685,649 (US$6,512,103) for the year ended December 31, 2025, from HKD49,444,553 for the year ended December 31, 2024, primarily due to the increase in our revenue in sales of own-branded apparel products in UK as the Company newly established retail shops in 2024. Our overall gross profit margin increased by 16.0 percentage points to 37.0% for the year ended December 31, 2025, from 21.0% for the year ended December 31, 2024, mainly due to increase in sales of our own-branded apparel products which gross profit margin is relatively higher.

Our gross profit for private-labelled apparel products decreased by 62.5% to HKD6,916,620 (US$888,649) for the year ended December 31, 2025, from HKD18,428,315 for the year ended December 31, 2024. The decrease was principally due to the decrease in demand in private-labelled apparel products, the number of commercial customers decreased from 21 in 2024 to 12 customers in 2025. Our gross profit margin for private-labelled apparel products slightly increased by 1.0 percentage points to 10.4% for the year ended December 31, 2025, from 9.4% for the year ended December 31, 2024. This marginal improvement can be attributed to the Company’s efforts to optimize cost management and production efficiency during this period.

Our gross profit for own-branded apparel products increased by 41.1% to HKD43,769,029 (US$5,623,454) for the year ended December 31, 2025, from HKD31,016,238 for the year ended December 31, 2024. The increase was mainly due to business expansion including open-up of new retail shops in the UK in mid of 2024. However, our gross profit margin for own-branded apparel products decreased by 17.7 percentage points to 62.0% for the year ended December 31, 2025, from 79.7% for the year ended December 31, 2024. The decrease was mainly due to increase overall cost of purchase from suppliers in 2025.

Selling and marketing expenses

	For the years ended December 31,
	2024	2025	2025
	HKD	HKD	US$
Transportation costs	1,177,462	1,372,915	176,393
Marketing and displaying expenses	3,215,059	5,195,229	667,484
Total	4,392,521	6,568,144	843,877

Our selling and marketing expenses increased by 49.5% to HKD6,568,144 (US$843,877) for the year ended December 31, 2025, from HKD4,392,521 for the year ended December 31, 2024, primarily due to increase in marketing and displaying expenses due to business expansion including open up of new retail shops in the UK in mid of 2024 as a result of increase in sales.

General and administrative expenses

	For the years ended December 31,
	2024	2025	2025
	HKD	HKD	US$
Depreciation	685,245	1,735,470	222,974
Amortization	1,481,738	2,497,004	320,816
Staff costs	18,486,483	21,755,401	2,795,138
Operating lease expense	3,146,322	6,720,152	863,407
Operating lease expenses – related party	720,000	720,000	92,506
Professional fee	2,840,139	3,615,272	464,491
Provision for (reversal of) expected credit losses	1,253,368	(2,143,178)	(275,356)
Government rates	1,272,186	2,138,370	274,738
Office general expenses	752,507	1,263,880	162,384
Others	2,842,620	4,010,155	515,224
Total	33,480,608	42,312,526	5,436,322

Our general and administrative expenses increased by 26.4% to HKD42,312,526 (US$5,436,322) for the year ended December 31, 2025, from HKD33,480,608 for the year ended December 31, 2024, the increase was principally due to (i) the business expansion including open-up of four new retail shops in the UK in mid of 2024 which led to the increase in staff cost, lease expenses, and overall general administrative expenses, (ii) increase in depreciation due to the addition of the leasehold improvement, furniture and fixture and office equipment for open-up of four new retail shops in the UK in mid of 2024, (iii) increase in amortization of intangible assets as acquisition of trademarks in May 2024 and (iv) increase in legal and professional fee for the audit fee and business expansion consultation and partially offset against the reversal of expected credit losses as the decrease in overall account receivable as of December 31, 2025.

Interest expense

Our interest expense represented factoring charges and interest expense for our bank borrowings, it decreased by 64.1% to HKD1,349,488 (US$173,382) for the year ended December 31, 2025 from HKD3,759,032 for the year ended December 31, 2024. The primary reason for this decrease was the decline in sales of private-labelled apparel products, which consequently led to a decreased need for financing through factoring. The Company required less working capital support from factoring arrangements, resulting in lower interest expenses.

Other income

	For the years ended December 31,
	2024	2025	2025
	HKD	HKD	US$
Agency income	1,170,664	1,475,466	189,568
Other	134,230	42,447	5,454
Total	1,304,894	1,517,913	195,022

Our agency income representing service fee charged to a related party, NCH, for promoting NCH’s products in UK, it increased by 26.0% to HKD1,475,466 (US$189,568) for the year ended December 31, 2025 from HKD1,170,664 for the year ended December 31, 2024. The increase was principally in correspondence with the increase in the discretionary income from Neo-Concept UK in 2025.

Other expenses

	For the years ended December 31,
	2024	2025	2025
	HKD	HKD	US$
Exchange loss, net	—	(25,605)	(3,290)
Penalty	—	(125,404)	(16,112)
Over-provision of claims from insurance	—	(44,085)	(5,664)
Total	—	(195,094)	(25,066)

Our other expenses increased by 100.0% to HKD195,094 (US$25,066) for the year ended December 31, 2025, from nil for the year ended December 31, 2024, the increase was principally due to (i) increase in exchange loss, net due to the depreciation of GBP against US$, (ii) increase in penalty arising in the normal course of business and (iii) the over-provision of claims from insurance in prior years.

Provision for income tax expense

	For the Years ended December 31,
	2024	2025	2025
	HKD	HKD	US$
Current:
Hong Kong	348,835	—	—
UK	—	310,430	39,883

Deferred:
Hong Kong	(206,806)	134,213	17,244
UK	943,880	1,001,988	128,736
Total	1,085,909	1,446,631	185,863

	For the years ended December 31,
	2024		2025
	HKD		HKD	US$
Income before tax	9,149,240		1,778,310	228,478
Income tax rate in the Cayman Islands, permanent tax holiday	—	—	—	—	—
Hong Kong statutory income tax rate	1,509,625	16.5%	293,421	37,699	16.5%
Effect of different tax rates	1,383,890	15.1%	699,819	89,912	39.4%
Income not taxable	(4,219)	—	(367,658)	(47,237)	(20.7)%
Expense not deductible	164,216	1.8%	18,259	2,346	1.0%
Temporary not recognized	52,472	0.6%	1,921,169	246,832	108.0%
Utilization of tax loss	(1,849,075)	(20.2)%	(1,621,122)	(208,282)	(91.2)%
Under provision of tax in prior years	—	—	502,743	64,593	28.3%
Tax concession	(171,000)	(1.9)%	—	—	—
Effective tax rate	1,085,909	11.9%	1,446,631	185,863	81.3%

Provision for income tax expense represents current profit tax. Current profit tax represented tax recorded in Hong Kong.

Hong Kong current profit tax arose from the operation of Neo-Concept HK in Hong Kong and its applicable tax rate is 16.5%. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000.

Our income tax expense increased by 33.2% to HKD1,446,631 (US$185,863) for the year ended December 31, 2025 from HKD1,085,909 for the year ended December 31, 2024, mainly due to the increase in income before tax in the Company’s subsidiary, Neo-Concept (UK) Limited.

Our effective tax rate increased by 69.4 percentage points to 81.3% for the year ended December 31, 2025, from 11.9% for the year ended December 31, 2024. The primary reason for this increase was the rise in profit before tax in our subsidiary, Neo-Concept (UK) Limited, which resulted in higher tax expenses. This increase was partially offset by the loss before tax incurred by our other subsidiary, Neo-Concept International Company Limited, which reduced the overall taxable income of the Group. As a result, the change in the profitability mix among the subsidiaries contributed to increase in income tax expenses and decrease in profit before tax and led to the significant fluctuation in our effective tax rate during the year.

Net income

Our net income decreased by 95.9% to HKD331,679 (US$42,615) for the year ended December 31, 2025, from HKD8,063,331 for the year ended December 31, 2024. The decrease in net income was predominantly due to the decrease in our revenue in 2025.

Year ended December 31, 2024 compared with year ended December 31, 2023

Revenue

For the years ended December 31, 2024 and 2023, we generated our revenue through two revenue streams: sales of private -labelled apparel products and retail sales of own -branded apparel products.

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Private-labelled apparel products	156,316,352	196,736,307	25,327,485
Own-branded apparel products	17,886,275	38,931,427	5,011,963
Total	174,202,627	235,667,734	30,339,448

Our revenue increased by 35.3% to HKD235,667,734 (US$30,339,448) for the year ended December 31, 2024, from HKD174,202,627 for the year ended December 31, 2023. The increase was mainly caused by the increase in sales of private-labelled apparel products by 25.9% to HKD196,736,307 (US$25,327,485) for the year ended December 31, 2024, from HK$156,316,352 for the year ended December 31, 2023, which was mainly due to increase in number of commercial customers from 18 in 2023 to 21 customers in 2024 by the successful marking and promotional strategies such has social media marketing and promotional events and increase in sales of own-branded apparel products by 117.7% to HKD38,931,427 (US$5,011,963) for the year ended December 31, 2024, from HK$17,886,275 for the year ended December 31, 2023, which was mainly due to business expansion including establishment four more retail shops in London and led to increase in retail sales.

Cost of revenue

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Private-labelled apparel products	134,239,759	178,307,992	22,955,056
Own-branded apparel products	4,914,557	7,915,189	1,018,987
Total	139,154,316	186,223,181	23,974,043

Our cost of revenue increased by 33.8% to HKD186,223,181 (US$23,974,043) for the year ended December 31, 2024, from HKD139,154,316 for the year ended December 31, 2023. The increase was in correspondence to our increase of sales in revenue.

Gross profit and gross profit margin

	For the year ended December 31,
	2023				2024
Product category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	156,316,352	134,239,759	22,076,593	14.1%	196,736,307	178,307,992	18,428,315	9.4%
Own-branded apparel products	17,886,275	4,914,557	12,971,718	72.5%	38,931,427	7,915,189	31,016,238	79.7%
Total	174,202,627	139,154,316	35,048,311	20.1%	235,667,734	186,223,181	49,444,553	21.0%

Our overall gross profit increased by 41.1% to HKD49,444,553 (US$6,365,405) for the year ended December 31, 2024, from HKD35,048,311 for the year ended December 31, 2023, primarily due to the increase in our revenue in sales of own-branded apparel products in UK as the Company newly established 4 retail shops. Our overall gross profit margin increased by 0.9 percentage points to 21.0% for the year ended December 31, 2024, from 20.1% for the year ended December 31, 2023, mainly due to our increase in sales of products with higher margin.

Our gross profit for private-labelled apparel products decreased by 16.5% to HKD18,428,315 (US$2,372,429) for the year ended December 31, 2024, from HKD22,076,593 for the year ended December 31, 2023. The decrease was principally due to the increase in the cost of purchase from suppliers. Our gross profit margin for private-labelled apparel products decreased by 4.7 percentage points to 9.4% for the year ended December 31, 2024, from 14.1% for the year ended December 31, 2023 as overall cost of purchase from suppliers increased in 2024.

Our gross profit for own-branded apparel products increased by 139.1% to HKD31,016,238 (US$3,992,976) for the year ended December 31, 2024, from HKD12,971,718 for the year ended December 31, 2023. The increase was mainly due to business expansion including open-up of new retail shops in the UK. Our gross profit margin for own-branded apparel products increased by 7.2 percentage points to 79.7% for the year ended December 31, 2024, from 72.5% for the year ended December 31, 2023. The increase was mainly due to the increase in sales of products with higher margin.

Selling and marketing expenses

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Transportation costs	333,257	1,177,462	151,584
Marketing and displaying expenses	2,799,020	3,215,059	413,902
Total	3,132,277	4,392,521	565,486

Our selling and marketing expenses increased by 40.2% to HKD4,392,521 (US$565,485) for the year ended December 31, 2024, from HKD3,132,277 for the year ended December 31, 2023, primarily due to increase in marketing and displaying expenses due to business expansion including open up of new retail shops in the UK as a result of increase in sales.

General and administrative expenses

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Staff costs	13,260,898	18,486,483	2,379,917
Depreciation	3,260,273	4,551,567	585,961
Amortization	112,049	1,481,738	190,756
Provision for expected credit losses	1,383,316	1,253,368	161,356
Professional fee	2,204,622	2,840,139	365,634
Others	2,648,351	4,867,313	626,610
Total	22,869,509	33,480,608	4,310,234

Our general and administrative expenses increased by 46.4% to HKD33,480,608 (US$4,310,234) for the year ended December 31, 2024, from HKD22,869,509 for the year ended December 31, 2023, the increase was principally due to (i) the business expansion including open-up of four new retail shops in the UK which led to the increase in staff cost, lease expenses and overall general administrative expenses, (ii) increase in amortization of intangible assets as acquisition of trademarks in 2024, (iii) increase in expected credit loss and impairment losses on receivables and (iv) increase in legal and professional fee for the audit fee and business expansion consultation.

Interest expense

Our interest expense represented factoring charges and interest expense for our bank borrowings, it decreased by 34.7% to HKD3,759,032 (US$483,931) for the year ended December 31, 2024 from HKD5,759,182 for the year ended December 31, 2023. The decrease was mainly due to (i) repayment of bank borrowings and (ii) decrease in weighted average interest rate.

Other income

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Agency income	2,662,034	1,170,664	150,709
Other	326	134,230	17,280
Total	2,662,360	1,304,894	167,989

Our agency income representing service fee charged to a related party, NCH, for promoting NCH’s products in UK, it decreased by 56.0% to HKD1,170,664 (US$150,709) for the year ended December 31, 2024 from HKD2,662,034 for the year ended December 31, 2023. The decrease was principally in correspondence with the decrease in the discretionary income from Neo-Concept UK in 2024.

Other expenses

	For the years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Exchange loss, net	(168,356)	—	—
Penalty	(134,428)	—	—
Total	(302,784)	—	—

Our other expenses decreased by 100% to nil for the year ended December 31, 2024, from HKD302,784 for the year ended December 31, 2023.

Provision for income tax expense

	For the Years ended December 31,
	2023	2024	2024
	HKD	HKD	US$
Current:
Hong Kong	928,973	348,835	44,908
UK	388,288	—	—
	1,317,261	348,835	44,908
Deferred:
Hong Kong	7,876	(206,806)	(26,623)
UK	—	943,880	121,513
Total	1,325,137	1,085,909	139,798

	For the years ended December 31,
	2023		2024
	HKD		HKD
Profit before tax	5,739,870		9,149,240
Income tax rate in the Cayman Islands, permanent tax holiday	—	0.0%	—	0.0%
Hong Kong statutory income tax rate	947,079	16.5%	1,509,625	16.5%
Effect of different tax rates	120,537	2.1%	1,383,890	15.1%
Income not taxable	—	0.0%	(4,219)	0.0%
Expense not deductible	401,791	7.0%	164,216	1.8%
Temporary not recognized	22,959	0.4%	52,472	0.6%
Utilization of tax loss	—	0.0%	(1,849,075)	(20.2)%
Tax concession	(167,229)	(2.9)%	(171,000)	(1.9)%
Effective tax rate	1,325,137	23.1%	1,085,909	11.9%

Provision for income tax expense represents current profit tax. Current profit tax represented tax recorded in Hong Kong.

Hong Kong current profit tax arose from the operation of Neo-Concept HK in Hong Kong and its applicable tax rate is 16.5%. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000.

Our income tax expense decreased by 18.1% to HKD1,085,909 (US$139,798) for the year ended December 31, 2024 from HKD1,325,137 for the year ended December 31, 2023, mainly due to the tax loss utilization by the subsidiary, Neo-Concept (UK) Limited.

Our effective tax rate increased by 11.2 percentage points to 11.9% for the year ended December 31, 2024 from 23.1% for the year ended December 31, 2023. The decrease in effective tax rate was mainly due to the tax loss utilization by the subsidiary, Neo-Concept (UK) Limited.

Net income

Our net income increased by 82.6% to HKD8,063,331 (US$1,038,059) for the year ended December 31, 2024, from HKD4,414,733 for the year ended December 31, 2023. The increase in net income was predominantly due to the increase in our revenue in 2024.

Six months ended June 30, 2026 compared with six months ended June 30, 2025

Revenue

For the six months ended June 30, 2026 and 2025, we generated our revenue through two revenue streams: sales of private-labelled apparel products and retail sales of own-branded apparel products.

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
Private-labelled apparel products	32,710,445	28,740,350	3,664,926
Own-branded apparel products	27,526,221	27,015,310	3,444,952
Total	60,236,666	55,755,660	7,109,878

Our revenue decreased by 7.4% to HKD55,755,660 (US$7,109,878) for the six months ended June 30, 2026, from HKD60,236,666 for the six months ended June 30, 2025. The decrease was mainly caused by a 12.1% decrease in sales of private-labelled apparel products to HKD28,740,350 (US$3,664,926) for the six months ended June 30, 2026, from HKD32,710,445 for the six months ended June 30, 2025, and a 1.9% decrease in retail sales of own-branded apparel products to HKD27,015,310 (US$3,444,952) for the six months ended June 30, 2026, from HKD27,526,221 for the six months ended June 30, 2025. The reasons for the decreases in sales of private-labelled and own-branded apparel products were the logistical and shipping delays resulting from geopolitical tensions in the Middle East around the period-end, which extended shipment times for certain orders.

Cost of revenue

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
Private-labelled apparel products	29,052,173	25,702,047	3,277,486
Own-branded apparel products	5,385,166	7,514,796	958,276
Total	34,437,339	33,216,843	4,235,762

Our cost of revenue decreased by 3.5% to HKD33,216,843 (US$4,235,762) for the six months ended June 30, 2026, from HKD34,437,339 for the six months ended June 30, 2025. The reason for the decrease was the write-off of certain obsolete inventories in the UK market.

Gross profit and gross profit margin

	For the six months ended June 30,
	2025				2026
Product category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	32,710,445	29,052,173	3,658,272	11.2%	28,740,350	25,702,047	3,038,303	10.6%
Own-branded apparel products	27,526,221	5,385,166	22,141,055	80.4%	27,015,310	7,514,796	19,500,514	72.2%
Total	60,236,666	34,437,339	25,799,327	42.8%	55,755,660	33,216,843	22,538,817	40.4%

Our overall gross profit decreased by 12.6% to HKD22,538,817 (US$2,874,116) for the six months ended June 30, 2026, from HKD25,799,327 for the six months ended June 30, 2025. Our overall gross profit margin decreased by 2.4 percentage points to 40.4% for the six months ended June 30, 2026, from 42.8% for the six months ended June 30, 2025. The reasons for these decreases were the deferred revenue recognition of higher-margin orders caused by geopolitical tensions in the Middle East, combined with the impact of the inventory write-off in the UK market as mentioned above.

Our gross profit for private-labelled apparel products decreased by 16.9% to HKD3,038,303 (US$387,440) for the six months ended June 30, 2026, from HKD3,658,272 for the six months ended June 30, 2025. Our gross profit margin for private-labelled apparel products decreased by 0.6 percentage points to 10.6% for the six months ended June 30, 2026, from 11.2% for the six months ended June 30, 2025. The reasons for these decreases were the aforementioned logistical delays in the Middle East which deferred the revenue recognition of certain private-labelled shipments that carried relatively higher gross profit margins.

Our gross profit for own-branded apparel products decreased by 11.9% to HKD19,500,514 (US$2,486,676) for the six months ended June 30, 2026, from HKD22,141,055 for the six months ended June 30, 2025. Our gross profit margin for own-branded apparel products decreased by 8.2 percentage points to 72.2% for the six months ended June 30, 2026, from 80.4% for the six months ended June 30, 2025. The reasons for these decreases were the write-off of certain obsolete inventories in the UK market.

Selling and marketing expenses

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
Total	3,581,199	3,949,680	503,657

Our selling and marketing expenses increased by 10.3% to HKD3,949,680 (US$503,657) for the six months ended June 30, 2026, from HKD3,581,199 for the six months ended June 30, 2025. The reason for the increase was that certain retail shops were still in their initial operational stages during the first half of 2025, resulting in higher active marketing expenses incurred in the corresponding period of 2026..

General and administrative expenses

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
Lease expenses – related party	360,000	360,000	45,907
Depreciation	820,441	949,117	121,030
Amortization	1,241,642	1,248,502	159,207
Staff costs	10,644,573	12,140,932	1,548,193
Lease expenses	3,070,526	3,997,441	509,748
Professional fee	2,937,417	2,312,443	294,879
Impairment on inventories	426,816	3,180,188	405,533
Provision for (reversal of) expected credit losses	(2,291,797)	345,625	44,074
Others	2,748,944	4,491,251	572,719
Total	19,958,562	29,025,499	3,701,290

Our general and administrative expenses increased by 45.4% to HKD29,025,499 (US$3,701,290) for the six months ended June 30, 2026, from HKD19,958,562 for the six months ended June 30, 2025. The increase was mainly due to (i) increased staff costs resulting from higher payroll to our staff and (ii) a provision for expected credit losses on trade receivables for the six months ended June 30, 2026, compared with a reversal of expected credit losses for the same period in 2025, partially offset by (iii) decreased legal and professional fees because no accounting service fee was incurred during the period.

Interest expense

Our interest expense, net decreased by 52.7% to HKD294,439 (US$37,545) for the six months ended June 30, 2026, from HKD622,140 for the six months ended June 30, 2025. The reason for the decrease was the full repayment of all outstanding bank borrowings in early 2026.

Other income

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
Agency income – related party	1,248,117	1,011,541	128,990
Change in fair value of investment in a joint venture	33,934	—	—
Other income	18,264	118,860	15,157
Total	1,300,315	1,130,401	144,147

Our total other income decreased by 13.1% to HKD1,130,401 (US$144,147) for the six months ended June 30, 2026, from HKD1,300,315 for the six months ended June 30, 2025. The reason for the decrease was a decrease in agency income resulting from the reduced market sales and promotional business volume of the principal party in the UK. Our other income increased to HKD118,860 (US$15,157) for the six months ended June 30, 2026, from HKD18,264 for the six months ended June 30, 2025, primarily due to funding received from the “Technology Voucher Programme” issued by the Hong Kong Government.

Other expenses

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
Other expense	(15,885)	(34,362)	(4,382)

Our other expenses increased by 116.3% to HKD34,362 (US$4,382) for the six months ended June 30, 2026, from HKD15,885 for the six months ended June 30, 2025. The reason for the increase was the occurrence of a specific customer claim event.

Income tax (expense) credit

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	US$
Current:
Hong Kong	—	—	—
The UK	—	—	—

Deferred:
Hong Kong	(144,701)	60,832	7,757
The UK	(740,887)	472,521	60,255
Income tax (expense) credit	(885,588)	533,353	68,012

	For the six months ended June 30,
	2025	2026
Income tax rate in the Cayman Islands, permanent tax holiday	—%	—%
Hong Kong statutory income tax rate	16.5%	16.5%
Effect of different tax rates	40.5%	(2.7)%
Tax loss not recognized	9.9%	(17.4)%
Utilization of tax loss	(28.6)%	—%
Temporary difference	—%	5.5%
Income not taxable	(8.0)%	—%
Expenses not taxable	—%	3.6%
Effective tax rate	30.3%	5.5%

We recorded an income tax credit of HKD533,353 (US$68,012) for the six months ended June 30, 2026, compared to an income tax expense of HKD885,588 for the six months ended June 30, 2025. The change was primarily due to the reversal of deferred tax expenses relating to the provision for expected credit losses and depreciation allowance.

Our effective tax rate decreased by 24.8 percentage points to 5.5% for the six months ended June 30, 2026, from 30.3% for the six months ended June 30, 2025, primarily due to the reversal of deferred tax expenses relating to the provision for expected credit losses and depreciation allowance.

Net income (loss)

We recorded a net loss of HKD9,101,409 (US$1,160,599) for the six months ended June 30, 2026, compared to a net income of HKD2,036,268 for the six months ended June 30, 2025. The change from net income to net loss was mainly due to the increase in selling, general and administrative expenses.

Liquidity and Capital Resources

As of December 31, 2024 and 2025, we had cash and cash equivalents of HKD9.2 million and HKD2.3 million (US$0.3 million), respectively, and net current assets of HKD33.0 million and HKD32.4 million (US$4.2 million), respectively. As of June 30, 2026, we had cash and cash equivalents of HKD10.1 million (US$1.3 million), net current assets of HKD81.8 million (US$10.4 million) and shareholders’ equity of HKD105.5 million (US$13.4 million).

We believe that our current cash and cash flows provided by operating activities, bank borrowings, and the net proceeds from our two follow-on offerings closed in February and October 2026 and our Regulation S private placement closed in October 2026 will be sufficient to meet our working capital needs in the next 12 months from the date the audited consolidated financial statements are issued. If we experience an adverse operating environment or incur unanticipated capital expenditure requirements, or if we determine to accelerate our growth, then additional financing may be required. No assurance can be given, however, that additional financing, if required, would be available at all or on favorable terms. Such financing may include the use of additional debt or the sale of additional equity securities. Any financing that involves the sale of equity securities or instruments that are convertible into equity securities could result in immediate and possibly significant dilution to our existing shareholders.

Our working capital requirements are influenced by the size of our operations, the timing of customer collections and payments to suppliers, and our inventory requirements. As of December 31, 2024 and 2025, our accounts receivable, net were HKD34.2 million and HKD7.3 million (US$0.9 million), respectively, our prepayment and other current assets were HKD24.4 million and HKD29.4 million (US$3.8 million), respectively, and our inventories, net were HKD3.6 million and HKD12.1 million (US$1.6 million), respectively. As of June 30, 2026, these balances were HKD1.9 million (US$0.2 million), HKD19.8 million (US$2.5 million) and HKD7.8 million (US$1.0 million), respectively.

Prepayment from NCH was HKD1.4 million as of December 31, 2025 and HKD67.1 million (US$8.6 million) as of June 30, 2026. The related-party balances are unsecured, interest-free and have no specific repayment terms.

As of December 31, 2024 and 2025, our total current liabilities were HKD39.3 million and HKD20.1 million (US$2.6 million), respectively, including bank borrowings of HKD27.1 million and HKD4.8 million (US$0.6 million), respectively, and accruals and other payables of HKD7.3 million and HKD9.4 million (US$1.2 million), respectively. The 2025 bank borrowings comprised HKD4,753,714 of collateralized and guaranteed trading finance due within one year at an interest rate of 5.94% and a HKD2,957 bank overdraft repayable on demand at an interest rate of 14.75%. As of June 30, 2026, our total current liabilities were HKD24.9 million (US$3.2 million), including accruals and other payables of HKD18.5 million (US$2.4 million), and we had no outstanding bank borrowings or amounts due to related parties.

Our operating leases primarily relate to our office in Hong Kong and showrooms in London. As of December 31, 2024 and 2025, our current operating lease liabilities were HKD3.9 million and HKD4.8 million (US$0.6 million), respectively. As of June 30, 2026, our current and non-current operating lease liabilities were HKD5.7 million (US$0.7 million) and HKD34.2 million (US$4.4 million), respectively.

Cash Flows

Our use of cash primarily related to operating activities and payment of dividends. We have historically financed our operations primarily through our cash flow generated from our operations and advances from related parties.

The following table sets forth a summary of our cash flows information for the years and six-month periods indicated:

	For the years ended December 31,				For the six months ended June 30,
	2023	2024	2025	2025	2025	2026	2026
	HKD	HKD	HKD	US$	HKD	HKD	US$
Cash and cash equivalents at the beginning of the year/period	8,593,063	5,849,306	9,166,020	1,177,652	9,166,020	2,332,891	297,487
Net cash (used in) generated from operating activities	(49,014,516)	428,243	21,374,779	2,746,238	3,409,113	(44,767,967)	(5,708,744)
Net cash used in investing activities	(1,275,847)	(19,167,148)	(4,007,964)	(514,944)	(5,499,640)	(277,725)	(35,415)
Net cash generated from (used in) financing activities	47,546,606	21,891,118	(22,825,245)	(2,932,593)	(4,500,514)	52,766,285	6,728,678
Effect of foreign currency translation on cash and cash equivalents	—	164,501	(1,347,699)	(176,623)	(704,502)	30,508	3,889
Cash and cash equivalents at the end of the year/period	5,849,306	9,166,020	2,332,891	299,730	1,870,477	10,083,992	1,285,895

Cash (used in) generated from operating activities

Our cash inflow from operating activities was principally from receipt of sales. Our cash outflow used in operating activities was principally for payment of purchases of raw materials, staff costs and other operating expenses.

For the year ended December 31, 2023, we had net cash used in operating activities of HKD49,014,516 (US$6,275,143) mainly arising from net income from our operation of HK$4,414,733 (US$ 565,202), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD33,091 (US$4,237); (ii) amortization of intangible assets of HKD112,049 (US$14,345); inventory provision of HKD68,536 (US$8,774); and allowance for expected credit loss of HKD1,383,316 (US$177,101). Changes in operating assets and liabilities mainly include (i) increase in trade receivable of HKD23,387,722 (US$2,994,242) because we utilized less factoring of accounts receivable; (ii) increase of prepayment and other current assets of HKD14,332,426 (US$1,834,926) due to increase in prepayments to suppliers to secure our supplies for production and business; (iii) the increase in inventories of HKD4,088,840 (US$523,479) to cope with the increase in retail sales as we opened an additional retail shop in London in 2024; and (iv) the decrease in accounts payable of HKD10,429,941 (US$1,335,306) as we increased our prepayment to secure our production; and (v) decrease in tax payable of HKD3,969,112 (US$508,150) as our assessable profit reduced in 2023, and partially offset by (i) increase in accruals and other payables of HKD1,173,924 (US$150,293) principally due to the increase of payroll payable as a result of headcount increase and value added tax payable principally resulting from business expansion in the UK.

For the year ended December 31, 2024, we had net cash generated from operating activities of HKD428,243 (US$55,131) mainly arising from net income from our operation of HKD8,063,331 (US$1,038,059), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD685,245 (US$88,217); (ii) amortization of intangible assets of HKD1,481,738 (US$190,756) and allowance for expected credit loss of HKD1,253,368 (US$161,356). Changes in operating assets and liabilities mainly include (i) increase in trade receivable of HKD3,079,437 (US$396,441) mainly due to increase in revenue of the Company; (ii) increase of prepayment and other current assets of HKD12,940,934 (US$1,665,992) due to increase in prepayments to suppliers to secure our supplies for production and business and rental deposits for four new retail shops in UK; (iii) decrease in lease liabilities due to the lease payment and (iv) decrease in tax payable of HKD543,951 (US$70,027) as the Company made the prepayment of income tax in 2025, and partially offset by (i) decrease in inventories of HKD1,679,793 (US$216,254) due to the establishment of four new retail shops in UK led to increase in inventory turnover days and (ii) increase in accruals and other payables of HKD4,087,119 (US$526,168) principally due to the increase of accruals for audit fee, VAT as increase in cost of purchases resulting from business expansion in the UK and increase in deposit received from customer.

For the year ended December 31, 2025, we had net cash generated from operating activities of HKD21,374,779 (US$2,746,238) mainly arising from net income from our operation of HKD331,679 (US$42,615), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD1,735,470 (US$222,974); (ii) amortization of intangible assets of HKD2,497,004 (US$320,816), (iii) inventory provision of HKD27,655 (US$3,553), (iv) reversal of allowance for expected credit loss of HKD2,143,178 (US$275,356) and (v) deferred tax expenses of HKD1,136,205 (US$145,980). Changes in operating assets and liabilities mainly include (i) increase of prepayment and other current assets of HKD6,506,352 (US$835,937) due to increase in prepayments to suppliers to secure our supplies for production and increase other receivable for agency income from its related party; and (ii) increase in inventories of HKD8,081,271 (US$1,038,283) due to increase in inventory level to cope with the future demand in UK market, and partially offset by (i) decrease in account receivable of HKD29,132,720 (US$3,742,978) mainly due to decrease in revenue of the Company, (ii) increase in accruals and other payables of HKD1,939,466 (US$249,183) principally due to the increase of accruals for audit fee, payroll payable resulting from higher staff costs associated with the Company’s business expansion in the UK and VAT as increase in cost of purchases resulting from business expansion in the UK and (iii) increase in tax payable of HKD310,431 (US$39,884) and decrease in tax recoverable of HKD994,950 (US$127,831) as our income tax expense increased by 33.2% to HKD1,446,631 (US$185,863) for the year ended December 31, 2025 from HKD1,085,909 for the year ended December 31, 2024, mainly due to the increase in income before tax in the Company’s subsidiary, Neo-Concept (UK) Limited.

For the six months ended June 30, 2026, we had net cash used in operating activities of HKD44,767,967 (US$5,708,744) mainly arising from net loss from our operation of HKD9,101,409 (US$1,160,599), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD949,117 (US$121,030); (ii) amortization of intangible assets of HKD1,248,502 (US$159,207); (iii) provision for expected credit loss of HKD345,625 (US$44,074); (iv) inventory provision of HKD3,180,188 (US$405,533) and (v) deferred tax credit of HKD533,353 (US$68,012). Changes in operating assets and liabilities mainly include (i) decrease in accounts receivable of HKD5,006,868 (US$638,468) mainly due to decrease in revenue of the Company; (ii) decrease of prepayment and other current assets of HKD9,600,833 (US$1,224,284); (iii) decrease in inventories of HKD1,145,414 (US$146,061); and (iv) increase in accruals and other payables of HKD9,069,805 (US$1,156,568) principally due to the advance receipts from a major customer, advance from e-commerce platform, and an increase in staff-related accruals and value-added tax payables, partially offset by (i) increase of prepayment to a related party, NCH, of HKD65,672,954 (US$8,374, 516) due to prepayments for raw material procurement, specifically yarn, to secure production supplies; and (ii) decrease in tax payable of HKD6,603 (US$842).

Cash used in investing activities

For the year ended December 31, 2023, net cash used in investing activities was HKD1,275,847 (US$163,342) which related to the acquisition of computer and office equipment and leasehold improvement.

For the year ended December 31, 2024, net cash used in investing activities was HKD19,167,148 (US$2,467,545) which related to the acquisition of computer and office equipment, leasehold improvement and trademarks.

For the year ended December 31, 2025, net cash used in investing activities was HKD4,007,964 (US$514,944) which related to the acquisition of leasehold improvement, furniture and fixture and office equipment during the year.

For the six months ended June 30, 2026, net cash used in investing activities was HKD277,725 (US$35,415) which related to the acquisition of property and equipment of HKD277,725 (US$35,415).

Net cash generated from (used in) financing activities

For the year ended December 31, 2023, net cash generated from financing activities of HKD47,546,606 (US$6,087,213) consisted of (i) proceeds from bank borrowings of HKD115,018,274 (US$14,725,356); and (ii) advance from related parties of HKD101,130,691 (US$12,947,380), the effects of which were partially offset by (i) repayment for bank borrowings of HKD168,602,359 (US$21,585,523).

For the year ended December 31, 2024, net cash generated from financing activities of HKD21,891,118 (US$2,818,224) consisted of (i) proceeds from bank borrowings of HKD222,497,624 (US$28,643,951); and (ii) proceeds from initial public offering HKD65,641,784 (US$8,450,607), the effects of which were partially offset by (i) repayment for bank borrowings of HKD226,145,302 (US$29,113,547); and (ii) repayment to related parties of HKD40,102,988 (US$5,162,788).

For the year ended December 31, 2025, net cash used in financing activities of HKD22,825,245 (US$2,932,593) consisted of (i) proceeds from bank borrowings of HKD67,242,051 (US$8,639,272) and (ii) advance from related parties of HKD46,824,002 (US$6,015,957) the effects of which were partially offset by (i) repayment for bank borrowings of HKD89,591,102 (US$11,510,683); and (ii) repayment to related parties of HKD47,300,196 (US$6,077,139).

For the six months ended June 30, 2026, net cash generated from financing activities of HKD52,766,285 (US$6,728,678) consisted of (i) advance from related parties of HKD91,330,577 (US$11,646,337); and (ii) proceeds from share placing of HKD57,998,166 (US$7,395,839), the effects of which were partially offset by (i) repayment of bank borrowings of HKD4,751,698 (US$605,929); and (ii) repayment to related parties of HKD91,810,760 (US$11,707,569).

Cash Flow Sufficiency

In order to meet the debt obligations and operating needs of our business, our management expects to satisfy the cash flow needs through (i) maintaining stable relationships with banks in order to renew the bank loans upon maturity or to arrange for additional banking facilities for use when necessary; (ii) closely monitoring the collection status of account receivables and actively following up with our customers for settlements; (iii) continuing to speed up the collection of account receivables by way of factoring to strengthen our cash position; (iv) diversifying and broadening our customer base to avoid reliance on particular customers and to expand our sources of revenue and cash flow; and (v) effectively managing accounts payable and negotiating for longer credit periods from suppliers, when necessary.

We believe that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, and the measures mentioned above, will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this report.

Capital Expenditures

We incurred capital expenditures of HKD1,275,847, HKD19,167,148, HKD4,007,964 (US$514,944) and HKD277,725 (US$35,415) for the years ended December 31, 2023, 2024 and 2025 and the six months ended June 30, 2026, respectively, which related to the acquisition of computer and office equipment and leasehold improvement and acquisition of trademarks.

Contractual Obligations

The following table summarized our undiscounted contractual obligations as of December 31, 2025:

	Payment due by period
	Less than 1 year	2 to 3 years	4 to 5 years	More than 5 years	Total
	HK$	HK$	HK$	HK$	HK$
Contractual Obligations:
Operating lease obligation	7,884,001	16,454,173	13,054,111	17,293,790	54,686,075

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Research and development, patents and licenses

To date, we owned certain patents, copyrights, or trademarks, including Les100Ciels and. We, through our Operating Subsidiaries, own and maintain the registered domains www.les100ciels.com and www.neo-ig.com

Trend information

See “Results of operations” above for our trend information.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect (i) the reported amounts of our assets and liabilities; (ii) the disclosure of our contingent assets and liabilities at the end of each reporting period; and (iii) the reported amounts of revenues and expenses during each reporting period. We continually evaluate these judgments, estimates and assumptions based on our own historical experience, knowledge and assessment of current business and other conditions and our expectations regarding the future based on available information, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) revenue recognition; (ii) operating leases; and (iii) long-term investment. See “Note 2 — Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our consolidated financial statements.”

Intangible assets, net

Intangible assets are primarily purchased from third parties and Neo-Concept (Holdings) Company Limited. Purchased intangible assets are initially recognized and measured at cost upon acquisition. Intangible assets that have determinable lives are amortized over their estimated useful lives based upon the usage of the asset, which is approximated using a straight-line method as follows:

Computer software – Point-of-sale system	10 years
Trademarks	6 years

Impairment of long-lived assets

The Group evaluates the recoverability of its long-lived assets (asset groups), including property and equipment and operating lease right-of-use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of its asset (asset group) may not be fully recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to the estimated undiscounted future cash flows expected to result from the use of the asset (asset group) and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the asset (asset group), the Group recognizes an impairment loss based on the excess of the carrying amount of the asset (asset group) over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. For the years ended December 31, 2025, 2024 and 2023 and the six months ended June 30, 2026, no impairment of long-lived assets was recognized.

Recent accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

QUANTITIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Credit risk

Our assets that potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Neo-Concept HK is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD800,000 (approximately US$102,784) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2025, cash balance of HKD48,853 (approximately US$6,277) was maintained at financial institutions in Hong Kong and approximately HKD48,853 (approximately US$6,277) was insured by the Hong Kong Deposit Protection Board. As of June 30, 2026, cash balance of HKD9,706,976 (US$1,237,819) was maintained at financial institutions in Hong Kong and approximately HKD9,706,976 (US$1,237,819) was insured by the Hong Kong Deposit Protection Board.

As of June 30, 2026, HKD377,016 (approximately US$48,076) was deposited with financial institutions located in UK, which was substantially insured under the Financial Services Compensation Scheme. Accordingly, it is not exposed to significant credit risk.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term in nature and the associated risk is minimal. We conduct credit evaluations on our clients and generally do not require collateral or other security from such clients. We periodically evaluate the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

We are also exposed to risk from account receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Customer concentration risk

Information as to the revenue derived from those customers that accounted for more than 10% of total revenue for the years ended December 31, 2023, 2024 and 2025 are as follows:

	2023	2024	2025
Percentage of total revenue
Customer A	71.3%	41.0%	*
Customer B	*	13.4%	*
Customer C	*	*	13.1%
Customer E	*	*	10.3%

*	Customer B accounted for less than 10% of total revenue for the years ended December 31, 2023 and 2025. Customer C and E accounted for less than 10% of total revenue for the years ended December 31, 2023 and 2024. Customer A accounted for less than 10% of total revenue for the year ended December 31, 2025.

Information as to the revenue derived from those customers that accounted for more than 10% of total revenue for the six months ended June 30, 2025 and 2026 are as follows:

	2025	2026
Percentage of total revenue
Customer A	17.1%	32.5%
Customer B	10.7%	*
Customer E	11.8%	*

*	Customer B and customer E accounted for less than 10% of total revenue for the six months ended June 30, 2026.

Information as to the accounts receivable derived from those customers that accounted for more than 10% of total accounts receivable as of June 30, 2026 are as follows:

As of June 30, 2026
Percentage of total accounts receivables
Customer A	56.0%
Customer B	*
Customer C	19.5%

* Customer B accounted for less than 10% of total accounts receivable as of June 30, 2026.

Information as to the revenue derived from those customers that accounted for more than 10% of total accounts receivable for the years ended December 31, 2024 and 2025 are as follows:

	2024	2025
Percentage of total accounts receivables
Customer A	24.7%	21.2%
Customer B	30.1%	64.2%
Customer C	15.8%	—
Customer D	12.4%	—

Vendor concentration risk

Information as to the revenue derived from those vendors that accounted for more than 10% of total purchases for the years ended December 31, 2023, 2024 and 2025 are as follows:

	2023	2024	2025
Percentage of total purchase
Vendor A	69.3%	60.9%	85.7%
Vendor B	24.6%	37.6%	14.3%

Information as to the purchases derived from those vendors that accounted for more than 10% of total purchases for the six months ended June 30, 2025 and 2026 are as follows:

	2025	2026
Percentage of total purchase
Vendor A	78.9%	65.8%
Vendor B	17.6%	31.4%

For details of the vendor concentration risk, please refer to the section headed “Risk Factors — Risks Relating to Our Business and Industry — We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services.” for additional information.

Interest rate risk

Our exposure on fair value interest rate risk mainly arises from our fixed deposits with bank. We also have exposure on cash flow interest rate risk which is mainly arising from our deposits with banks and bank borrowings.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank borrowings, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Foreign currency risk

We are exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HKD is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

BUSINESS

Overview

NCI is a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European, and North American markets through Neo-Concept HK. As we are involved from the initial stages of the development process, we strive to use sustainable solutions to fulfill our customers’ needs. Our process begins by conducting market trend analysis to identify changes in fashion trends. We discuss with customers their requirements for the upcoming season and pitch various designs having considered emerging trends and our customer’s needs. We utilize technology to iterate samples which both reduces waste and allows us to speed up the overall development process. We engage a contract manufacturer to produce prototypes and once a design is finalized, we proceed to bulk production. During production, we closely monitor the production schedule and conduct quality control on the finished product before it is finally delivered to our customer.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices.

In 2000, Neo-Concept UK began to sell apparel products in the UK under the brand “les 100 ciels” through its retail stores.

In 2024, our group formed a joint venture with a company in the United Arabs Emirates for the purpose of selling our own-branded products under the brand “les 100 ciels” in the Middle East and Northern African regions.

In March 2025, the first Middle East “les 100 ciels” shop was opened in Abu Dhabi, the United Arabs Emirates.

Our Competitive Strengths

We believe that the following strengths distinguish us from our competitors and have contributed to our success:

A focus on sustainability

We have a strong commitment to sustainable practices. For example, we require raw material suppliers to implement clean and ethical processes for sourcing and producing natural fibers such as merino wool and cashmere.

We have also focused on creating a cleaner and more ethical process for the production of our cashmere products. We require our cashmere fibers to be sourced from ethical farms in Inner Mongolia and for each step in the production to be documented for maximum transparency amidst growing concerns of worker abuse. To reduce chemical dyeing and clean water consumption in our processes, we also advocate for the use of recycled cashmere and undyed cashmere. We are a member of the Textile Exchange, a non-profit organization based in the U.S., with the mission to promote the sustainable development of the entire textile value chain, and strictly observe the technical and social compliance global standards in all the factories and partner facilities we utilize. We have been certified by the Textile Exchange under the Responsible Wool Standard (RWS) for our supply chain. This standard is used to track the wool used in our products through the chain of custody in order to preserve the identity of the material and its movements through our supply chain up to the final product.

Given the recent emphasis on climate change and sustainability, green brands are thriving, and more retailers are incorporating sustainable practices into their production. This is a trend that we believe will continue across the North American, UK and European markets. As a result, demand for our services has grown and we have developed various lines of products with our customers utilizing eco-friendly materials and processes. To showcase our commitment to sustainable practices, we have also applied for and received certifications/registrations under the:

●	Global Recycled Standard 4.0 (a global product standard primarily related to tracking and verifying the content of recycled raw materials through the supply chain);
●	Organic Content Standard 3.0 (an international standard that provides chain of custody verification for materials originating on a farm certified to recognized national organic standards);
●	Global Organic Textile Standard 6.0 (a global standard with requirements to ensure organic status of textiles from harvest of raw materials, to manufacturing and labelling, up to the product reaching the end customer); and
●	Better Cotton Initiative Platform (an online system owned by the Better Cotton Initiative used to electronically document volumes of cotton sourced as “Better Cotton” as they pass through the supply chain).

We believe our certifications will increase our favorability with and ability to attract a wider spectrum of customers in the future. See “Business — Our Business Operations — Raw Material Sourcing” for further details.

Close relationships with our major customers and strategic partners

Our relationship with our top customer, a prominent retailer based in Canada, has been crucial to our current success. We have worked with this customer on a recurring basis since 2012. As they have grown, we have been able to increase both the scale and volume of the services and products provided to them.

As a strategic partner to our core customers, we provide brands with a variety of affordable luxury apparel products and the full spectrum of apparel supply chain solution services.

In addition, by working closely with our core customers, we are able to push forward otherwise unfeasible initiatives. For example, one of our top customers is cooperating with us on a new recycling project to recover boiled wool waste during production and recycle this into material that can be used in new production runs. By creating a circular production process, we have reduced waste and helped the customer meet their sustainable growth goals. We have also worked with various brands as an original design manufacturer to help them meet their sustainability goals.

We provide one-stop apparel solution services

Our strength as a one stop apparel solution services provider is our ability to offer our customers a simplified and comprehensive supply chain experience. Our services cover every step from initial design concepts, sourcing, manufacturing, to quality assurance, packaging, and logistics. With the design, planning, execution, control, and monitoring of supply chain activities we offer a competitive infrastructure for customers. Customers are provided with solutions along the supply chain in an efficient and cost-effective manner, so they are able to prioritize their own core competencies and business objectives.

Our management members have deep industry knowledge and proven track records

Our management members bring experience in apparel, finance, investment and corporate strategy. Mr. Pengfei Jiang, the Chairman of our board of directors and our Chief Executive Officer, focuses on our development plan, business strategy and investor relations. His experience includes corporate strategy, industry research, investment project evaluation, due diligence, risk assessment and resource integration for growth. We believe that our cohesive corporate culture inspires innovation, motivates quality service and encourages collaboration. The collective knowledge and skills of our management give us the capability to manage risks, respond timely to market trends and capture market opportunities.

Our Strategies

Our aim is to further strengthen our market position and continue to be a competitive apparel solution services business by pursuing the following key strategies:

Strengthen our design and development capabilities

We consider our ability to develop designs according to the latest fashion trends and styles crucial to our success in the industry. Our design and development team conducts market trend analysis on the latest fashion trends and works with our customers to produce custom designs. To further enhance our design and development capabilities, we intend to expand our design and development team. By strengthening our design and development capabilities, we aim to incorporate more sustainable materials into product components in our design and development stage in the future.

Integrate sustainability into product sourcing and environmental marketing

One of our goals is to integrate sustainability into every aspect of our business model. We have had success adopting innovative sustainability concepts, for instance, requiring manufacturers to use recycled materials in the production line, such as wastage from spinning and production processes. We will seek to identify opportunities to further reduce our environmental footprint, especially in areas that are in sync with the priorities of our customers. In addition, we integrate environmental marketing into consultations with customers, providing guidance and recommendations on how to meet sustainability goals. We have had success in offering eco-friendly yarn compositions and using recycled, regenerated, and traceable yarn products that fall within customers’ budgets and specification.

To showcase our commitment to sustainable practices, we have also applied for certifications under the Global Recycled Standard 4.0, the Organic Content Standard 3.0, the Global Organic Textile Standard 6.0, and have been registered as a user of the Better Cotton Platform. We believe this will increase our appeal and ability to attract a wider spectrum of customers in the future.

Broaden our customer base and work together with our customers to expand our product mix and maintain customer relationships

We expect demand for our apparel services to continue to grow as retailers and consumers are increasingly conscious of ethical consumerism and environmental, social and governance (“ESG”). Our goal is to position ourselves as a leading provider of sustainable apparel solution services and be the first choice for brands seeking to “go-green” in North America and Europe. As our customers continue to grow, we will bring our expertise and creative vision to enhance and expand our existing product mix. We will also increase the frequency of our liaison with existing customers to better understand their needs and enhance our tailor-made apparel solution services. We will continue to broaden the range of apparel products handled by us and strengthen our design and development capabilities in different categories, so that we can tap into new markets and attract new customers.

Acquisition of companies and/or formation of joint ventures

We intend to acquire stakes in companies and/or forming joint ventures with potential business partners, with a view to support the business growth of our Group and diversify our revenue sources. We have not identified any targets for the potential acquisition or joint ventures as of the as of the date of this report.

While we have not identified any specific targets, we plan to selectively pursue acquisitions and formation of joint ventures that complement our existing operations, facilitate our business strategies as well as strengthening our products, enhancing our production capabilities and/or expanding our market presence in our core markets, in order to maximize the potential value and capability of our Company. Our potential targets for acquisition and formation of joint venture will focus on companies with business and products that will enhance our market share and bring synergic effect to our business. We will select potential targets based on various factors including each candidate’s market share, reputation and customer base.

OUR BUSINESS OPERATIONS

We are a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management. Through Neo-Concept HK, our Operating Subsidiary established in Hong Kong, we provide our apparel solution services to our customers located in North America and Europe. Our 360 degree supply chain services deliver value at each stage of the process.

The following diagram illustrates the operation flow of our 360 degree supply chain services:

We handle a wide range of apparel products which can be categorized as finished garments. Each series of apparel products handled by us is arguably unique, as they are manufactured according to our customers’ specifications.

Market Trend Analysis

Our goal is to keep abreast of the changes in global fashion trends and the local market response to different styles. We meet with online fashion retailers, textile manufacturers and apparel sourcing agents regularly to deepen our understanding of the market, budgets, and seasonal designs.

We capitalize on our market intelligence to formulate our business plan for seasons ahead. Our seasonal business plan usually involves strategic procurement of raw materials, especially natural fibers, and creation of design sketches responsive to consumer preferences for the season.

Product Design and Development

We have an in-house design team with in-depth technical apparel know-how and experience in the fashion industry. They produce seasonal collections to inspire customers with ideas on design, trends, materials, and techniques that fit a customer’s brand ethos. Alternatively, we work to meet the specifications of a customer’s own designs to deliver products based on the customer’s budget and timeframe.

We typically go through a process of using software to render virtual samples to our customers and through a number of iterations identify a product design that fits their needs and specifications. Alternatively, customers can submit their own design, in which case we will make modifications so that the apparel product can be produced within their budget and other specifications, such as incorporating the use of sustainable materials. Some customers present their concept to us, and we collaboratively generate the design based on their concept and make modifications to the design together.

Raw Material Sourcing

We require our contract manufacturers to source raw materials from select third party vendors that possess certain certifications to guarantee they meet international standards and individual customer needs. Neo-Concept HK has obtained the following industry certifications:

Certification	Validity	Description
Responsible Wool Standard (“RWS”)	May 12, 2024	RWS is a tool to ensure that wool comes from sheep that have been raised with respect to the ‘Five Freedoms’, that the land has been managed responsibly, and to provide a robust chain of custody system to validate the source of the material for all product claims.

The Five freedoms:

1. The freedom from hunger and thirst;
2. The freedom from discomfort;
3. The freedom from pain, injury or distress;
4. The freedom to express normal behavior; and
5. The freedom from fear and distress.

Global Recycled Standard (“GRS”) 4.0	August 8, 2024	The GRS is a full product standard to verify and track recycled raw materials through the supply chain. It also includes processing criteria to prevent the use of potentially hazardous chemicals and verifies positive social or environmental production at the facilities. The GRS uses the chain of custody requirements of the Content Claim Standard (“CCS”).
The goal of the GRS is to increase the use of recycled materials in products and reduce/eliminate the harm caused by its production.

Organic Content Standard (“OCS”) 3.0	August 8, 2024	OCS is an international, voluntary standard that sets requirements for third-party certification of certified organic input and chain of custody. The goal of the OCS is to increase organic agriculture production.

Global Organic Textile Standard (“GOTS”) 6.0	October 4, 2023	GOTS was developed by leading standard setters to define world-wide recognized requirements for organic textiles. From the harvesting of the raw materials, environmentally and socially responsible manufacturing, to labelling, textiles certified to GOTS provide a credible assurance to the consumer.

Better Cotton Platform (“BCP”)	May 31, 2024	BCP is an online system owned by the Better Cotton Initiative (a cotton sustainability program aiming to transform cotton production by developing Better Cotton as a sustainable mainstream commodity) used by more than 9,000 ginners, raders, spinners, fabric mills, garment and end product manufacturers, sourcing agents and retailers to electronically document volumes of cotton sourced as “Better Cotton” as they pass through the supply chain. Access to the BCP allows organizations to participate electronically in the Better Cotton Chain of Custody by recording information about cotton-containing orders sourced as Better Cotton, managing the required documentation, and recording information about cotton-containing sales to customers.

We have quality control procedures in place to evaluate the performance of raw materials used by our contract manufacturers throughout the production process. Our evaluation is based on a number of factors, including sustainability efforts, technical capabilities, quality, manufacturing capacity, industry reputation, years of experience, timely delivery records, costs and payment terms. We perform laboratory tests on random samples and perform on-site inspections on the raw materials used in the manufacturing process to ensure they comply with international standards as well as our customer specifications.

The raw materials used in our products consist of merino wool, cashmere, cotton, leather, and other synthetic materials, including a variety of sustainable, innovative, and ethically sourced materials such as recycled nylon. Recycled nylon is made from the wasted fishing nets from deep-sea fishing activities and reused as raw material for textiles. The ghost fishing nets are regenerated and produced by zero-carbon factories, which can be applied to all types of yarns and fabric. It can be recycled physically and chemically, also being proven its biodegradability.

Production Management and Quality Control

We do not own or operate any manufacturing operations and all of our apparel products (including sample products and finished goods) are produced by contract manufacturers. As part of our apparel solution services, we are responsible for the overall production management, monitoring of production schedule, evaluation of manufacturing services and conducting quality control on finished goods. During the production process, we regularly communicate with manufacturers and check their production schedule to ensure that they are able to deliver the finished goods on time. We also perform on-site quality inspections regularly on raw materials, semi-finished products, and finished products for quality control purposes.

We have stringent quality control procedures throughout the supply chain. Our staff are trained to implement our Total Quality Management System (TQM). This system is integrated with InspectLink software to ensure that garments are inspected throughout the entire manufacturing process, from material development and sampling to production and the final garments. If any defect is found, we will require suppliers to rectify the defects.

As part of our sustainability efforts, we monitor the market to identify new innovative materials and processes that can help to reduce the environmental footprint of our production, whether it be carbon emissions, water consumption or waste pollution.

For example, by adopting processes such as the Dry Dye™ (also known as ZERO-D® dyeing solution) we can achieve a water-based printing solution for a number of our textiles with zero polluted water discharge and reduction of water usage by over 99%.

Logistics Management

Our logistics management services cover every movement of inventory in our customers’ supply chain. We rely on third party service providers or our contract manufacturer for transportation services to the port of destination or our customers warehouse and keep track of the process to monitor the whereabouts of the inventory to ensure it is delivered within the timeline specified by the customer.

RETAIL SALES OF BRANDED APPAREL PRODUCTS

Our own brand of apparel products mainly consists of knitwear sold under the licensed brand “les 100 ciels.” We drive sales through a mix of digital and physical retail locations. Our retail operations in the UK are conducted through Neo-Concept UK, our Operating Subsidiary established in the UK.

In addition to our three physical stores in the UK and our website, we also sell our apparel products through third party online platforms to leverage our digital exposure. We utilize Wolf & Badger, which is based in the UK, to help drive growth in the UK. Our apparel products sold under the “les 100 ciels” brand consists mainly of knitwear made from cashmere.

les 100 ciels womenswear

By selling direct to consumer we can also avoid the costs associated with traditional wholesalers, creating a more efficient cost structure and higher gross margin, which we believe allows us to deliver more affordable products and a better experience to customers. We believe our model enables us to provide high-quality products priced lower compared to a traditional wholesale model.

CUSTOMERS

Our customers mainly include brand owners, apparel sourcing agents and online fashion retailers, primarily located in North America and Europe. We have a particularly strong customer base in Canada and the U.S. which accounts for over 33.4% of total revenues for year ended December 31, 2025, and we maintain stable and ongoing business relationships with all our major customers.

Our top five customers are based in Canada and the U.S which contributed approximately 43.8% and 73.8% of our revenue for the years ended December 31, 2025 and 2024, respectively. Neo-Concept HK has been providing our apparel solution services to our top customer since 2012. During this time, it has expanded the service scope to cover a wider range of products. We currently work with seven brands/sub-brands of our top customer, each with its distinct brand identity and which spans across different product categories, including knitwear, woven, cut, and sewn fine knits and a variety of accessories. Although our customer concentration is extremely high, we believe this is a natural result of our business strategy to grow and expand our product offerings organically along with our customers.

Our goal is to work collaboratively with our customers on a long-term basis to create and expand our product offering and position ourselves as a vital partner in the development process. We will continue to strengthen our design and development capabilities and expand our product and service offerings to our customers for every new season. We will also aim to diversify our customer base and revenue source, by expanding both online and offline retail sales of the “les 100 ciels” products.

We do not enter into long-term agreements with our customers, which we believe is in line with market practice.

SUPPLIERS

We have two principal suppliers, (i) NCH and (ii) an independent third party based in Hong Kong with manufacturing facilities in Mainland China, which we have engaged to produce the majority of apparel products for and arrange delivery to our customers during the years ended December 31, 2025 and 2024. We selected these suppliers due to their performance based on a pre-defined set of criteria, including size, quality, reputation, price, and on-time delivery records.

For the years ended December 31, 2025 and 2024 our two principal suppliers together accounted for 100% and 98.5% of our total purchases, respectively. We believe it is common for market participants in the apparel supply chain industry to establish reliance on a few suppliers. Establishing and maintaining long-term strategic partnership with strong suppliers with proven capability and the capability to handle a breadth of product categories allow us to enhance our own product offerings and be more competitive in the market.

We do not enter into any long-term supply agreements with our suppliers, which we believe is in line with market practice.

PRICING

Our revenue is mainly generated from North America and Europe, and our products are quoted in US$. We usually adopt a cost-plus pricing strategy and generally price our apparel services based on the following factors: (i) nature of raw material; (ii) complexity of design; (iii) quotations from third party suppliers, such as costs of raw materials, contract manufacturing services and transportation; (iv) volume of order; (v) timing requirements; (vi) retail price of similar apparel products in the market; and (vii) profit margin within the industry.

Our retail sales of branded products are also priced based a cost-plus pricing model.

PRODUCT RETURN

Sales of private-labelled apparel products

We do not have a product return or warranty policy for our finished garments. Customers have the right to inspect the finished goods before delivery for defects and deviation from specifications. We do not assume the risk of damages or losses after the finished goods are delivered to the place designated by our customers. To maintain long-term business relationship with our customers, we follow up after completion of a given project to solicit feedback.

Retail sales of own-branded apparel products

For sales of our “les 100 ciels” products through our physical and digital channels, we provide a 28 day return window to our customer for unworn apparel, and a credit note to the value of the items for up to 35 days.

For the years ended December 31, 2023, 2024 and 2025, the provision for material claims against in relation to defective products, or any material product returns from the customers were nil, nil and HKD24,042 (US$3,089), respectively.

MARKETING

We implement a number of marketing and promotion measures to source new customers. Our new customers are primarily referrals from our existing customers which, in our view, is a reflection of their satisfaction with our services. We also utilize our business network for introductions to new partners and customers. Our strategy is to fully understand our customers product and services requirements and work together to achieve their needs in a cost-effective way. Our marketing activities also involve creating seasonal sales tools to demonstrate our capabilities, as well as inspire our customers with trend infographics and an in-house collection demonstrating our technical ability and designs. We use these during face-to-face meetings, to allow our customer to understand our latest design collections and significantly enhance customer experience with us.

SEASONALITY

The apparel market exhibits seasonality with dynamic changes in trends and consumers’ preferences depending on the time of year. Apparel sales are generally highest from July to September, mainly attributable to climate and frequent online sales events during these months. The aggregate sales generated in these months accounted for approximately 39.1% of our total revenue for the year ended December 31, 2025.

COMPETITION

The industry in which we operate is large, fragmented and highly competitive. We face fierce competition among service providers in terms of the product design, price, quality control and delivery of products. Our competitors include other apparel service providers and one-stop garment manufacturers who also provide apparel solutions services to customers in North America and Europe.

While the market is fragmented, many of our direct competitors operate at a larger scale and have substantially greater resources than us. Access to offshore manufacturing and the growth of ecommerce have made it easier for new companies to enter the markets in which we compete, further increasing competition in the already competitive apparel industry.

Despite the intense competition, we believe our provision of integrated supply chain solutions and value-added services places us in a strong position. Our focus on sustainable practices, innovative materials and products, and collaborative partnerships with core customers allows us to successfully compete in the industry.

REGULATIONS

Our operations are subject to various laws and regulations in Hong Kong, UK and UAE where we operate. This section sets out summaries of certain aspects of Hong Kong, English and UAE laws and regulations which are relevant to our Group’s operations and business.

Overview of the Laws and Regulations Relating to Our Business Operations in Hong Kong

Hong Kong Regulations Related to Services Providers

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, Neo-Concept HK holds a valid business registration certificate.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

As of the date of this prospectus, Neo-Concept HK has complied with the provisions under the EO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD 100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of Neo-Concept HK.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;
●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;
●	Principle 4 — security of personal data;
●	Principle 5 — information to be generally available; and
●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
●	if the data user holds such data, to be supplied with a copy of such data; and
●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, Neo-Concept HK is in compliance with the provisions of the PDPO.

Regulations Related to our Business Operations in the UK

United Kingdom Regulations Related to Retail Sales of Products

Sale of Goods

Sale of Goods Act 1979 (“SoGA”) implies a number of important terms into business to business sale of goods contracts, particularly in relation to the title to the goods and the quality of the goods. It also lays down a large number of presumptions, which, in the absence of express drafting to the contrary, apply to a business to business sale of goods contract. The key terms implied by SoGA are: (a) That the seller has the right to sell the goods (i.e. good title); (b) That the goods are free from undisclosed charges or encumbrances and that the buyer will enjoy quiet possession of the goods; (c) Where goods are sold by description, that the goods will correspond with that description; (d) Where goods are sold in the course of a business, that the goods are of satisfactory quality; and (e) Where goods are sold in the course of a business and the buyer, expressly or by implication, makes known to the seller the purpose for which they want the goods, that the goods will be reasonably fit for that purpose. SoGA entitles buyers to reject non-conforming goods and reclaim the purchase price (where already paid). Certain other provisions of SoGA will apply to business to consumer sale of goods contracts (for example regarding the point at which a contract is made under English law), but the implied terms discussed above are now included as mandatory standards in specific consumer rights legislation as set out below.

Consumer Rights

There are an extensive range of UK laws and regulations concerning consumer rights in the UK that are applicable to retail sales, including the Consumer Rights Act 2015 (“CRA”), the Electronic Commerce (EC Directive) Regulations 2002 (“E-Commerce Regs”), Consumer Contracts (Information, Cancellation and Additional Charges) Regulations 2013 (“CCRs”) and the Digital Markets, Competition and Consumers Act 2024 (“DMCCA”). These regulations govern the sale of goods and services to UK consumers, both online and in-stores. They grant consumers a minimum standard of rights (including with regard to title, fitness for purpose, cooling-off periods, product delivery & returns and defective or misleadingly described goods) as well as imposing requirements on businesses with regard to the information that must be provided to a consumer, both prior to and after entering into a contract. The regulations also govern the way businesses market and promote consumer products, as well as their communications with consumers across all formats (whether online or in-store). The DMCCA also grants the UK’s Competition & Markets Authority direct enforcement powers to monitor and punish businesses for non-compliance with consumer laws, including by imposing fines of up to 10% of a business’ global turnover.

Data Protection

The key relevant regulations applicable to the processing of the data of UK citizens are the UK Data Protection Act 2018 (the “DPA”) and the retained UK version of the EU General Data Protection Regulation (the “UK GDPR”) (collectively referred to as the “DP Legislation”). The purpose of the DP Legislation is to ensure the protection of personal data of living individuals in the UK (e.g., employees, customers), to ensure such data is processed securely, fairly and transparently and to restrict the way such data is shared with third parties, including internationally. The DP Legislation also enshrines certain rights for individuals, which may be enforced against companies, including rights to access their data or have it deleted.

The DP Legislation includes robust penalties for non-compliance, including fines of up to 4% of an organization’s global annual turnover. The legislation requires those entities subject to it to give specific types of information and notices to data subjects (which will include customers, suppliers and its own staff) and in some cases seek consent from such data subjects before collecting or using their data for certain purposes, including but not limited to some marketing activities.

Electronic Communications

The Privacy and Electronic Communications Regulations 2003 (“PECR”) impose obligations on businesses with regard to any electronic communications with UK consumers. PECR sits alongside the DPA and grants individuals in the UK specific privacy rights in relation to electronic communications, including imposing specific rules on marketing calls, emails, texts, and faxes; the placing of cookies (pixels, tags and similar technologies); keeping communications services secure; and customer privacy as regards traffic and location data, itemized billing, line identification, and directory listings. The aim of the regulation is to protect consumers from unsolicited marketing and to give them greater control over the receipt of electronic marketing communications.

Other Key United Kingdom Regulations Applicable to UK Companies

Anti-Bribery & Corruption

The Bribery Act 2010 of the United Kingdom (the “BA”) imposes obligations on UK businesses with the aim of preventing bribery and corruption. The BA has “extra-territorial” effect with the aim of preventing the giving or receiving of bribes (including low level facilitation or “grease” payments) regardless of where such acts take place — i.e. whether in the UK or any other country in the world.

The BA includes a corporate offence of “failure to prevent bribery” which puts an onus on companies to have in place a set of “adequate procedures” to prevent bribery within their organization and supply chain globally — such procedures may include staff and supplier training; policies; senior level commitment; and due diligence on suppliers and associated parties. The BA creates both civil and criminal offences, while penalties for breaching the legislation include fines and imprisonment (including for directors, where a company is liable for failure to prevent bribery).

Modern Slavery

The Modern Slavery Act 2015 (the “MSA”) imposes obligations on UK businesses with the aim of preventing modern slavery both within UK businesses and their global supply chains. The MSA requires certain large organizations (with a turnover of £36 million or more) to publish an annual Modern Slavery Act Transparency Statement, the purpose of which is for such organizations to, in summary, set out the measures they have in place and provide a detailed picture of all the steps they are taking, to ensure that their business and supply chains are free of modern slavery.

United Kingdom Regulations Relating to Employment

The Employment Rights Act 1996 (“ERA”) is the primary piece of legislation which governs the relationship between Neo-Concept UK and those of its employees who work in England and Wales. The ERA regulates matters such as particulars of employment, protection of wages, whistleblowing, protection from detriment in employment, time off work, leave for maternity, paternity, and adoption, shared parental leave and parental leave, flexible working, termination of employment, unfair dismissal, redundancy and redundancy payments.

Neo-Concept UK is also subject to various other statutes which apply with respect to its employment arrangements in England and Wales, including (a) Working Time Regulations 1998 which covers matters such as holiday and holiday pay, working hours and rest breaks; (b) Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of fixed term employees; (c) Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of part-time workers; (d) Equality Act 2010 which provides protection against unlawful discrimination in employment; (e) Health and Safety at Work Act 1974 which covers occupational health and safety; (f) Transfer of Undertakings (Protection of Employment) Regulations 2006 which, amongst other things, provides restrictions on varying terms and conditions of employment in connection with a transfer; (g) Trade Union and Labour Relations (Consolidation) Act 1992 which, amongst other things, provides for consultation requirements in respect of collective dismissals; (h) National Minimum Wage Act 1998 which implements a minimum hourly rate of pay set by the government that applies to all workers over compulsory school leaving age; and (i) Copyright, Designs and Patents Act 1988 and Patents Act 1977, which together create a statutory framework for employers to own the inventions and literary work made or created by their employees in the course of their employment.

Regulations Related to our Business Operations in the UAE

UAE Regulations Related to Services Providers

Business registration and trade license requirement

Under Federal Decree-Law No. 32 of 2021 on Commercial Companies and relevant local Emirate-level regulations, all entities conducting business in the mainland of Abu Dhabi must be duly licensed and registered with the Department of Economic Development and all entities conducting business in the mainland of Dubai must be duly registered with the Department of Economy and Tourism.

As of the date of this prospectus, Neo Concept Elite Fashion L.L.C. and Lineowa Fashion and Life Style L.L.C. hold valid trade licenses.

Regulations related to employment and labour protection

Federal Decree-Law No. 33 of 2021 Regarding the Regulation of Employment Relationship and its implementing regulations (Cabinet Decision No. 1 of 2022) (“UAE Employment Law”)

The UAE Employment Law was introduced to regulate employment relationships in the private sector and to ensure fair treatment, welfare, and protection of employees in the UAE.

Under the UAE Employment Law, employment contracts are required to be fixed-term, and must be in writing, clearly outlining the name and address of the employer, the name, nationality and date of birth of the employee, proof of his identity, his qualification, the job or occupation, the date of his joining work, the workplace, the working hours, the rest days, the probationary period (if any), the term of the contract, the wage agreed upon including the benefits and allowances, the annual leave entitlements, the notice period and the procedures for terminating the employment contract. The law provides employees with protection against arbitrary termination, requiring notice periods, and allows for payment in lieu of notice. Employees are also entitled to maternity, paternity and bereavement leaves. The law also mandates sick leave, annual leave and maximum working hours.

In addition, the Wage Protection System (WPS) is a mandatory requirement for all companies registered on the UAE mainland. The WPS is a payment system introduced by the UAE Ministry of Human Resources and Emiratisation (MOHRE) whereby wages are paid through a clearing system maintained by the UAE Central Bank and onwards to employees to ensure timely payment of wages in the private sector. All mainland companies are required to deposit their employees’ salaries through a registered WPS provider who then transfers the funds through the WPS into the employee’s UAE bank account. Failure to pay through the WPS can result in penalties and fines for companies and MOHRE may issue a warning, impose a fine or put a block on the visa system if companies fail to comply with this mandatory requirement. Repeated non-compliance may result in the suspension of the companies’ activities, revocation of their license or blacklisting.

Worker’s Compensation

Article 37 and 38 of the UAE Employment Law provides statutory protection for employees who suffer work-related injuries or occupational diseases. Employers are required to cover the full cost of medical treatment until the employee recovers or a permanent disability is confirmed. If the injury prevents the employee from working, the employer must pay full salary for up to six months, and half salary for another six months if necessary.

In case of death, the employee’s family is entitled to compensation equal to 24 months of the worker’s basic wage, subject to a minimum of AED 18,000 and a maximum of AED 200,000. Compensation is not payable where the injury was self-inflicted, caused by misconduct, occurred under the influence of alcohol or drugs, or if safety rules were deliberately violated.

Pension Contributions and End-of-Service Benefits

Federal Decree-Law No. 57 of 2023 on Pension and Social Security

Pension and social security contributions in the UAE are governed by Federal Decree-Law No. 57 of 2023 on Pension and Social Security, which applies to UAE nationals and certain Gulf Cooperaton Council nationals working in the UAE. Employers are required to register eligible national employees with the General Pension and Social Security Authority (GPSSA) and contribute 12.5% of the employee’s contribution calculation salary, while employees contribute 5%, with an additional 2.5% funded by the government, bringing the total to 20%. This law does not apply to non-UAE nationals, who are instead entitled to end-of-service gratuity payments under article 51 of the UAE Employment Law. Gratuity is payable upon termination of employment after one year of continuous service and is calculated based on the employee’s final basic wage at the rate of 21 days’ pay per year for the first five years, and 30 days’ pay for each additional year, capped at two years’ wages.

Regulations related to Personal Data

Federal Decree by Law No. (45) of 2021 Concerning the Protection of Personal Data

The protection of personal data in mainland UAE is governed by the Federal Decree-Law No. 45 of 2021 on the Protection of Personal Data (the “PDPL”), which came into effect on 2 January 2022 as the country’s first comprehensive federal privacy law. The Executive Regulations to the PDPL were expected to be issued in 2023, however, these have not been issued to date.

The law applies to the processing of personal data of individuals located in the UAE, regardless of whether the processing entity is based inside or outside the UAE. It is broadly aligned with international data protection standards and aims to safeguard individuals’ privacy while enabling responsible data use by organisations.

Under the law, companies that collect, store, or process personal data must take appropriate technical and organisational measures to ensure data security and confidentiality, and must notify the UAE Data Office in the event of a data breach that may compromise data subjects’ rights (see our comments below in relation to the operation of the UAE Data Office). The law also regulates cross-border transfers of personal data, which are only permitted in certain circumstances, such as when the receiving country provides an adequate level of protection or where appropriate safeguards are in place.

Personal data may only be processed in accordance with the following legal controls:

●	lawfulness, fairness, and transparency;
●	purpose limitation (data must be collected for specific, clear, and legitimate purposes);
●	data minimisation (only the data necessary for the stated purpose may be collected);
●	accuracy (data must be kept accurate and up to date);
●	storage limitation (data must not be retained longer than necessary);
●	integrity and confidentiality (data must be protected against unauthorised access, disclosure, or destruction).

The law also establishes data subjects’ rights, including the rights to access, correct, delete, restrict or object to the processing of their personal data, under certain conditions, as well as the rights to have their data transferred to another organisation, and to withdraw their consent to processing.

Failure to comply with the PDPL may lead to administrative penalties imposed by the UAE Data Office, such as fines or orders to cease processing. In more serious cases, particularly where data is disclosed or transferred without authorisation, criminal penalties may apply, including imprisonment and/or fines.

While the law outlines robust principles and obligations, its practical enforcement remains pending due to the absence of Executive Regulations and an operational UAE Data Office — while the PDPL offers a comprehensive framework for responsible data governance, the lack of enforcement mechanisms, regulatory guidance and penalties means that compliance remains largely voluntary at this time.

MANAGEMENT

The following table provides information regarding the executive officers and directors of the Company as of the date of this report:

Directors and Executive Officers	Age	Position
Mr. Pengfei Jiang	29	Chief Executive Officer, Chairman of the Board and Director
Mr. Pang Peter Chun Ming	49	Chief Financial Officer
Mr. Liao Shuangwen	42	Executive Director
Mr. Billy Chun Fai Tang	52	Independent Director
Mr. Chun Kwok Wong	43	Independent Director
Mr. Zheng Tian	33	Independent Director

Mr. Pengfei Jiang (“Mr. Jiang”) has served as a director since December 16, 2025 and as Chairman of the Board and Chief Executive Officer since August 18, 2026, with a primary focus on investor relations. He is currently the General Manager of Guangzhou Nanbeiji Technology Development Co., Ltd., a position he has held since May 2024, where he leads corporate strategy, industry research, and investment project evaluation, and oversees due diligence, risk assessment, and resource integration for growth. Mr. Jiang previously served as Investment Manager at Guangdong Rongda Investment Development Co., Ltd. from November 2023 to April 2024. Prior to that, he was Administrative Manager at Wuhan Keji Yanzhuang Co., Ltd. from May 2019 to October 2023. Mr. Jiang obtained a diploma in Automobile Testing and Maintenance Technology from Wuhan Institute of Technology in 2019.

Mr. Pang Peter Chun Ming (“Mr. Pang”) has served as our Chief Financial Officer since July 8, 2026. Mr. Pang has over 25 years of experience in compliance, accounting and finance. He is a certified public accountant of the California Board of Accountancy of the United States and a chartered financial analyst charter holder. Since April 2011, Mr. Pang has served as chief financial officer and company secretary of several private and public companies, including as chief financial officer and joint company secretary of Pa Shun Pharmaceutical International Holdings Limited (currently known as Pa Shun International Holdings Limited) (574.HK) from January 2015 to July 2018, where he was responsible for financial reporting, investor relations and listing matters. Prior to April 2011, Mr. Pang served in managerial positions at Deutsche Bank AG, Hong Kong, BOCI Asia Limited (Hong Kong) and Ernst & Young, where he provided corporate and advisory services to a number of pre-IPO and listed companies. Mr. Pang obtained his Bachelor of Arts degree in economics from the University of California at Berkeley and a Master of Accounting degree from the University of Southern California.

Mr. Liao Shuangwen (“Mr. Liao”) has served as an executive director since August 18, 2026. Mr. Liao has over 19 years of experience in financial investment, fund management and asset allocation. From 2013 to 2025, Mr. Liao founded Guangzhou Suifu Investment Co., Ltd. and Shenzhen Qianhai Lefu Investment Management Co., Ltd. Since 2016, he has also served as the Strategy Director of Private Funds at Huizhou Hengchangtong Investment Management Co., Ltd., where he is responsible for the design and issuance of private fund products, the formulation of investment strategies and managing the investment and research team. From 2008 to 2013, Mr. Liao held various positions at investment companies, accumulating extensive experience in stock investment, bond investment and asset allocation. From 2006 to 2007, Mr. Liao served as a statistical specialist at Panyu District Statistics Bureau. Mr. Liao holds a bachelor’s degree in Finance from Nankai University and a college diploma in International Trade from Guangzhou University. He possesses the Securities Qualification Certificate and Fund Qualification Certificate.

Mr. Billy Chun Fai Tang (“Mr. Tang”) has served as an independent director since January 22, 2025 and as Chairman of the Nominating and Corporate Governance Committee since August 25, 2026. He is also a member of the Audit Committee and Compensation Committee. Mr. Tang is an executive director of LFG Investment Holdings Limited (3938.HK), a company listed on the Hong Kong Stock Exchange, a position to which he was appointed on April 1, 2020. Mr. Tang joined LFG Investment Holdings Limited in December 2018 and is currently the managing director of Lego Corporate Finance Limited. Since June 2019, Mr. Tang has acted as a Responsible Officer of Lego Corporate Finance Limited for Type 6 (advising on corporate finance) regulated activity under the SFO and a Licensed Representative of Lego Securities Limited for Type 1 (dealing in securities) regulated activity under the SFO. Mr. Tang has over 25 years of experience in accounting and investment banking. Prior to joining LFG Investment Holdings Limited, he worked at Goldin Financial Limited from July 2009 to December 2018, where his last position was director of the investment banking division and a Responsible Officer for Type 6 regulated activity. He also worked at Optima Capital Limited, BOCOM International Holdings Company Limited, Deloitte & Touche Corporate Finance Limited and PricewaterhouseCoopers. Mr. Tang obtained a bachelor’s degree in business administration from The University of Massachusetts at Amherst in May 1996.

Mr. Chun Kwok Wong (“Mr. Wong”) has served as an independent director since March 9, 2026 and as Chairman of the Audit Committee since August 25, 2026. He is also a member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Wong has over 19 years of experience in accounting and finance. Mr. Wong currently serves as an executive director of Universe Printshop Holdings Limited, the shares of which are listed on the GEM Board of the Hong Kong Stock Exchange (stock code: 8448), an independent director of Datasea Inc. (NASDAQ: DTSS) and a non-executive director of DW Consulting Corporation Limited. He was the chief financial officer of Huisen Shares Group Limited (formerly known as Huisen Household International Group Limited), the shares of which are listed on the Main Board of the Hong Kong Stock Exchange (stock code: 2127), from October 2021 to June 2024. He served as financial controller from February 2017 to January 2018, and chief financial officer from January 2018 to August 2020, of Fitness World (Group) Limited. He was a senior associate in the assurance practice of PricewaterhouseCoopers Limited from January 2016 to January 2017 and worked at Moore Stephens Associates Limited (Hong Kong) as an audit senior associate from October 2010 to December 2015. He worked at KLC CPA Limited from October 2005 to August 2010, with his last position being a supervisor. Mr. Wong obtained his Bachelor of Commerce degree in Accounting from Macquarie University, Australia, in 2005. Mr. Wong is a fellow member of the Association of Chartered Certified Accountants and an affiliate member of The Society of Chinese Accountants and Auditors.

Mr. Zheng Tian (“Mr. Zheng”) has served as an independent director and Chairman of the Compensation Committee since August 18, 2026. He is also a member of the Audit Committee and Nominating and Corporate Governance Committee. Mr. Zheng is a business consultant and brand marketing strategist with expertise in building corporate empowerment systems and performance-driven business academies. Since April 2022, Mr. Zheng has served as the founder of Guangzhou Fu Baba Consulting Management Co., Ltd., where he focuses on constructing integrated business empowerment platforms that connect talent development, marketing execution and revenue growth. From 2021 onwards, Mr. Zheng has provided strategic advisory services to a number of enterprises, including Zhuhai Yisijia Technology Co., Ltd., Shangdao International Health Industry Group, Jihuimei International Biotechnology, Guangzhou Deyikang Health Technology Co., Ltd., Guangzhou Siyue Health Technology Co., Ltd. and Jin Ziyue (Guangzhou) Pharmaceutical Biotechnology Co., Ltd. Mr. Zheng obtained his degree from Xinghai Conservatory of Music, Guangzhou.

Family Relationships

Save as disclosed above, none of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Compensation.

For the year ended December 31, 2025, we paid an aggregate of HKD4,073,626 in cash  (including salaries and mandatory provident fund) to our directors. Our Hong Kong subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Board Practices.

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of the registration statement of which this report is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Memorandum and Articles of Association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested, in voting in respect of any such matter, such director should take into account his or her director’s duties. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our Board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having one female independent director out of the total of three independent directors. Our board is well balanced and diversified in alignment with the business development and strategy of NCI and our subsidiaries.

Committees of the Board of Directors

We established an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors. We adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consisted of Mr. Chun Kwok Wong, Mr. Billy Chun Fai Tang and Mr. Zheng Tian and is chaired by Mr. Chun Kwok Wongss. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Ms. Josephine Yan Yeung qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;
●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;
●	discussing the annual audited financial statements with management and the independent registered public accounting firm;
●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	meeting separately and periodically with management and the independent registered public accounting firm;
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and
●	reporting regularly to the board.

Compensation Committee

Our compensation committee consists of Mr. Chun Kwok Wong, Mr. Billy Chun Fai Tang and Mr. Zheng Tian, and is chaired by Mr. Zheng Tian. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;
●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;
●	reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements, annual bonuses, and employee pension and welfare benefit plans; and
●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Chun Kwok Wong, Mr. Billy Chun Fai Tang and Mr. Zheng Tian, and is chaired by Mr. Billy Chun Fai Tang. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;
●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;
●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;
●	developing, reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices;
●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and
●	evaluating the performance and effectiveness of the board as a whole.

RELATED-PARTY TRANSACTIONS

Related Party Transactions.

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

List of Related Parties During the Historical Periods Presented

Name of related parties during the periods presented	Relationship with the Company during the periods presented
Ms. Eva Yuk Yin Siu (“Ms. Siu”)	Then Chairlady of the Board, Director and controlling shareholder; no longer a director or the controlling shareholder
Neo-Concept (Holdings) Company Limited (“NCH”)	A company under common control of Ms. Siu; not a current affiliate

Due from (to) related parties

The following table sets forth the breakdown of our historical balances due from related parties as of the dates indicated:

		As of December 31, 2025	As of June 30, 2026
		HKD	HKD	USD
Prepayment from NCH	Common controlled by Ms. Siu	1,443,971	67,116,925	8,558,649
Due to NCH	Common controlled by Ms. Siu	(480,183)	—	—

The amounts due from (to) the related parties are unsecured, interest free with no specific repayment terms. Neo-Concept (Holdings) Company Limited (“NCH”) is a company incorporated in Hong Kong and controlled by Ms. Siu, who was the controlling shareholder of the Company at the time of the transaction but is no longer its controlling shareholder. As of December 31, 2025, the amount due to NCH was non-trade nature, being fund advance from NCH for its general operation.

Related party transactions during the six months ended June 30, 2025 and 2026

	For the six months ended June 30,
	2025	2026	2026
	HKD	HKD	USD
Agency income received by Neo-Concept UK from NCH	1,248,117	1,011,541	128,990
Purchase of apparel products from NCH	5,385,166	22,068,044	2,814,083
Rental expense paid to NCH	360,000	360,000	45,907
Advance from HCH	—	91,330,577	11,646,337
Repay to HCH	—	91,810,760	11,707,569

Agency income refers to other income from NCH, which was a discretionary payment made to Neo-Concept UK for promoting NCH’s products in UK upon a pre-determined yearly sale target was achieved. There are no enforceable rights and obligations, and the amount is recorded at a point in time.

Bank Facilities and Other Borrowing

Bank borrowings as of December 31, 2025 and June 30, 2026 are as follows:

				Interest rate as of	Interest rate as of	Balance as of
Lender	Type	Maturity date	Currency	December 31, 2025	June 30, 2026	December 31, 2025	June 30, 2026
						HKD	HKD	USD
China Construction Asia Bank (i)	Trading finance	Within 1 year	HKD	5.94%	—	4,753,714	—	—
Citibank, N.A., Hong Kong Branch	Bank overdraft	On demand	HKD	14.75%	—	2,957	—	—
Total						4,756,671	—	—
Less: current maturities						(4,756,671)	—	—
Non-current maturities						—	—	—

(i)	In connection with our operations in Hong Kong, Neo-Concept HK, together with NCH, a company incorporated in Hong Kong and controlled by Ms. Siu, , who was the Company’s controlling shareholder at the time of the transaction but is no longer its controlling shareholder, entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong for combined banking facilities which were shared by Neo-Concept HK and NCH combinedly. The banking facilities were secured, details of which are set out as follows:

(a)	Unlimited personal guarantee by Ms. Siu;

(b)	Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)	Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)	Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)	Legal charge over certain investment funds held by NCH at the relevant banks;

(f)	Assignment of benefit from life insurances premium assets held by NCH at the relevant banks;

(g)	Assignment of benefit from life insurances premium assets held by Pure Diamond Limited, a related company in which Ms. Siu has interests, at a relevant bank;

(h)	Indemnity granted by NCH to relevant banks;

(i)	Guaranteed by Neo-Concept Fashion (Zhongshan) Co., Ltd, a subsidiary company of NCH, amounting to HKD131 million; and

(j)	Cross-corporate guaranteed by Neo-Concept HK and NCH.

Due From (To) Related Parties

The following table sets forth the breakdown of our historical balances due from related parties as of the dates indicated:

		As of December 31,
	Relationship	2023	2024	2025	2025
		HKD	HKD	HKD	US$
Due from (to) Ms. Siu	Then controlling shareholder	(59,106)	—	—	—
Other receivables from NCH	Common controlled by Ms. Siu		—	1,443,971	185,522
Due from (to) NCH	Common controlled by Ms. Siu	(34,184,138)	(638,243)	(480,183)	(61,695)

The amounts due from (to) the related parties are unsecured, interest free with no specific repayment terms. Neo-Concept (Holdings) Company Limited (“NCH”) is a company incorporated in Hong Kong and controlled by Ms. Siu, who was the Company’s controlling shareholder during the historical periods presented but is no longer its controlling shareholder. NCH is not a current affiliate of the Company. As of December 31, 2023, 2024 and 2025, the amount due to NCH and Ms. Siu was non-trade nature, being fund advance from NCH and Ms. Siu for general operation of the Company. Other receivables from NCH represented the agency income receivable, it was interest-free, non-secured and repayable within 30 days upon billing.

On June 30, 2023, NCH agreed to forgive HKD 55 million (US$7.02 million) due to NCH by the Company. The amount was credited to additional paid-in capital. The amount forgiven represented funds transferred from NCH to the Company to support the general operation of the Company during year ended December 31, 2023.

During the year ended December 31, 2023, the largest amount outstanding with the related parties was HK$55,002 from Ms. Siu and HK$33,086,018 due to NCH. During the year ended December 31, 2024 and 2025, the largest amount outstanding with the related parties was HK$638,243 due to NCH.

Related party transactions during the three years ended December 31, 2023, 2024 and 2025

		For the years ended December 31,
		2023	2024	2025	2025
		HKD	HKD	HKD	US$
Neo-Concept (Holdings) Company Limited(1)	Operating lease expense(2)	720,000	720,000	720,000	92,506
Neo-Concept (Holdings) Company Limited(1)	Purchase of apparel products(3)	34,213,521	7,915,189	34,846,523	4,477,089
Neo-Concept (Holdings) Company Limited(1)	Purchase of intangible assets(4)	—	15,023,180	—	—
Neo-Concept (Holdings) Company Limited(1)	Agency income received(5)	2,662,034	1,170,664	1,475,466	189,568

(1)	A company incorporated in Hong Kong that was under common control with the Company through Ms. Siu during the historical periods presented; it is not a current affiliate of the Company.
(2)	Operating lease expenses were paid by Neo-Concept HK for the lease of office premises located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong.
(3)	During the normal course of business, Neo-Concept HK engaged NCH as supplier to produce and arrange delivery of products for its customers. The rates charged by NCH is consistent with the standard rates charged by Neo-Concept HK’s independent third-party supplier. We are of the opinion that the service fees paid to NCH, and the terms of service were negotiated at arm’s length.
(4)	On May 29, 2024, the Company entered into assets purchase agreement with Neo-Concept (Holdings) Company Limited, a company controlled by Ms. Siu, who was the Company’s controlling shareholder at the time of the transaction but is no longer its controlling shareholder, to purchase the trademark at a consideration of HK$15,023,180 (US$1,931,000). The trademarks are brand names which filed in Hong Kong, the Mainland China, the European Union, the US, Qatar and the United Arab Emirates.
(5)	Agency income refers to other income received from NCH, which was a discretionary payment made to Neo-Concept UK for promoting NCH’s products in the UK upon a pre-determined yearly sale target being achieved.

Bank Facilities and Other Borrowing

Bank borrowings as of December 31, 2024 and 2025 are as follows:

		Maturity		Interest rate as of December 31,	Interest rate as of December 31,	As of December 31,
Lender	Type	date	Currency	2024	2025	2024	2025	2025
						HKD	HKD	US$
The Hongkong and Shanghai Banking Corporation Limited (i)	Trading finance	Within 1 year	HKD	6.05%	—	8,579,162	—	—
OCBC (i)	Trading finance	Within 1 year	HKD	7.40%	—	2,400,446	—	—
China Construction Asia Bank (i)	Trading finance	Within 1 year	HKD	6.29%	5.94%	10,645,199	4,753,714	610,758
Citibank, N.A., Hong Kong Branch (ii)	Trading finance	Within 1 year	HKD	7.44%	—	5,480,915	—	—
Citibank, N.A., Hong Kong Branch	Bank overdraft	On demand	HKD	—	14.75%	—	2,957	380
Total						27,105,722	4,756,671	611,138
Less: current maturities						(27,105,722)	(4,756,671)	(611,138)
Non-current maturities						—	—	—

(i)	In connection with our operations in Hong Kong, Neo-Concept HK, together with a related company, Neo-Concept (Holdings) Company Limited (“NCH”), a company incorporated in Hong Kong and controlled by Ms. Siu, entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong for combined banking facilities which were shared by Neo-Concept HK and NCH combinedly. The banking facilities were secured, details of which are set out as follows:

(a)	Unlimited personal guarantee by Ms. Siu;

(b)	Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)	Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)	Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)	Legal charge over certain investment funds held by NCH at the relevant banks;

(f)	Assignment of benefit from life insurances premium assets held by NCH at the relevant banks;

(g)	Assignment of benefit from life insurances premium assets held by Pure Diamond Limited, a related company in which Ms. Siu has interests, at a relevant bank;

(h)	Indemnity granted by NCH to relevant banks;

(i)	Guaranteed by Neo-Concept Fashion (Zhongshan) Co., Ltd, a subsidiary company of NCH, amounting to HKD131 million; and

(j)	Cross-corporate guaranteed by Neo-Concept HK and NCH;

(ii)	The banking facilities were secured, details of which are set out as follows:

(a)	Personal guarantee by Ms. Siu and an immediate family member of Ms. Siu;

(b)	Cross-corporate guaranteed by Neo-Concept HK, Neo-Concept (BVI) Limited, a company controlled by Ms. Siu, and NCH; and

(c)	Legal charge over certain deposits accounts held by NCH at the relevant banks;

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee and adopted an audit committee charter, which requires the committee to review and approve of all related party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by each of our directors and executive officers, all directors and executive officers as a group, and each person known to us to beneficially own more than 5% of either class of our outstanding Ordinary Shares. The table presents the number and percentage of each class beneficially owned. Holders of Class A Ordinary Shares are entitled to one (1) vote per share and holders of Class B Ordinary Shares are entitled to thirty (30) votes per share. The two classes vote together as one class on matters submitted to shareholders, except as otherwise required by law or our Memorandum and Articles of Association.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws. Percentages of Class A and Class B ownership are calculated separately using 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares outstanding, respectively, except that shares issuable within 60 days are included in a holder’s denominator only to the extent that holder is deemed to beneficially own them.

	Class A				Class B
	Ordinary Shares				Ordinary Shares
	beneficially held				beneficially held
			Approximate			Approximate
			percentage of			percentage of
			outstanding			outstanding
	Number of		Class A		Number of	Class B
Shareholders	Ordinary Shares		Ordinary Shares		Ordinary Shares	Ordinary Shares
Directors and executive officers(1)
Mr. Pengfei Jiang(2)	—		—%		140,000	100.00%
Mr. Pang Peter Chun Ming	—		—%		—	—%
Mr. Liao Shuangwen	—		—		—	—
Mr. Billy Chun Fai Tang	—		—		—	—
Mr. Chun Kwok Wong	—		—		—	—
Mr. Zheng Tian	—		—		—	—
All directors and executive officers as a group (6 individuals)	—		—%		140,000	100.00%

5% principal shareholders:
Orca Capital AG(3)	883,311	(3)	9.99	%(3)	—	—%

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.
(2)	Mr. Pengfei Jiang, the Chairman of the Board, Chief Executive Officer and a director of the Company, directly holds 140,000 Class B Ordinary Shares, representing all of the Company’s issued and outstanding Class B Ordinary Shares as of the date of this prospectus. Each Class B Ordinary Share carries thirty (30) votes. Mr. Jiang’s Class B Ordinary Shares represent approximately 1.65% of all outstanding Ordinary Shares and approximately 33.5% of the aggregate voting power. The directors and executive officers as a group have the same aggregate voting power based on the holdings shown above.
(3)	The table presents Orca Capital AG on a maximum beneficial-ownership basis subject to the 9.99% beneficial-ownership limitation applicable to its Pre-Funded Warrants, rather than on the basis of the dated shareholding reported in its Schedule 13G. Assuming Orca Capital AG continues to hold Pre-Funded Warrants to purchase 500,000 Class A Ordinary Shares, the calculation includes all 500,000 underlying shares as shares acquirable by Orca. For this holder-specific calculation, those shares are added to the 8,341,952 Class A Ordinary Shares currently outstanding, giving a denominator of 8,841,952 Class A Ordinary Shares. Applying the 9.99% limitation and rounding down to the nearest whole share results in a maximum of 883,311 Class A Ordinary Shares beneficially owned, including the 500,000 underlying warrant shares, representing 9.99% rounded to two decimal places. Shares underlying the Pre-Funded Warrants may be acquired only to the extent permitted by the blocker. The maximum assumes a combined holding up to that limit; it does not establish Orca’s actual issued-share holding or that all warrants are presently exercisable without a reduction in other holdings. All figures are on the pre-consolidation basis used in this prospectus. Orca Capital AG’s business address, as disclosed in Item 2(b) of its Schedule 13G filed October 7, 2026, is Sperlring 2, 85276 Hettenshausen, Germany.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company incorporated with limited liability in the Cayman Islands under the laws of the Cayman Islands, in the Cayman Islands on July 29, 2021 under the name “Neo-Concept International Group Holdings Limited” company no. 379468. Our affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 consisting of 20,000,000  shares of par value US$0.0025 each comprised of (i) 19,500,000 class A ordinary shares of a par value US$0.0025 each and (ii) 500,000 class B ordinary shares of a par value US$0.0025 each.

The following are summaries of the material provisions of our Memorandum and Articles of Association that is currently and will be in force at the time of the closing of this offering and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. The forms of our Memorandum and Articles of Association are filed as exhibits to the registration statement of which this prospectus forms a part.

Ordinary Shares

General

All of our issued shares are fully paid and non-assessable. Certificates representing the shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. We may not issue shares to bearer.

As at the date of this prospectus, there are 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares and Class B Ordinary Shares is VStock Transfer, LLC.

Distributions

Subject to the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be apportioned and paid pro rata according to the amounts paid up or credited as paid on the shares during any portion(s) of the period in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share; and
(ii)	our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up on the basis that the shares so allotted shall be of the same class or classes as the class or classes already held by the allottee, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or
(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit on the basis that the shares so allotted shall be of the same class or classes as the class or classes of shares already held by the allottee.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting rights

At any general meeting, a resolution put to the vote of the meeting shall be decided by poll save that the chairman of the meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter, allow a resolution to be voted on by a show of hands. Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote (or thirty (30) votes in respect of each Class B Ordinary Share) for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles of Association) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands and on a poll (or thirty votes in respect of each Class B Ordinary Share on a poll). On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Qualification

There is currently no shareholding qualification for directors.

General Meetings of Shareholders

Our Company shall hold an annual general meeting in each fiscal year.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company. Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the place, the day, the hour and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and
(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting being a majority together holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where they are transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by its duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Protection of minority shareholders

Though class actions and derivative actions are generally not available to members of the Company under the laws of the Cayman Islands, a minority shareholder aggrieved by the actions of a director or the company does have a limited number of remedies. If the right infringed is a personal right of the member, he may bring a personal action in his individual capacity. Where the same personal right of a number of shareholders has been infringed, a representative action may be brought on behalf of a group of shareholders. Only limited personal rights are recognized and therefore these remedies may in turn be limited. In certain circumstances the shareholder may seek to sue on his own behalf in a derivative suit which involves the individual shareholders seeking to enforce the company’s right by suing in representative form on behalf of himself and all other shareholders in the company (except for those responsible for the wrong doing) against the wrong doers. The court ordinarily may permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal or would result in the violation of the company’s memorandum or articles of association. Further, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority members or where an act requires the approval of a greater percentage of members than that which actually approved it.

Any shareholder of a company may petition the court which may make a winding up order if the court is of the opinion that it is just and equitable that the company should be wound up or, as an alternative to a winding up order, (a) an order regulating the conduct of the company’s affairs in the future, (b) an order requiring the company to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained it has omitted to do, (c) an order authorising civil proceedings to be brought in the name and on behalf of the company by the shareholder petitioner on such terms as the court may direct, or (d) an order providing for the purchase of the shares of any shareholders of the company by other shareholders or by the company itself and, in the case of a purchase by the company itself, a reduction of the company’s capital accordingly.

Except as mentioned above, generally claims against our Company by our members must be based on the general laws of contract or tort applicable in the Cayman Islands.

Shareholders’ suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our Memorandum and Articles of Association.

Transfer of shares

Subject to the restrictions in our Memorandum and Articles of Association, fully paid Ordinary Shares are free from any restriction with respect to the right of the holder thereof to transfer such Ordinary Shares (except when permitted by the Designated Stock Exchange (as defined in our Memorandum and Articles of Association) and shall also be free from all liens. Our board of directors however, may, in its absolute discretion, refuse to register a transfer of any Ordinary Share which is not fully paid to a person of whom it does not approve or any Ordinary Share issued under any share option scheme upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any Ordinary Share (whether fully paid up or not) to more than four (4) joint holders or a transfer of any Ordinary Shares (not being a fully paid up Ordinary Share) on which our Company has a lien.

Upon any direct or indirect sale, transfer, assignment or disposition of Class B Ordinary Shares or the direct or indirect transfer or assignment of the voting power attached to the Class B Ordinary Shares through voting proxy or otherwise by a holder thereof in such manner as described in our Memorandum and Articles of Association, such Class B Ordinary Shares will be automatically and immediately converted into an equal number of Class A Ordinary Shares.

Liquidation

Subject to the Companies Act, our Company may be wound up by the Grand Court of the Cayman Islands or be wound up voluntarily by a special resolution. Our board of directors have the power in the name of our Company to present a petition to the Grand Court of the Cayman Islands for our Company to be wound up.

If our Company shall be wound up, the surplus assets remaining after payment to all creditors shall be divided among the shareholders in proportion to the capital paid up on the Ordinary Shares held by them respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed, subject to the rights of any Ordinary Shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid on the Ordinary Shares held by them respectively.

If our Company shall be wound up (in whatever manner) the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the shareholders in specie or kind the whole or any part of the assets of our Company whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between our shareholders or different classes of shareholders and our shareholders within each class.

The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of our shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other assets upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares

Subject to our Articles of Association and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption of shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Modifications of rights

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our Articles of Association relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that:-

(A)	separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of our board of directors, or (ii) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series);
(B)	the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be a person or persons (or in the case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal or par value of the issued shares of that class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum); and
(C)	every holder of shares of the class shall be entitled (whether on show of hands or on a poll) to one vote for every such share held by him.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Changes in capital

Subject to the Companies Act, we may from time to time by an ordinary resolution of members:

(a)	increase our share capital by creating new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;
(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
(c)	without prejudice to the powers of our board of directors under our Articles of Association, divide our shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by our Company in general meeting, as our board of directors may determine;
(d)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum and Articles of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;
(e)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and
(f)	convert all or any of our paid-up shares into stock and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Untraceable shareholders

Subject to compliance with our Articles of Association, our Company have the power to sell, in such manner as our board of directors think fit, any shares of a shareholder who is untraceable.

Inspection of books and records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our Company. They will, however, have such rights as may be set out in our Articles of Association.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association (our charter) on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares

Subject to the Companies Act and where applicable, the Designated Stock Exchange Rules (as defined in our Articles of Association) and without prejudice to any special rights of restrictions for the time being attached to any shares or any class of shares, all unissued shares and other securities of our Company (whether forming part of the original or any increased capital) shall be at the disposal of our board of directors and it may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times, for such consideration and generally on such terms (subject to the Articles of Association) as it in its absolute discretion thinks fit, but so that no shares shall be issued at a discount. Our board of directors shall, as regards any offer or allotment of shares, comply with the provisions of the Companies Act, if and so far as such provisions may be applicable thereto. In particular and without prejudice to the generality of the foregoing, our board of directors is empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by Companies Act. Further, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless our Company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director needs not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Declaration of director’s interest is mainly governed by the terms of a company’s memorandum and articles of association.

Voting Requirements	The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.	For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including but not limited to, alteration of the memorandum or articles of association, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, except that a company may in its articles of association specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution.

	Delaware	Cayman Islands
Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Subject to our Articles of Association and the Companies Act, our Company may from time to time in general meeting by ordinary resolution elect any person to be a director either to fill a casual vacancy or as an additional director.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	As permitted by Cayman Islands law, the memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors filling a casual vacancy are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated

Delaware	Cayman Islands
Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by, in the case of a scheme of arrangement with members or class of members, seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●     the statutory provisions as to the required majority vote have been met;

● the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

	Delaware	Cayman Islands
● the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●     the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of not less than ninety percent (90%) of the shares affected, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

● a company acts or proposes to act illegally or ultra vires;

● the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

● those who control the company are perpetrating a “fraud on the minority”.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Holders of our Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Under our Memorandum and Articles of Association, our shareholders (not being a director) or other person have no right to inspect our account or book or document except as conferred by the Companies Act or ordered by a court of competent jurisdiction or authorized by our board of directors or our Company in general meeting.

	Delaware	Cayman Islands
Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However our Articles of Association provide that extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Variation of rights of shares	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of governing documents	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	As permitted by Cayman Islands law, the memorandum and articles of association may only be amended by a special resolution of the shareholders.

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	Our Articles of Association provide that our board of directors may, whenever it thinks fit, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened on the requisition of one or more our shareholders holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NCI.” Future sales of substantial amounts of our Class A Ordinary Shares in the public market after the date of this prospectus, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, the 4,400,000 Class A Ordinary Shares registered for resale under this prospectus will be available for sale in the public market upon the effectiveness of the registration statement of which this prospectus forms a part, subject to the restrictions applicable to our affiliates described below.

As of the date of this prospectus, we have 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares issued and outstanding. Of that amount, 4,400,000 Class A Ordinary Shares constituting the PIPE Shares are registered for resale under this prospectus. The remaining Class A Ordinary Shares and all of the Class B Ordinary Shares are held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;
●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and
●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three months period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately Ordinary Shares immediately after the Closing Date based on the number of Ordinary Shares outstanding as of December 31, 2025; or
●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six months holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and
●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong was subject to Hong Kong profits tax at 8.25% on its assessable profits up to HK$2,000,000 and 16.5% on its assessable profits over HK$2,000,000 on its taxable income assessable profits generated from operations arising in or derived from Hong Kong for the years of assessment of 2021/2022 and 2020/2021. As from year of assessment of 2018/2019 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any tax withholding in Hong Kong.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that hold our Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, save for Cayman Islands companies which hold interests in land situated in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

SELLING SHAREHOLDERS

This prospectus relates to the offer and sale, from time to time, by the Selling Shareholders named in the table below of up to 4,400,000 Class A Ordinary Shares (the “PIPE Shares”), which were issued on October 26, 2026 to eleven non-U.S. purchasers at a purchase price of US$0.30 per share, for aggregate gross proceeds of US$1,320,000, pursuant to a securities purchase agreement dated October 22, 2026.

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares by each Selling Shareholder as of the date of this prospectus, the number of Class A Ordinary Shares that may be sold by each Selling Shareholder under this prospectus and the number of Class A Ordinary Shares that each Selling Shareholder will beneficially own after the offering, assuming that each Selling Shareholder sells all of the Class A Ordinary Shares offered by it. We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. The percentages set forth below are calculated based on 8,341,952 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. The Selling Shareholders may sell any, all or none of the Class A Ordinary Shares offered by this prospectus, and we do not know when or in what amount they may do so. Information about the Selling Shareholders may change from time to time, and we will supplement this prospectus as required.

Selling Shareholder	Class A Ordinary Shares Beneficially Owned Before the Offering	Class A Ordinary Shares to be Offered	Class A Ordinary Shares Beneficially Owned After the Offering
Fu Weipeng	400,000 (4.8%)	400,000	0 (0%)
Li Guorong	400,000 (4.8%)	400,000	0 (0%)
Fu Zhongde	400,000 (4.8%)	400,000	0 (0%)
Deng Shiping	400,000 (4.8%)	400,000	0 (0%)
Xiao Wencheng	400,000 (4.8%)	400,000	0 (0%)
Deng Jiazheng	400,000 (4.8%)	400,000	0 (0%)
Pan Chunlai	400,000 (4.8%)	400,000	0 (0%)
Chen Jiehao	400,000 (4.8%)	400,000	0 (0%)
Chen Huizhen	400,000 (4.8%)	400,000	0 (0%)
Zhang Xiufang	400,000 (4.8%)	400,000	0 (0%)
Chong Tengfong	400,000 (4.8%)	400,000	0 (0%)
Total	4,400,000 (52.7%)	4,400,000	0 (0%)

Each of the eleven PIPE investors holds 400,000 Class A Ordinary Shares, representing all of the 4,400,000 PIPE Shares registered for resale under this prospectus.

Each Selling Shareholder is a non-U.S. person that acquired its Class A Ordinary Shares in an offshore transaction under Regulation S, is not an affiliate of the Company and has not been an affiliate during the preceding three months. The Class A Ordinary Shares are registered for resale under this prospectus and will be freely tradable in the hands of the Selling Shareholders upon the effectiveness of the registration statement of which this prospectus forms a part, subject to the prospectus being current. The Company will instruct VStock Transfer, LLC to remove the Securities Act legend from shares sold in accordance with this prospectus upon receipt of a customary broker representation letter and, where required, an opinion of counsel that the shares are freely tradable.

The Selling Shareholders identified in the table above acquired the Class A Ordinary Shares offered by this prospectus in transactions that were not registered under the Securities Act, and those shares are “restricted securities” within the meaning of Rule 144. The Class A Ordinary Shares will become freely tradable upon the effectiveness of the registration statement of which this prospectus forms a part, subject to the restrictions applicable to our affiliates described under “Shares Eligible for Future Sale.” Except for their purchase of the PIPE Shares, the Selling Shareholders have not held any position or office with us or had any other material relationship with us during the past three years. None of the PIPE investors beneficially owns 5% or more of our aggregate voting power.

PLAN OF DISTRIBUTION

The Class A Ordinary Shares offered by this prospectus are being offered and sold by the Selling Shareholders. We are not selling any Class A Ordinary Shares and will not receive any proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Class A Ordinary Shares covered by this prospectus will go to the Selling Shareholders.

The Selling Shareholders may sell the Class A Ordinary Shares offered by this prospectus from time to time in one or more transactions: on the Nasdaq Capital Market or any other national securities exchange or quotation service on which the Class A Ordinary Shares may be listed or quoted at the time of sale; in the over-the-counter market; in transactions other than on these exchanges or in the over-the-counter market; through the writing of options, whether the options are listed on an options exchange or otherwise; through the settlement of short sales; or through a combination of any of the foregoing. Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The Selling Shareholders may also sell the Class A Ordinary Shares under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus.

In connection with the sale of the Class A Ordinary Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell the Class A Ordinary Shares short and deliver the Class A Ordinary Shares to close out such short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may effect these transactions by selling the Class A Ordinary Shares directly to purchasers or to or through broker-dealers, agents or underwriters, who may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders or the purchasers of the Class A Ordinary Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Sales will be made only through broker-dealers registered as such under the applicable securities laws of the states of the United States, if required.

We have not engaged any underwriter, placement agent or dealer in connection with the offer and sale of the Class A Ordinary Shares by the Selling Shareholders, and no person has any arrangement or understanding with us to sell any of the Class A Ordinary Shares. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Because the Selling Shareholders may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act and to Regulation M under the Exchange Act, which may limit the timing of purchases and sales of the Class A Ordinary Shares by any of them.

We will bear all costs and expenses relating to the registration of the Class A Ordinary Shares offered by this prospectus. The Selling Shareholders will bear any brokerage commissions, discounts and similar selling expenses attributable to their sales of the Class A Ordinary Shares, and any transfer taxes payable in connection with such sales. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, and the Selling Shareholders have agreed to indemnify us against certain liabilities, including liabilities arising from information furnished to us in writing by them for use in this prospectus, in each case to the extent provided in the agreements pursuant to which the Class A Ordinary Shares were issued.

We will keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which all of the Class A Ordinary Shares covered by this prospectus have been sold by the Selling Shareholders, or (ii) the date on which the Class A Ordinary Shares covered by this prospectus may be sold without registration and without regard to any volume or manner-of-sale limitations of Rule 144. We will supplement this prospectus to the extent required to describe any material change in the plan of distribution.

LEGAL MATTERS

We are being represented by Charles Wilson LLP with respect to certain legal matters as to United States federal securities law and New York State law, as well as certain legal matters as to Hong Kong law. The validity of the Class A Ordinary Shares offered by this prospectus and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels, our legal counsel as to Cayman Islands law.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of WWC, P.C. (“WWC”), our former independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. WWC audited those consolidated financial statements and issued the related audit report. The office of WWC is located at 2010 Pioneer Court, San Mateo, California 94403. Privatco CPA Limited (“PRIVATCO”) was appointed as our current independent registered public accounting firm for the fiscal year ending December 31, 2026, effective October 16, 2026. PRIVATCO is headquartered at Unit 901, 9/F, First Group Centre, No. 23 Wang Chiu Road, Kowloon Bay, Hong Kong. PRIVATCO did not audit, and has not issued an audit report on, the consolidated financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 incorporated by reference in this prospectus.

Change In Independent Registered Public Accounting Firm

On October 16, 2026, the audit committee (the “Audit Committee”) of our board of directors (the “Board”) approved the dismissal of WWC as our independent registered public accounting firm, and the Board approved such dismissal, in each case effective October 16, 2026.

The audit reports of WWC on our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2025 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2025, there were (i) no disagreements (as described in Item 16F(a)(1)(iv) of Form 20-F and the related instructions thereto) between us and WWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WWC, would have caused WWC to make reference to the subject matter thereof in its audit reports, and (ii) no reportable events (as described in Item 16F(a)(1)(v) of Form 20-F).

We provided WWC with a copy of the foregoing disclosures and requested that WWC furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by us set forth above. WWC’s letter, dated October 16, 2026, states that it agrees with the statements contained in the paragraphs concerning WWC in our Report on Form 6-K filed on October 16, 2026. A copy of the letter is incorporated by reference as Exhibit 16.1 to this registration statement.

On October 16, 2026, the Audit Committee approved the appointment of PRIVATCO as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and the Board approved such appointment, in each case effective October 16, 2026.

During the fiscal years ended December 31, 2024 and 2025, neither we nor anyone acting on our behalf consulted PRIVATCO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that PRIVATCO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as described in Item 16F(a)(1)(iv) of Form 20-F and the related instructions thereto) or a reportable event (as described in Item 16F(a)(1)(v) of Form 20-F).

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and this Offering— Investors may have difficulty enforcing judgments against us, our directors and management. Investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in the Cayman Islands, Hong Kong, the UK, the UAE against us or our management named in this prospectus based on the Cayman Islands, Hong Kong, the UK or the UAE laws.” in Form F-1 for more information.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

Harney Westwood & Riegels, our counsel as to the Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of the Foreign Court of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, exercising its discretion having regard to comity, fairness and mutuality, such as orders for specific performance or declaratory judgments. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. In addition, the foreign judgment must not already have been wholly satisfied and must still be capable of enforcement in the country of origin. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of United States federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are in the nature of a final or other penalty. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal despite the time-limit for which having not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending an appeal against the foreign judgment and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

BVI

Harney Westwood & Riegels, our counsel as to the British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the British Virgin Islands would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Harney Westwood & Riegels that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the BVI. We have also been advised by Harney Westwood & Riegels that the courts of the British Virgin Islands would treat a final and conclusive monetary judgment for a definite sum obtained against us in the Foreign Court as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that (a) such the Foreign Court had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by such the Foreign Court was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations, (c) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of such the Foreign Court, (d) recognition or enforcement in the British Virgin Islands would not be contrary to public policy, and (e) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. In addition, the foreign judgment must not already have been wholly satisfied and must still be capable of enforcement in the country of origin. A debt claim on a foreign judgment must be brought within twelve years of the date on which the judgment became enforceable, and arrears of interest on a judgment debt cannot be recovered after the expiration of six years from the date on which the interest became due.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

United Kingdom

England and Wales is not party to any convention or bilateral treaty with the United States providing for the reciprocal recognition and enforcement of judgments. As a result, a judgment obtained in a court in the United States against a company (or their directors or officers) incorporated (or located) in England and Wales will not automatically be recognized or enforced in England and Wales but may be enforceable by separate action on the judgment in accordance with English common law rules.

To obtain an enforceable judgment in England and Wales, the claimant would be required to bring fresh proceedings in respect of the judgment before the competent court in England and Wales. In such an action, a court of England and Wales generally will not (subject to the matters identified below) re-examine the merits of the original case decided by a United States court and will treat the judgment as conclusive.

The matters which would cause a court of England and Wales not to enforce a judgment debt created by a U.S. judgment are that:

(a)	the judgment is not for a debt or a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that a court of England and Wales considers to be a penal, revenue or other public law;
(b)	the judgment was not final and conclusive;
(c)	the court in the United States did not have jurisdiction in accordance with the English rules of private international law to give the judgment;
(d)	the judgment was (i) obtained by fraud, or (ii) given in breach of principles of natural justice;
(e)	enforcement of the judgment would be contrary to public policy in England and Wales;
(f)	the judgment is a judgment on a matter previously determined by a court of England and Wales or another court whose judgment is entitled to recognition in England and Wales or conflicts with an earlier judgment of such court;
(g)	the judgment was obtained in breach of an agreement for the settlement of disputes (otherwise than by proceedings in a United States court) (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise);
(h)	the enforcement of the judgment is prohibited by statute (for example, Section 5 of the Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practice);
(i)	enforcement proceedings were not commenced within the relevant limitation period; or
(j)	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If a court of England and Wales gives judgment for the sum payable under a judgment of a United States court, the judgment of the court of England and Wales would be enforceable by the methods generally available for the enforcement of judgments of a court of England and Wales. In addition, it may not be possible to obtain an judgment of a court of England and Wales or to enforce any judgment of a court of England and Wales if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the judgment in England and Wales or against the foreign judgment in the courts of the United States or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

United Arab Emirates

UAE has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in the UAE.

The enforcement of foreign judgments in the UAE is now governed by Chapter IV (Articles 222 to 225) of the UAE’s New Civil Procedure Law (Federal Decree-Law No. 42 of 2022, or NCPL). Under Article 222, a party may apply to the execution judge in the court of competent jurisdiction for enforcement of a foreign judgment. The judge must issue a decision within five working days of receiving the application. The judge’s role is limited to determining whether the conditions for enforcement have been satisfied; the judge does not have the authority to re-examine the merits of the foreign judgment.

A UAE court may enforce a foreign judgment if: (a) the UAE courts did not have exclusive jurisdiction over the original dispute; (b) the foreign court had jurisdiction under its own law; (c) the parties were properly summoned and represented; (d) the judgment is final and binding in the issuing jurisdiction; and (e) the judgment does not contradict a UAE court judgment and does not violate public morals or public order.

However, the enforcement of civil liabilities under U.S. securities laws remains uncertain in onshore UAE. Investors should be aware that judgments obtained in the United States may not be readily enforceable in the UAE’s local court system, and any recovery would likely require initiation of new legal proceedings in the UAE.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus, except for the documents specifically incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with or furnish to the SEC. This means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents, including the financial statements and financial information identified below:

(1) our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026 (File No. 001-42016) (the “2025 Annual Report”), including Item 18 thereof and the audited consolidated financial statements of Neo-Concept International Group Holdings Limited and its subsidiaries, together with the related notes and the report of the independent registered public accounting firm thereon. These financial statements comprise the consolidated balance sheets as of December 31, 2025 and 2024 and the consolidated statements of income and comprehensive income (loss), changes in shareholders’ equity and cash flows for the fiscal years ended December 31, 2025, 2024 and 2023; and

(2) our Report on Form 6-K furnished to the SEC on October 30, 2026, solely with respect to Exhibit 99.1 thereto, comprising the unaudited interim condensed consolidated financial statements of Neo-Concept International Group Holdings Limited and its subsidiaries, together with the related notes. These financial statements comprise the consolidated balance sheet as of December 31, 2025 (audited), the unaudited interim condensed consolidated balance sheet as of June 30, 2026, and the unaudited interim condensed consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the six months ended June 30, 2026 and 2025; and

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed or furnished document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference). Requests should be directed to Neo-Concept International Group Holdings Limited, 10/F, Seaview Centre, No. 139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong, Attention: Investor Relations, telephone: +852 2798-8639.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Pursuant to our Memorandum and Articles of Association, the directors, alternate directors, secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty, willful default or fraud, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may arise in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own dishonesty, willful default or fraud.

We entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

We obtained directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

On March 3, 2025, the shareholders of the Company resolved and approved the following resolutions:

a)      the authorized share capital of the Company shall be re-classified by re-classifying 780,000,000 shares of a par value of US$0.0000625 each as 780,000,000 class A ordinary shares of a par value of US$0.0000625 each (each such share carrying one (1) vote per share with all rights, restrictions and privileges remaining identical to the existing shares of the Company) and 20,000,000 shares of a par value of US$0.0000625 each as 20,000,000 class B ordinary shares of US$0.0000625 each (each such share carrying thirty (30) votes per share with such rights, restrictions and privileges as set out in the New M&A (as defined below)) (the “Reclassification”) so that the authorized share capital of the Company shall be changed from US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each to US$50,000 divided into 800,000,000 shares of a par value of US$0.0000625 each comprised of 780,000,000 class A ordinary shares of a par value of US$0.0000625 each and 20,000,000 class B ordinary shares of a par value of US$0.0000625 each, such shares having the rights, restrictions and privileges as set out in the New M&A (as defined below);

b)	(i)	contemporaneously upon the Reclassification taking effect, each issued share of a par value of US$0.0000625 each of the Company shall be re-designated as an issued Class A Share (the “Re-designation”) with all rights, restrictions and privileges remaining identical to the existing issued shares of the Company; and

(ii)	immediately following the Re-designation, 3,000,000 class A ordinary shares then held by Neo-Concept (BVI) Limited (“NCBVI”) shall be repurchased and cancelled by the Company and in consideration, the Company shall allot and issue to NCBVI (or such other person as directed) 3,000,000 class B ordinary shares, credited as fully paid-up;

c)	the second amended and restated memorandum of association and articles of association of the Company containing the amendments to the existing amended and restated memorandum of association and articles of association in the form set out in Annex I be and are approved and adopted as the new memorandum of association and articles of association of the Company in substitution for and to the exclusion of the existing amended and restated memorandum of association and articles of association of the Company;

On May 9, 2025, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than 1 July 2025:

●	every five issued and unissued shares (namely, both class A ordinary shares of a par value of US$0.0000625 each and class B ordinary shares of a par value of US$0.0000625 each) in the share capital of the Company be consolidated into one (1) share of par value US$0.0003125 each (the “Share Consolidation”) so that the authorised share capital of the Company shall be changed from US$50,000 consisting of 800,000,000 shares of par value US$0.0000625 each comprised of 780,000,000 class A ordinary shares of par value US$0.0000625 each and 20,000,000 class B Ordinary Shares of par value US$0.0000625 each to US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A ordinary shares of par value US$0.0003125 each and 4,000,000 class B ordinary shares of par value US$0.0003125 each;

The Share Consolidation was effective on June 16, 2025.

On May 8, 2026, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than June 30, 2026 (the “Effective Date”):

●	every three (3) to every four hundred (400) issued and unissued shares (namely, both class A ordinary shares of a par value of US$0.0003125 each and class B ordinary shares of a par value of US$0.0003125 each) in the share capital of the Company (the “Range”), with the exact ratio to be set at a specific number within the Range to be determined by the board of directors of the Company in their discretion by not later than the Effective Date (the “Consolidation Ratio”), be consolidated into one (1) share (the “Consolidated Share(s)”), and such Consolidated Share(s) shall have the rights and be subject to the restrictions set out in the amended and restated memorandum and articles of association (the “2026 Share Consolidation”), and that the board of directors of the Company be and is hereby granted with full authority to determine the Consolidation Ratio by not later than the Effective Date.

On May 8, 2026, the board of directors of the Company resolved that every eight (8) issued and unissued shares (namely, both class A ordinary shares of a par value of US$0.0003125 each and class B ordinary shares of a par value of US$0.0003125 each) in the share capital of the Company be consolidated into one (1) share of a par value of US$0.0025 each, so that the authorized share capital of the Company shall be changed from US$50,000 consisting of 160,000,000 shares of par value US$0.0003125 each comprised of 156,000,000 class A ordinary shares of a par value of US$0.0003125 each and 4,000,000 class B ordinary shares of a par value of US$0.0003125 each to US$50,000 consisting of 20,000,000 shares of par value US$0.0025 each comprised of 19,500,000 class A ordinary shares of a par value of US$0.0025 each and 500,000 class B ordinary shares of a par value of US$0.0025 each.

The Effective Date was resolved to be May 18, 2026. The 2026 Share Consolidation was reflected with the Nasdaq Capital Market and in the marketplace at the open of business on May 19, 2026.

On August 25, 2026, the board of directors of the Company approved the allotment and issuance of 140,000 class B ordinary shares of a par value of US$0.0025 each to Mr. Pengfei Jiang, the Chairman of the Board, Chief Executive Officer and a director of the Company, at par value of US$0.0025 per share, for an aggregate subscription price of US$350.00, credited as fully paid (the “Class B Share Issuance”). Each class B ordinary share carries thirty (30) votes. Immediately following the Class B Share Issuance, the 140,000 Class B Ordinary Shares held by Mr. Jiang carried an aggregate of 4,200,000 votes, representing approximately 64.0% of the aggregate voting power of the Company’s issued and outstanding ordinary shares.

On October 22, 2026, the Company entered into a securities purchase agreement with the purchasers named therein, pursuant to which the Company agreed to sell and issue an aggregate of 4,400,000 class A ordinary shares of a par value of US$0.0025 each to such purchasers at a purchase price of US$0.30 per share, for aggregate gross proceeds of US$1,320,000, in a private placement (the “Private Placement”). The Private Placement was conducted exclusively in offshore transactions outside the United States to persons who are not “U.S. persons” in reliance upon Regulation S under the Securities Act of 1933, as amended.

The closing of the Private Placement occurred on October 26, 2026, and the Company issued an aggregate of 4,400,000 Class A Ordinary Shares to the purchasers, raising gross proceeds of US$1,320,000 before deducting the introducer agent’s fee and other offering expenses payable by the Company.

On October 29, 2026, the shareholders of the Company resolved and approved that with effect from such date and time to be determined by the board of directors of the Company which in any event shall not be later than December 31, 2026:

●	every two (2) to every four hundred (400) issued and unissued shares (namely, both class A ordinary shares of par value US$0.0025 each and class B ordinary shares of par value US$0.0025 each) in the share capital of the Company, with the exact ratio to be determined by the board of directors of the Company in its discretion, be consolidated into one (1) share, and such consolidated shares shall have the rights and be subject to the restrictions set out in the Memorandum and Articles of Association of the Company (the “2026 Further Share Consolidation”).

The board of directors subsequently determined that every eight (8) issued and unissued shares of the Company of par value US$0.0025 each be consolidated into one (1) share of par value US$0.02 each. The 2026 Further Share Consolidation is scheduled to be reflected with the Nasdaq Capital Market and in the marketplace at the open of business on November 10, 2026. As of November 5, 2026, prior to the 2026 Further Share Consolidation, the Company has 8,481,952 ordinary shares issued and outstanding, comprising 8,341,952 Class A Ordinary Shares and 140,000 Class B Ordinary Shares. Upon the 2026 Further Share Consolidation becoming effective, the Company is expected to have approximately 1,060,246 ordinary shares issued and outstanding, comprising approximately 1,042,746 Class A Ordinary Shares and 17,500 Class B Ordinary Shares, subject to adjustment as a result of the treatment of fractional shares.

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(c)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Third amended and restated memorandum of association and articles of association of the Company (incorporated by reference to Exhibit 99.1 of Form 6-K furnished to the U.S. Securities and Exchange Commission on October 5, 2026).
4.1	Specimen Certificate evidencing ordinary shares (incorporated by reference to Exhibit 1.1 of Form 20-F for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission on May 15, 2025)
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters
10.1	Form of Independent Director Agreement by and between the registrant and its independent Directors (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
10.3	Office Lease Contract by and between Neo-Concept (Holdings) Company Limited and the registrant dated as of January 1, 2024 (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-288993), filed with the U.S. Securities and Exchange Commission on July 28, 2025)
10.4	Trademark licensing agreement, by and between Neo-Concept (Holdings) Company Limited and the registrant, dated as of January 1, 2022 (incorporated by reference to Exhibit 10.5 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
10.5	Exclusive Territory and Non-Competition Agreement, by and between Neo-Concept (BVI) Limited, Splendid Vibe Limited, Ample Excellence Limited and the registrant, dated as of July 14, 2022 (incorporated by reference to Exhibit 10.6 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
10.6	Bank facility letter dated February 15, 2022 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and DBS Bank (Hong Kong) Limited(incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
10.7	Bank facility letter dated September 24, 2021 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and The Hongkong and Shanghai Banking Corporation Limited (incorporated by reference to Exhibit 10.8 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
10.8	Placement Agency Agreement dated February 9, 2026 by and among Neo-Concept International Group Holdings Limited, D. Boral Capital LLC and uSmart Securities Limited (incorporated by reference to Exhibit 10.1 of our Report of Foreign Private Issuer on Form 6-K (File No. 001-42016), filed with the U.S. Securities and Exchange Commission on February 11, 2026)
10.9	Form of Securities Purchase Agreement by and between Neo-Concept International Group Holdings Limited and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 1.2 of our Amendment No. 1 to Registration Statement on Form F-1 (File No. 333-288993), filed with the U.S. Securities and Exchange Commission on August 11, 2025)
10.10	Placement Agency Agreement dated September 30, 2026 by and between Neo-Concept International Group Holdings Limited and Univest Securities, LLC (incorporated by reference to Exhibit 10.1 of our Report of Foreign Private Issuer on Form 6-K (File No. 001-42016), filed with the U.S. Securities and Exchange Commission on October 1, 2026)
10.12	Form of Securities Purchase Agreement dated September 30, 2026 by and between Neo-Concept International Group Holdings Limited and the purchaser signatory thereto (incorporated by reference to Exhibit 10.2 of our Report of Foreign Private Issuer on Form 6-K (File No. 001-42016), filed with the U.S. Securities and Exchange Commission on October 1, 2026)
16.1	Letter from WWC, P.C. to the U.S. Securities and Exchange Commission, dated October 16, 2026 (incorporated by reference to Exhibit 16.1 of our Form 6-K filed with the U.S. Securities and Exchange Commission on October 16, 2026)
21.1	List of Subsidiaries
23.1*	Consent of WWC, P.C., an independent registered public accounting firm
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.4 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.5 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.7 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
99.4	Nomination Committee Charter (incorporated by reference to Exhibit 99.6 of our Registration Statement on Form F-1 (File No. 333-275242), filed with the U.S. Securities and Exchange Commission on November 1, 2023)
107*	Filing Fee Table

*	Filed herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 3, 2026.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LTD

By:	/s/ Pengfei Jiang
Name:	Pengfei Jiang
Title:	Chief Executive Officer, Chairman of the Board and Director

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pengfei Jiang	Chief Executive Officer, Chairman of the Board and Director	November 6, 2026
Name: Pengfei Jiang

/s/ Pang Peter Chun Ming	Chief Financial Officer	November 6, 2026
Name: Pang Peter Chun Ming	(Principal Accounting and Financial Officer)

/s/ Liao Shuangwen	Executive Director	November 6, 2026
Name: Liao Shuangwen

/s/ Billy Chun Fai Tang	Independent Director	November 6, 2026
Name: Billy Chun Fai Tang

/s/ Chun Kwok Wong	Independent Director	November 6, 2026
Name: Chun Kwok Wong

/s/ Zheng Tian	Independent Director	November 6, 2026
Name: Zheng Tian

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of America of Neo-Concept International Group Holdings Limited, has signed this registration statement thereto in New York, NY on Novermber 6, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.